UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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FBR Capital Markets Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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FBR CAPITAL MARKETS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

FBR Capital Markets Corporation, a Virginia corporation, will hold its annual meeting of shareholders at the Hyatt Arlington, 1325 Wilson Boulevard, Arlington, Virginia, on Thursday, June 3, 2010, at 9:00 a.m., for the following purposes:

1.	To elect eight directors for a term of one year each;

2.	To approve an amendment to our 2006 Long-Term Incentive Plan to increase by 9,000,000 shares the maximum number of shares authorized for issuance thereunder;

3.	To approve an amendment to our 2006 Long-Term Incentive Plan allowing for a one-time stock option exchange program;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

5.	To transact such other business as may properly come before the annual meeting of shareholders or any adjournment or postponement thereof.

Only holders of shares of our company’s common stock outstanding at the close of business on the record date, April 9, 2010, are entitled to notice of, and to vote at, the annual meeting of shareholders.

A list of shareholders entitled to vote at the annual meeting will be available at the annual meeting and for the ten day period prior to the annual meeting at our company’s principal executive office, which is located at 1001 Nineteenth Street North, Arlington, Virginia 22209.

Whether or not you plan to attend the annual meeting, it is important that your shares are represented and voted. You may authorize your proxy over the Internet or by telephone as described on the proxy card attached to the accompanying proxy statement. Alternatively, you may authorize your proxy and instruct the proxies named in the proxy card attached to the proxy statement accompanying this notice by signing and returning the proxy card in the envelope provided. Once you authorize your proxy, you may revoke your proxy by executing and delivering to us a later dated proxy card, by subsequently authorizing your proxy over the Internet or by telephone, by sending a written revocation of your proxy to our Corporate Secretary at our principal executive office or by attending the annual meeting and voting in person. If you hold your shares in “street name” (i.e., through a bank, broker or other nominee), you will receive from your nominee instructions that you must follow in order to provide voting instructions to your nominee, or you may contact your nominee directly to request these instructions. If you hold your shares in street name, you must follow the instructions you receive from your nominee in order to revoke your voting instructions.

By Order of the Board of Directors,

William J. Ginivan
Executive Vice President and General Counsel

Arlington, Virginia

April 28, 2010

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2010

This notice, our 2010 proxy statement attached to this notice and our 2009 annual report to shareholders are available free of charge on our website at www.fbrcapitalmarkets.com under “Investor Relations.”

FBR CAPITAL MARKETS CORPORATION

1001 Nineteenth Street North

Arlington, Virginia 22209

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 3, 2010

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The Solicitation of Proxies

The Board of Directors (“Board” or “Board of Directors”) of FBR Capital Markets Corporation (“we,” “us,” “our,” “our company” or “FBR Capital Markets”) is soliciting your proxy in connection with the 2010 annual meeting of shareholders to be held at the Hyatt Arlington, 1325 Wilson Boulevard, Arlington, Virginia, on June 3, 2010, at 9:00 a.m. At the annual meeting, shareholders will consider and vote on the proposals described in this proxy statement. The mailing address of our principal executive office is 1001 Nineteenth Street North, Arlington, Virginia 22209. Our proxy materials, including this proxy statement and the accompanying proxy card, together with the Notice of Annual Meeting of Shareholders and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, are first being mailed to shareholders on or about May 3, 2010.

The solicitation of proxies is being made primarily by the use of standard mail. We will pay the cost of preparing and mailing this proxy statement and accompanying proxy materials, and the cost of any supplementary solicitations, which may be made by standard mail, e-mail, telephone or personally by our directors, officers or employees. None of our directors, officers or employees will receive any additional or special compensation for soliciting your proxy. In addition, we have retained DF King & Co., Inc. to assist us in the notification and distribution of proxy material for a fee of $10,000, plus reasonable out-of-pocket costs and expenses. We will, on request, reimburse brokers, banks and other nominees for their reasonable expenses in sending our proxy materials and voting instruction forms to street name holders to obtain their voting instructions.

Who Can Vote

You are entitled to vote your FBR Capital Markets common stock if our records show that you held your shares at the close of business on the record date, April 9, 2010. At the close of business on that date, a total of 62,006,665 shares of FBR Capital Markets common stock were outstanding and entitled to vote. Each share of FBR Capital Markets common stock is entitled to one vote. Cumulative voting is not permitted.

How to Vote

You may authorize your proxy over the Internet or by telephone as described on the proxy card accompanying this proxy statement. Alternatively, you may authorize your proxy and instruct the proxies named in the proxy card how to vote by signing and returning the proxy card in the envelope provided. Once you authorize your proxy, you may revoke your proxy by executing and delivering to us a later dated proxy card, by subsequently authorizing your proxy over the Internet or by telephone, by sending a written revocation of your proxy to our Corporate Secretary at our principal executive office or by attending the annual meeting and voting in person.

If you hold your shares in street name (i.e., through a bank, broker or other nominee), you will receive from your nominee instructions that you must follow in order to provide voting instructions to your nominee, or you may contact your nominee directly to request these instructions. If you hold your shares in street name, you must follow the instructions you receive from your nominee in order to revoke your voting instructions.

Matters to be Presented

At the annual meeting, shareholders will consider and vote on:

1.	The election of eight directors for a term of one year each;

2.	A proposal to amend our 2006 Long-Term Incentive Plan (the “2006 LTIP”) to increase by 9,000,000 shares the maximum number of shares authorized for issuance thereunder;

3.	A proposal to approve an amendment to the 2006 LTIP allowing for a one-time stock option exchange program; and

4.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2010.

We are not now aware of any other matters to be presented at the annual meeting. If any other matters are properly presented at the annual meeting, the proxies will vote your shares, if authorized, in accordance with the recommendation of our Board of Directors or use their own judgment to determine how to vote your shares.

Attending the Annual Meeting in Person

If you would like to attend the annual meeting in person, you will need to bring an account statement or other evidence acceptable to us of ownership of your shares as of the close of business on the record date. If you hold your shares in street name and wish to vote in person at the annual meeting, you will need to contact your nominee and obtain a proxy from your nominee and bring it to the annual meeting.

Quorum Requirement

A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. A quorum is required to conduct the annual meeting. If (1) you have authorized your proxy over the Internet or by telephone or by signing and returning the proxy card and you have not revoked your proxy or (2) you attend the annual meeting and vote in person, your shares will be counted for the purpose of determining whether there is a quorum. Abstentions and shares held by brokers, banks or nominees that are voted on any matter will be included in determining whether a quorum is present.

Vote Required for Each Matter to be Presented at the Annual Meeting

Proposal 1

If a quorum is present at the annual meeting, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. Votes withheld and broker non-votes will not have an impact on the outcome of the vote on the election of directors.

Proposals 2, 3 and 4

If a quorum is present at the annual meeting, each of the amendments to the 2006 LTIP and the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2010 will be approved if the votes cast in favor of each proposal exceed the votes cast opposing each proposal. Abstentions and shares held in street name that are not voted on these proposals (i.e., broker non-votes) will not have an impact on the outcome of the vote on these proposals.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the election of each nominee for director, “FOR” the approval of the amendment to the 2006 LTIP to increase the maximum number of shares authorized for issuance, “FOR” the approval of the amendment to the 2006 LTIP to allow for a one-time stock option exchange program and “FOR” the ratification of PwC as our independent registered public accounting firm for the year ending December 31, 2010.

Shareholders should specify their choice for each matter on the enclosed proxy card. All proxies that are signed and returned without specific instructions given will be voted “FOR” the election of all nominees for director, “FOR” the approval of each of the amendments to the 2006 LTIP and “FOR” the ratification of the appointment of PwC.

How Votes Are Counted

As noted above, a majority of the outstanding shares of our common stock, represented in person or by proxy, constitutes a quorum. A quorum is required to conduct the annual meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you withhold your vote in the election of directors or abstain from voting on some or all matters introduced at the meeting. Shares held in street name that are voted on routine proposals by brokers, banks or nominees will be counted in determining whether a quorum is present. Shares held in street name that are not voted on any matter will not be included in determining whether a quorum is present.

Voting by Record Holders

If you hold shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, you may either vote for or withhold your vote from each nominee for election to the Board of Directors, and you may vote for, against, or abstain from the approval of either of the amendments to the 2006 LTIP and the ratification of the appointment of PwC as our independent registered public accounting firm. If you just submit your proxy without voting instructions, the proxies will vote your shares as recommended by our Board of Directors. See “Board Recommendation” above.

Voting By Street Name Holders

If your shares are held in street name by a broker, bank or other nominee, follow the voting instructions you receive from your nominee. If you want to vote in person, you must obtain a legal proxy from your nominee and bring it to the meeting. If you do not submit voting instructions to your nominee, your nominee may still be permitted to vote your shares under the following circumstances:

•

Routine proposals.    Generally, under the rules of the NYSE, broker/members of the NYSE have discretionary power to vote indirectly held shares on routine proposals if they have not received the beneficial owner’s voting instructions. The ratification of the appointment of the independent registered public accounting firm is a routine proposal. Therefore, brokers, banks and other nominees that do not receive instructions from street name holders may vote on this proposal in their discretion.

•

Non-routine proposals.    Under the NYSE rule described above, a broker non-vote results when the beneficial owner fails to give voting instructions on a non-routine proposal. The election of directors and the approval of the amendments to the 2006 LTIP are non-routine proposals. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker, or other nominee was allowed to vote those shares on your behalf in the election of directors as they considered appropriate. Recent regulatory changes that have been adopted by the Securities and Exchange Commission (the “SEC”) were made to take away the ability of your bank, broker, or other nominee, in situations where no instruction has been provided, to vote your uninstructed shares in the election of directors on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote in the election of directors, no votes will be cast on your behalf.

Revoking Your Proxy

If your shares are held in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

If you hold your shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, and wish to revoke your proxy instructions, you must advise the Corporate Secretary in writing before the proxies vote your common stock at the meeting, deliver a later dated proxy by Internet, telephone or mail or attend the meeting and vote your shares in person. Attendance at the meeting, by itself, is not sufficient to revoke your proxy instructions.

Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2009

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including our consolidated financial statements and the notes thereto, is enclosed with this proxy statement. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is also available online on our website at www.fbrcapitalmarkets.com under “Investor Relations.” For additional printed copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, please contact our Investor Relations department in writing at the following address: Investor Relations, c/o FBR Capital Markets Corporation, 1001 Nineteenth Street North, Arlington, Virginia 22209. Shareholders may also contact our Investor Relations department by telephone at (703) 469-1080 or by e-mail at fbcmir@fbr.com.

Electronic Delivery of Proxy Materials

You may access this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 on our website at www.fbrcapitalmarkets.com under “Investor Relations.” If you would like to reduce our costs of printing and mailing proxy materials for next year’s annual meeting of shareholders, you can opt to receive all future proxy statements, proxy cards and Annual Reports on Form 10-K electronically via e-mail or the Internet rather than in printed form. If you hold shares of our common stock in your own name as a holder of record, you may sign up for electronic delivery of future proxy materials by contacting American Stock Transfer & Trust Company and following their procedure. Electronic delivery will continue in future years until you revoke your election by sending a written request to the Corporate Secretary at the following address: Corporate Secretary, c/o FBR Capital Markets Corporation, 1001 Nineteenth Street North, Arlington, Virginia 22209. If your shares are held in street name and you wish to register for electronic delivery of future proxy materials, you should review the information provided in the proxy materials mailed to you by your broker, bank or other nominee. If you have agreed to electronic delivery of proxy materials and Annual Reports on Form 10-K, but wish to receive printed copies, please contact the Corporate Secretary at the address provided above or your nominee in accordance with its procedures.

Shareholder Proposals and Nominations for the 2011 Annual Meeting

Shareholders may submit proposals for inclusion in our proxy statement for our 2011 annual meeting, nominate individuals for election at our 2011 annual meeting of shareholders and propose other business for consideration by our shareholders at our 2011 annual meeting of shareholders. The following describes certain procedures and deadlines applicable to these shareholder proposals:

•

Shareholder Proposals for Inclusion in 2011 Proxy Statement.    Under the SEC rules, proposals that shareholders seek to have included in the proxy statement for our 2011 annual meeting of shareholders must be received by the Corporate Secretary no later than January 3, 2011.

•

Other Shareholder Proposals and Nominations.    Our Bylaws, which are available on our website as discussed below, govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which matters are not otherwise included in our proxy statement for that meeting. Under our Bylaws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a shareholder entitled to vote who has delivered a notice to the Corporate Secretary no later than the close of business on March 5, 2011, and no earlier than February 3, 2011. The notice must contain the information required by our Bylaws.

The advance notice provisions of our Bylaws are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. A proxy granted by a shareholder in connection with the 2011 annual meeting will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice provisions of our Bylaws, subject to applicable rules of the SEC. Copies of our Bylaws are available on our website at www.fbrcapitalmarkets.com under “Corporate Governance” or may be obtained from the Corporate Secretary at the address referred to above under “Electronic Delivery of Proxy Materials” above.

PROPOSAL 1 —

ELECTION OF DIRECTORS

Our Board of Directors currently has eight directors. The Board of Directors stands for election at each general meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. Eight directors will be elected to our Board of Directors at the annual meeting. If elected, these directors will serve for a one-year term expiring at the 2011 annual meeting of shareholders. The Nominating and Governance Committee has recommended for nomination, and the Board of Directors has nominated, each of the nominees listed below under the heading “— Nominees for Election as Directors.” All of the nominees are currently serving as members of our Board. Each nominee has agreed to be named in this proxy statement and to serve if elected.

Although we know of no reason why any of the nominees for director listed below would not be able to serve, if unforeseen circumstances (e.g., death or disability) make it necessary for the Board of Directors to propose a substitute nominee for any of the nominees named below, and you have authorized the proxies to vote your shares for the election of the nominees named below, the proxies will vote your shares for that substitute nominee. Proxies cannot be voted at the annual meeting for more than these eight nominees, except as described above.

Unless you direct otherwise in the proxy card, the persons named as proxies in the proxy card will vote your proxy for the election of each of the nominees listed below.

Nominees for Election as Directors

ERIC F. BILLINGS, age 57, has served as Chairman of our Board of Directors since our formation in 2006. He served as Chairman and Chief Executive Officer from 2006 through 2008 prior to his retiring from his role as Chief Executive Officer effective January 1, 2009. Mr. Billings is also the Chairman and Chief Executive Officer of Arlington Asset Investment Corp., formerly known as Friedman, Billings, Ramsey Group, Inc. (“Arlington Asset”), a publicly traded portfolio company that invests in primarily mortgage-related assets. Since 1989, Mr. Billings has continuously served as a director for Arlington Asset in addition to holding other roles within Arlington Asset, including Vice Chairman and Chief Operating Officer from 1989 to 1999, Vice Chairman and Co-Chief Executive Officer from 1999 to April 2003, and Co-Chairman and Co-Chief Executive Officer from April 2003 to April 2005. He was appointed Chairman and Chief Executive officer of Arlington Asset on April 28, 2005. Mr. Billings concurrently holds the position of Senior Managing Partner and Co-Portfolio Manager of Billings Capital Management, an investment company he runs with his sons. Billings Capital Management was formed in 2008, and Mr. Billings joined that firm in 2009 after his retirement from FBR Capital Markets.

Mr. Billings serves on the Board of Visitors and the Center for Financial Policy Advisory Board at the University of Maryland’s Robert H. Smith School of Business. He also sits on the leadership Council of the Board of the Boys & Girls Club of Greater Washington. Mr. Billings is the brother of Mr. Jonathan L. Billings, Executive Vice President and Head of Institutional Brokerage for our company.

Based on Mr. Billings’ experience in the financial services industry as a founder of our company and its predecessors, and his leadership position as Chief Executive Officer of Arlington Asset and as our Chairman and Chief Executive Officer from 2006 through 2008, the Board has determined that Mr. Billings is qualified to serve as our Chairman and as a director.

RICHARD J. HENDRIX, age 44, is our President, a position he has held since our formation in June 2006, and Chief Executive Officer, a position he has held since January 1, 2009. He has served as a director of our company since June 2006. From February 2007 through February 2008, Mr. Hendrix served as a Member of the Office of the Chief Executive of Arlington Asset. From April 2004 to February 2007, Mr. Hendrix served as President and Chief Operating Officer of Arlington Asset. Between April 2003 and April 2004, Mr. Hendrix served as Chief

Investment Officer of Arlington Asset. Prior to March 2003, Mr. Hendrix served as the President and Chief Operating Officer of FBR Asset Investment Corporation in addition to heading the Real Estate and Diversified Industrials Investment Banking Groups at FBR Capital Markets & Co. (f/k/a Friedman, Billings, Ramsey & Co., Inc.). Prior to joining FBR Capital Markets & Co., Mr. Hendrix was a Managing Director of PNC Capital Markets’ investment banking group. Mr. Hendrix previously also headed PNC Capital Markets asset-backed securities business, which executed both registered underwritten and privately placed asset-backed securities transactions and administered two asset-backed commercial paper conduits. Mr. Hendrix joined PNC in 1987 and was appointed by PNC to work with FBR Capital Markets & Co. in 1997 in connection with a strategic alliance between the two companies.

Based on Mr. Hendrix’s experience in the financial services industry, prior experience in a number of positions within our company, and his leadership position as our President and Chief Operating Officer from 2006 through 2009 and as our current Chief Executive Officer and President, the Board has determined that Mr. Hendrix is qualified to serve as a director.

THOMAS J. HYNES, JR., age 70, is a member of our Board of Directors, a position he has held since January 2007. Mr. Hynes is Co-Chairman and Chief Executive Officer of Colliers Meredith & Grew, a Boston-based commercial real estate services firm. Mr. Hynes has been employed by Colliers Meredith & Grew and its predecessor companies since 1965, during which time he has held various offices including being appointed President in 1988 and Chairman in 2007. Mr. Hynes also serves as Chairman of the Board of Trustees of Emmanuel College, a board member and member of the Executive Committee of A Better City, a non-profit membership organization supporting infrastructure investments in the Boston, MA area, director of the Massachusetts Business Roundtable, a non-profit, non-partisan, statewide public affairs organization that represents Massachusetts’ leading industry and business enterprises, where he served as Chairman from 2004 to 2006, and as a director of the John F. Kennedy Library Foundation. From October 1996 to January 2006, Mr. Hynes served as a director of Prentiss Properties Trust, a publicly-traded REIT that was acquired by Brandywine Realty Trust in January 2006.

Based on Mr. Hynes’ experience in senior capacity roles in the real estate services industry and as a director of another public company, and his leadership position as Co-Chairman and Chief Executive Officer of Colliers Meredith & Grew and senior executive officer with other organizations, the Board has determined that Mr. Hynes is qualified to serve as a director.

ADAM J. KLEIN, age 32, is a member of our Board of Directors, a position he has held since February 2010. Mr. Klein is a Vice President of Crestview Partners Advisors, LLC (“Crestview”), a private equity firm, a position he has held since 2007 and in which he has been involved with monitoring Crestview’s interests in our company. Prior to joining Crestview, Mr. Klein worked as an investment professional at Centennial Ventures, a venture capital firm, from 2003 to 2005, where he was involved in Centennial’s investments in early- to mid-stage companies across multiple industries. Before Centennial Ventures, Mr. Klein worked in the Mergers & Acquisitions group at Compass Advisers from 2001 to 2003, advising corporations and private equity firms on a wide range of transactions. Previously, Mr. Klein worked in the Media & Telecom group at Donaldson, Lufkin & Jenrette and then Credit Suisse from 2000 through 2001. Mr. Klein received an A.B. in Economics from Harvard College, cum laude, and an M.B.A. from Harvard Business School.

Based on Mr. Klein’s experience in the investment banking and financial services industries, including his role at Crestview, the Board has determined that Mr. Klein is qualified to serve as a director.

RICHARD A. KRAEMER, age 66, is a member of our Board of Directors, a position he has held since January 2007. Mr. Kraemer served as Chairman of the Board of Directors of Saxon Capital Inc., a publicly-traded mortgage REIT, from 2001 through December 2006. Mr. Kraemer also served as a trustee of American Financial Realty Trust, a publicly-traded REIT, from 2002 through March 2008. He also serves as a director of Urban Financial Group, Inc., a bank holding company, a position he has held since 2001. From 1996 to 1999, Mr. Kraemer was Vice Chairman of Republic New York Corporation, a publicly-traded holding company for Republic National Bank. From 1993 to 1996, Mr. Kraemer was Chairman and Chief Executive Officer of Brooklyn Bancorp, a publicly-traded holding company for Crossland Federal Savings Bank.

Based on Mr. Kraemer’s experience in the accounting, banking, and financial services industries, and his leadership position as a senior executive in multiple public companies, the Board has determined that Mr. Kraemer is qualified to serve as a director. In addition, the Board has determined that Mr. Kraemer’s experience with accounting principles, financial reporting and evaluation of financial results qualifies him as an “audit committee financial expert” for purposes of membership on our Audit Committee.

RALPH S. MICHAEL, III, age 55, is a member of our Board of Directors, a position he has held since June 2009. He served as President and Chief Operating Officer of The Ohio Casualty Insurance Company, a property casualty insurance company, from July 2005 until its sale in August 2007. From 2003 to 2005 he was Executive Vice President and Manager of Private Asset Management and held other positions with U.S. Bank, a commercial bank. From 1979 to 2002 he held various executive and management positions with PNC Financial Services Group. Mr. Michael is a director of AK Steel Corporation, Key Energy Services, Inc., Arlington Asset, Cincinnati Center City Development Corporation and Cincinnati Bengals, Inc. He is also a trustee of Xavier University (Ohio).

Based on Mr. Michael’s experience in the insurance, banking and financial services industries, and his leadership position as President and Chief Operating Officer of Ohio Casualty Insurance Company, the Board has determined that Mr. Michael is qualified to serve as a director. In addition, the Board has determined that Mr. Michael’s experience with accounting principles, financial reporting and evaluation of financial results qualifies him as an “audit committee financial expert” for purposes of membership on our Audit Committee.

THOMAS S. MURPHY, JR., age 50, is a member of our Board of Directors, a position he has held since the completion of our 2006 private offering in July 2006. Mr. Murphy is a Managing Director of Crestview, a position he has held since 2004. Mr. Murphy retired from Goldman, Sachs & Co., an investment bank, in 2003 where he was the Co-Founder and Head of the Financial Sponsors Group. Mr. Murphy was a Partner and Managing Director of Goldman, Sachs & Co. Mr. Murphy sits on the Board of Directors of Key Safety Systems, Inc. and Symbion, Inc. Mr. Murphy serves on the Boards of The Greenwich Country Day School, The Inner-City Scholarship Fund, The Madison Square Boys and Girls Club and NYU Langone Medical Center.

Based on Mr. Murphy’s experience in the investment banking and financial services industries, and his leadership position as a Partner and Managing Director at Goldman, Sachs & Co. and as a Managing Director at Crestview, the board has determined that Mr. Murphy is qualified to serve as a director.

ARTHUR J. REIMERS, age 55, is a member of our Board of Directors, a position he has held since January 2007. Since July 2008, Mr. Reimers has been the Board’s Lead Director. From 2001 to present, Mr. Reimers has acted as an independent investor and business consultant. Mr. Reimers joined Goldman, Sachs & Co. as an investment banker in 1981 and in 1990 became a partner of the firm. Upon Goldman, Sachs & Co.’s initial public offering in 1998, he became a Managing Director and served in that capacity until his retirement in 2001. From 1996 through 1999, Mr. Reimers served as a co-head of Goldman, Sachs & Co.’s Healthcare Group, Investment Banking Division. Mr. Reimers serves as Chairman of the Board of Directors of Rotech Healthcare, Inc., a publicly-traded healthcare company, a position he has held since March 2002. Mr. Reimers also serves on the Board of Directors of The International Justice Mission, a human rights organization, and The Connecticut Coalition for Achievement Now, an education reform advocacy organization. Mr. Reimers also currently serves as a member of the Management Advisory Board of New Mountain Capital, L.L.C., a private equity firm, and as a senior advisor to the New Mountain Vantage Fund, a public equity investment fund. Mr. Reimers is currently an assistant adjunct professor at Miami University and sits on the investment committee of the Miami University Foundation. Mr. Reimers also serves on the board of trustees of the Boys & Girls Club of Greenwich. Mr. Reimers has a Bachelor of Science from Miami University and a Masters of Business Administration from the Harvard Business School.

Based on Mr. Reimers experience in the financial services industry and as a director of a multiple publicly traded companies, and his leadership position as Chairman of the Board of Directors of Rotech Healthcare, Inc. and as a Partner and Managing Director of Goldman Sachs, the Board has determined that Mr. Reimers is qualified to serve as a director. In addition, the Board has determined that Mr. Reimers’ experience with accounting principles, financial reporting and evaluation of financial results qualifies him as an “audit committee financial expert” for purposes of membership on our Audit Committee.

Vote Required

If a quorum is present at the annual meeting, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. Votes withheld and broker non-votes will not have an impact on the outcome of the vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NOMINEE FOR ELECTION

TO OUR BOARD OF DIRECTORS.

PROPOSAL 2 —

APPROVAL OF AMENDMENT TO THE 2006 LONG-TERM INCENTIVE PLAN TO INCREASE BY 9,000,000 SHARES THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER

Description of the Proposal

Description of the Amendment

Shareholders are being asked to approve an amendment to the 2006 LTIP that, if approved, will increase by 9,000,000 shares the maximum number of shares authorized for issuance under the 2006 LTIP from 22,069,985 to 31,069,985 shares. It is our intent to offset the dilution to shareholders that results from the issuance of additional shares under our 2006 LTIP through repurchases of common stock authorized by our Board of Directors. During 2009 we repurchased 16,667,000 shares of our common stock from Arlington Asset and one of its subsidiaries, and during 2010 (through April 13, 2010) we have repurchased an additional 2,159,822 shares of our common stock.

In December 2009, the Compensation Committee authorized our company’s management to begin work with an independent compensation consultant to be chosen by the Compensation Committee on a study of the anticipated needs over the next three years for shares of common stock to be issued under the 2006 LTIP. The Compensation Committee engaged Towers Watson, Inc., an independent compensation consultant, (i) to conduct a review of our company’s utilization of shares under the 2006 LTIP, the expected run rate of such utilization (taking into account future usage and recoveries and our company’s expected growth) and the remaining reserves under the 2006 LTIP, (ii) to provide a review of the adequacy of our company’s available shares and expected usage and run rate compared with competitor firms and (iii) to provide advice regarding effective management of the “overhang” of stock to be available under the 2006 LTIP over the next three years. Based on the results of the study, on April 20, 2010, the Board of Directors adopted an amendment to the 2006 LTIP, subject to shareholder approval, to increase the maximum number of shares of common stock authorized for issuance under the 2006 LTIP by 9,000,000 shares.

The amendment adopted by the Board of Directors is presented to shareholders for approval at the annual meeting. The proposed amendment to the 2006 LTIP in the form adopted by the Board of Directors, subject to shareholder approval, would change the number of shares referenced in Section 3.1(a) and 3.1(g) of the 2006 LTIP to “31,069,985”. The full text of the original 2006 LTIP has been filed with the SEC. If the proposed amendment is approved by shareholders, the maximum number of shares authorized for issuance under the 2006 LTIP will be increased by an aggregate of 9,000,000 additional shares from 22,069,985 shares to 31,069,985 shares.

The Board of Directors anticipates that a significant portion of the 9,000,000 shares that are the subject of the proposed amendment will be used to pay in restricted stock units, rather than in cash, the long-term equity portion of variable compensation for certain employees, including the named executive officers. In addition, the Board of Directors believes that the 2006 LTIP, as amended by the proposed amendment, will enable our company to continue to attract and retain individuals of exceptional talent upon whom we largely depend to sustain our company’s progress, growth and profitability. The Board of Directors believes that the 2006 LTIP enables selected employees, directors, consultants and advisors of our company and its affiliates to acquire a proprietary interest in our company’s growth and performance. The Board of Directors also believes that stock-based incentives granted under the 2006 LTIP, including the continued use of restricted stock units as a long-term equity component of variable compensation earned by key employees, provide a strong incentive to contribute to our company’s future success and prosperity, thus enhancing the value of our company for the benefit of our shareholders.

The following summary of the material features of the 2006 LTIP is qualified in its entirety by reference to the 2006 LTIP as proposed to be amended, a copy of which is attached to this proxy statement as Appendix A.

Description of the 2006 LTIP

Administration and Eligibility

Administration.    The 2006 LTIP is administered by the Compensation Committee of our Board of Directors. The Compensation Committee may delegate its authority under the 2006 LTIP to one or more officers, but it may not delegate its authority with respect to awards to officers and directors of our company. As used in this summary, the term “administrator” means the Compensation Committee of our Board of Directors and its delegate.

The administrator has the authority to select individuals to whom awards are granted, to determine the types of awards and the number of shares covered, to set the terms, conditions, and provisions of such awards and to cancel or suspend such awards. The administrator is authorized to interpret the 2006 LTIP and to establish, amend, and rescind any rules and regulations relating to the 2006 LTIP, and to make all other determinations which may be necessary or advisable for the administration of the 2006 LTIP.

The administrator may grant the following types of awards under the 2006 LTIP: options, stock appreciation rights, or SARs, restricted stock, performance awards, and/or other stock-based awards. Each of these awards may be granted alone or together with other awards under the 2006 LTIP and/or cash awards outside the 2006 LTIP.

Persons Eligible for Grants.    Directors, officers and employees of our company and its affiliates are eligible to participate in the 2006 LTIP. In addition, consultants, advisors and independent contractors who provide bona fide services to our company are also eligible to participate. As of April 9, 2010, there were approximately 617 individuals eligible to participate in the 2006 LTIP.

Shares Subject to the Plan

The 2006 LTIP provides that a maximum of 22,069,985 shares of our common stock may be issued under the 2006 LTIP. If the shareholders approve the proposed amendment to the 2006 LTIP contemplated by Proposal 2, the number of shares of our common stock that may be issued under the 2006 LTIP will increase by 9,000,000 shares to 31,069,985 shares. As of April 9, 2010, there were 1,169,722 shares of our common stock available to be awarded under the 2006 LTIP.

The shares deliverable under the 2006 LTIP may consist in whole or in part of treasury shares, authorized but unissued shares, or shares reacquired by our company. If an award expires or is canceled, terminated, forfeited or otherwise settled without the issuance of shares subject to such award, those shares will be available for future grants under the 2006 LTIP. Shares that are delivered to our company, either actually or by attestation, in payment of the exercise price for any option granted under the 2006 LTIP, or any shares that are delivered or withheld to satisfy tax withholding obligations arising from awards under the 2006 LTIP, will also be available for future grant under the 2006 LTIP. In addition, shares which we may reacquire on the open market using cash proceeds from the exercise of options granted under the 2006 LTIP will also be available for future grants under the 2006 LTIP.

We may grant awards in substitution for awards made by a company which we acquire or with which we combine. Such substitute awards shall not reduce the shares authorized for issuance under the 2006 LTIP or authorized for grant to a participant in any calendar year. In the event that a company which we acquire or with which we combine has shares available under a pre-existing plan, these shares may be used for awards under the 2006 LTIP and will not reduce the shares that may otherwise be delivered under the 2006 LTIP, provided that such awards are made only to individuals who were eligible for awards under the pre-existing plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares deliverable under the 2006 LTIP, the administrator must adjust the terms of the 2006 LTIP and outstanding awards, including the number of shares that may be issued in the future, the number and kind of shares and price under all outstanding grants made before the event; provided, however, that the number of shares subject to any award shall always be a whole number. The manner in which such adjustments are made will be determined by the administrator in its discretion.

Stock Options

The administrator may grant incentive stock options and non-qualified stock options under the 2006 LTIP. The 2006 LTIP provides that up to 22,069,985 shares of our common stock may be issued upon the exercise of options. If the shareholders approve the proposed amendment to the 2006 LTIP contemplated by Proposal 2, the number of shares of our common stock that may be issued upon the exercise of options will increase by 9,000,000 shares to 31,069,985 shares. The exercise price of an option granted under the 2006 LTIP will not be less than 100% of the fair market value of the shares underlying the grant on the date of the grant as defined in the 2006 LTIP. Options will be exercisable at the time or times and subject to the terms and conditions determined by the administrator, provided that, except in certain circumstances related to a change in control (as defined in the 2006 LTIP) or related to a participant’s death or disability, an option may not be exercised before the expiration of one year from the date of grant nor more than ten years after the date of grant. A participant exercising an option may pay the exercise price in cash, in previously acquired shares (either actually or by attestation) or by delivery of other consideration having a fair market value on the exercise date equal to the total purchase price of the shares, or by any combination of the foregoing, as the administrator may specify in the applicable award agreement. We may not reprice any option grant, including the cancellation of an existing grant followed by a replacement grant of a lower-priced option or another type of award, without the express approval of shareholders.

The 2006 LTIP contains provisions, which apply unless otherwise determined by the administrator, regarding the vesting and post-termination exercisability of options held by an individual whose employment with our company terminates by reason of death, disability, retirement, for cause or otherwise.

For more information regarding stock options granted under the 2006 LTIP, see “Executive Compensation” and “Compensation Discussion and Analysis.”

Stock Appreciation Rights

The administrator may grant a SAR in conjunction with an option or other award granted under the 2006 LTIP, a “tandem SAR,” or independent of any option, a “freestanding SAR.” A tandem SAR will terminate and will no longer be exercisable upon the termination or exercise of the related option. Such tandem SAR may be exercised by a participant at the time or times and to the extent the related option is exercisable by surrendering the applicable portion of the related option in accordance with procedures established by the administrator. Upon exercise, a tandem SAR will permit the participant to receive cash, shares, or a combination thereof, as determined by the administrator. The amount of cash or the value of the shares is equal to the excess of the fair market value of a share on the date of exercise over the grant price of the SAR on the date of grant (provided that such amount shall not be less than the fair market value of the share on the date of grant), multiplied by the number of shares with respect to which the tandem SAR is exercised.

A freestanding SAR may not have a term greater than ten years. The exercise price shall not be less than the fair market value of the share on the date of grant and may not be reset without shareholder approval. The administrator may determine exercisability restrictions on freestanding SARs at the time of grant. Upon exercise, a freestanding SAR permits the holder to receive cash, shares, or a combination thereof, as determined by the administrator. The amount of cash or the value of the shares is equal to the excess of the fair market value of a share on the date of exercise over the exercise price, multiplied by the number of shares with respect to which the freestanding SAR is exercised.

The 2006 LTIP contains provisions, which apply unless otherwise determined by the administrator, regarding the vesting and post-termination exercisability of SARs held by an individual whose employment with our company terminates by reason of death, disability, retirement, for cause or otherwise.

Restricted Stock

The administrator may also award restricted stock under the 2006 LTIP. The award agreement will set forth a specified period of time during which an award of restricted stock will remain subject to forfeiture or restrictions on transfer, or “restriction period.” Except for certain limited situations, including death, disability and change in control, the restriction period shall not be less than three years if the forfeiture and transfer restrictions are based solely on continued employment. During the restriction period, the participant will generally have all the rights of a shareholder, including the right to vote the shares and the right to receive dividends, unless the administrator shall determine otherwise. Except as determined otherwise by the administrator, restricted stock will be forfeited by the participant and reacquired by our company upon termination of employment or services for cause during the restriction period.

Performance Awards

The administrator may also grant performance awards, which may be granted either alone or in addition to other awards granted under the 2006 LTIP. Performance awards may be restricted stock, performance stock and/or other stock-based awards or cash-based awards. Performance awards may be granted subject to the attainment of performance goals and the continued service of the participant for a specified time period, or the “performance period.” At the conclusion of the performance period, which may not be shorter than 12 months nor longer than five years, the administrator will evaluate the degree to which any applicable performance goals have been achieved and the performance awards earned and shall cause to be delivered the amount earned in either cash, shares, other property, or any combination thereof, in the sole discretion of the administrator, at the time of payment.

The administrator shall specify the performance goals to which any performance award shall be subject. These goals shall be based on the attainment of specified levels of one or more of the following measures: revenues; revenue growth; asset growth; combined net worth; debt to equity ratio; debt to capitalization ratio; earnings before interest, taxes, depreciation and amortization; operating income; operating cash flow; pre- or after-tax net income; cash flow or free cash flow; cash flow or free cash flow per share; net earnings; earnings per share; return on equity; return on investment; return on total capital; return on capital employed; return on assets; return on revenue; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels of our company or any affiliate, division or business unit of our company. Such performance goals may be based solely by reference to our performance or the performance of an affiliate, division or business unit of our company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The administrator may also exclude the impact of an event or occurrence which the administrator determines should appropriately be excluded, including: restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges; an event not directly related to the operations of our company or not within the reasonable control of our management; or a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to preserve tax-deductibility of compensation to covered executives.

Other Stock-Based Awards

The administrator may also grant other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares or securities convertible into shares either alone or in addition to other awards granted under the 2006 LTIP. Such other stock-based awards shall also be available as a form of payment in the settlement of other awards granted under the 2006 LTIP. Except for certain limited situations, such as death, disability or change in control, other stock-based awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the administrator for a period of no less than three years, provided that pro rata vesting will be permitted during such period. Such minimum vesting requirements shall not be applicable to any substitute awards, grants of other stock-based awards in payment of performance awards, or grants of other stock-based awards on a deferred basis; such other stock-based awards may be immediately vested, immediately transferable, or both, as of the date of grant.

Individual Award Limits

The 2006 LTIP includes individual grant limits. The grant limits provide that no participant may be granted options or SARs covering more than 1,000,000 shares in any calendar year. Furthermore, for awards that are intended to satisfy the performance based compensation exception under Code Section 162(m), no participant may be granted restricted stock, performance awards and/or other stock-based awards denominated in shares covering more than 750,000 shares in any calendar year and the maximum payment under any performance award or other stock-based award valued with reference to property other than shares in any calendar year is $25 million. Awards that qualify as performance-based compensation are not subject to the $1,000,000 limitation on the deduction of compensation paid to our named executive officers that otherwise apply under Section 162(m) of the Code. These share limits are subject to adjustment in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares.

Change in Control

The 2006 LTIP provides that in the event of a change in control, unless otherwise determined by the administrator: each unvested option and SAR shall become fully exercisable and vested to the full extent of the original grant; restricted stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant; all performance awards shall be considered to be earned and payable (either in full or pro rata based on the portion of the performance period that has been completed as of the date of the change in control), and any deferral or other restriction shall lapse and such performance awards shall be immediately settled or distributed; and the restrictions and deferral limitations and other conditions applicable to any other stock-based awards or any other awards shall lapse, and such awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

Notwithstanding any other provision of the 2006 LTIP, in the event of a change in control, the administrator may, in its discretion, provide that each option or SAR shall be cancelled in exchange for a payment in an amount equal to the excess of the fair market value of the share (as defined in the plan) immediately prior to the change in control over the exercise price per share of such option and/or SAR.

Notwithstanding the foregoing, in the event of a change in control where the successor company assumes or provides a substitute award of equal value for an option, SAR, restricted share or other stock-based award, the accelerated vesting, cancellation and exchange of shares as described above shall not occur. Furthermore, in the event of an involuntary termination without cause or a voluntary termination for good reason of a participant’s employment with the successor company within 24 months of the change in control, each assumed or replacement award held by the participant at the time of such termination shall vest in full.

Amendments and Termination

Our Board of Directors may at any time amend, alter, suspend or discontinue the 2006 LTIP as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the NASDAQ; provided, however, that such action will not be taken without the participant’s consent, if such action would impair the rights of a participant under any outstanding award. Furthermore, no amendment may be made without the approval of our shareholders if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary, our Board of Directors may amend the 2006 LTIP in such manner as may be necessary so as to have the 2006 LTIP conform to local rules and regulations in any jurisdiction within or outside the United States.

Term

The term of the 2006 LTIP ends on April 20, 2019, unless the 2006 LTIP is sooner terminated by our Board of Directors.

Federal Income Tax Consequences

We have been advised by counsel regarding the federal income tax consequences of the 2006 LTIP. The following is a brief summary of the federal income tax rules that apply to the 2006 LTIP, based upon the provisions of the Code as currently in effect. These rules are highly technical and subject to change in the future. The following summary relates only to the federal income tax treatment of the 2006 LTIP and the state, local and foreign tax consequences may be substantially different.

No income is recognized by a participant at the time an option or SAR is granted. If the option is an incentive stock option, no income will be recognized upon the participant’s exercise of the option (although the exercise of the option may have alternative minimum tax consequences for the participant). Income is recognized by a participant upon the disposition of shares acquired under an incentive stock option. The exercise of other options or a SAR generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price or the amount paid in settlement of the SAR.

Income is recognized on account of the grant of restricted stock or another stock-based award when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time, the participant recognizes ordinary income equal to the fair market value of the shares, less any amount that the participant paid for the shares.

No income is recognized upon the grant of a performance award. When the performance award is settled the participant recognizes ordinary income equal to the amount paid in settlement or the value of any shares issued in settlement of the performance award. The employer (either our company or its affiliate) generally will be entitled to claim a federal income tax deduction on account of the exercise of an option that is not an incentive stock option, the exercise of a SAR, the vesting of a restricted stock award or other stock-based award and the settlement of a performance share award. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option. The employer may be entitled to claim a federal income tax deduction on account of certain dispositions of shares acquired under an incentive stock option.

New Plan Benefits

The 2006 LTIP does not provide set benefits or amounts, and no grants or awards have been made under the 2006 LTIP by the Board of Directors or Compensation Committee subject to shareholder approval. The amendment to the 2006 LTIP does not alter any formula or other objective criteria to be applied to determine benefits under the 2006 LTIP. It is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future or that would have been received in fiscal 2009 had the amendment to the 2006 LTIP then been in effect.

Equity Compensation Plans

For information, as of December 31, 2009, with respect to compensation plans under which equity securities were authorized for issuance, including the 2006 LTIP, see “Equity Compensation Plan Information “ on page 36 of this proxy statement.

Vote Required

If a quorum is present at the annual meeting, the amendment to the 2006 LTIP to increase the maximum number of shares of common stock authorized for issuance under the 2006 LTIP by 9,000,000 shares will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and shares held in street name that are not voted on this proposal (i.e., broker non-votes) will not have an impact on the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE

AMENDMENT TO THE 2006 LTIP TO INCREASE BY 9,000,000 SHARES THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER

PROPOSAL 3 —

APPROVAL OF AMENDMENT TO THE 2006 LONG-TERM INCENTIVE PLAN ALLOWING FOR A ONE-TIME STOCK OPTION EXCHANGE PROGRAM

Description of the Proposal

Summary

Shareholders are being asked to approve an amendment to our 2006 LTIP to allow for a one-time employee stock option exchange program (the “Option Exchange”). The Option Exchange has been designed to include the following features, which reflect what we believe to be best market practices and are intended to strike a balance between our company’s need to retain and motivate employees and the interests of our shareholders:

•

the exchange will be a value-for-value exchange such that the value of the new options to be granted will be approximately equal to the value of the options being surrendered and is intended to result in no additional compensation expense to us;

•	our directors and named executive officers will not be eligible to participate;

•	only options that were granted in August 2006 with an exercise price of $15.00 (the “eligible options”) will be eligible to be exchanged;

•	the $15.00 exercise price of all of the eligible options is higher than the current 52-week high trading price of our common shares;

•	fewer new options will be granted than are surrendered in the Option Exchange, based on the applicable exchange ratio established for the Option Exchange;

•

new options will be granted out of the total pool of eligible options surrendered in the Option Exchange, and any remaining surrendered eligible options will be returned to the share pool and available for future grants under the 2006 LTIP;

•

new options will be unvested at the time of grant (and will fully vest 12 months after the date of grant), even though the surrendered options are fully vested, and will be granted at fair market value at the date of grant; and

•	the Option Exchange will be effected only if shareholder approval of this amendment to the 2006 LTIP is obtained and if the Board decides to implement the Option Exchange.

The Board believes that the Option Exchange is in the best interests of our shareholders and our company, as new stock options received under the program will provide new incentives to motivate and retain talented employees.

Rationale for the Option Exchange

We have historically granted stock options as a key component of our employees’ overall compensation package. Stock options have been granted to encourage our employees to act as owners and to align their interests with those of our shareholders. The objective of our 2006 LTIP is to motivate and reward personnel whose long-term employment to our company is considered essential to our continued progress and to encourage them to continue their service with us.

Our stock price has experienced a significant decline during the last few years due in large part to the continued weak economy as well as the adverse impact on our business from extreme volatility in the stock market, a systematic lack of liquidity, and uncertainty regarding the scope and timing of regulatory reform in the financial services industry. Our stock price still remains at a relatively low level compared to historic highs, and is substantially below the prices at which many of our outstanding options were granted.

The current disruption in the financial services industry has created opportunities for us to expand our existing business and to that end we have recently added capabilities in convertible securities sales and trading, loan trading, restructuring and liability management advisory services, and high yield debt and listed options sales and trading, as well as prime brokerage services for underserved money managers. In addition, in 2009 we added additional capabilities to our existing mergers and acquisitions and advisory services. Since January 2008, we have reduced our total number of employees and made adjustments to our variable cost structure to better align our overall cost structure with current market conditions.

Despite these changes, a considerable number of our employees hold “underwater” stock options granted with an exercise price of $15.00 per share in August 2006 (meaning options with an exercise price significantly above the recent trading prices of our common shares). In addition, notwithstanding the current economic turmoil, the market for key employees remains extremely competitive. As of April 9, 2010, there were approximately 617 individuals eligible to participate in the 2006 LTIP. We expect that the number of individuals eligible to participate in the Option Exchange if this amendment to the 2006 LTIP is approved will be 61.

There are currently 1,799,250 eligible options outstanding, all of which were granted on August 16, 2006 and were fully vested as of August 16, 2009. The eligible options can be exercised until their expiration on August 16, 2012.

Due to the continued challenging economic environment, we believe the eligible options are no longer effective as incentives to motivate and retain our employees. We believe that employees perceive that these options have little or no value. In addition, although these stock options are not likely to be exercised as long as our share price is lower than the exercise price, they will remain on our books with the potential to dilute shareholders’ interests for up to the full term of the options, while delivering little or no retentive or incentive value. The Option Exchange would help to address both of these concerns.

If all 1,799,250 eligible options were to be exchanged and 199,917 new grants of options were made in accordance with the estimated exchange ratio set out below, we estimate the number of shares underlying options outstanding would be reduced by 1.6 million shares. As described above, those 1.6 million shares would be available for future grants under the 2006 LTIP.

As of December 31, 2009, our fiscal year end, we had no remaining compensation costs related to the eligible options. At current stock prices, those outstanding stock options are of limited benefit in motivating and retaining our employees. Through the Option Exchange, we believe that we can increase our ability to motivate and retain our employees without increasing the compensation expense we have already recognized. Our Board has therefore determined that it would be in the best interests our company and our shareholders to provide for a one-time exchange of eligible options on the terms set forth below.

Structure of the Option Exchange

Based on the foregoing, we are asking our shareholders to approve the amendment to our 2006 LTIP to allow for the Option Exchange with the following features:

Eligible Options.    The Option Exchange will be offered only with respect to the eligible options, which were granted to employees in August 2006.

Offer an Approximate Value-for-Value Exchange.    The value of a new stock option grant received as part of the Option Exchange is intended to approximately equal the value of such employee’s surrendered eligible options. The exercise price of the new stock options will be set on the grant date of the Option Exchange using the closing price of our common stock on that date. The exchange ratio of shares associated with surrendered eligible options into new stock options will be established shortly before the start of the Option Exchange.

New Vesting Schedule.    New stock options will fully vest 12 months following the date of the grant. This vesting period provides for an additional 12 months of retention for our employees. The new options will expire on August 16, 2012, the same date as the expiration of the surrendered eligible options.

Eligible Options Returned to Share Reserve If Not Reissued Under the Option Exchange.    All surrendered eligible options that are not reissued as new options under the terms of the Option Exchange will be returned to the aggregate share reserves and will be available for future grant under the 2006 LTIP.

Implementation of the Option Exchange within Twelve Months of Shareholder Approval.    Our Board authorized the amendment to the 2006 LTIP allowing for the Option Exchange on April 20, 2010, upon the recommendation of the Compensation Committee and subject to shareholder approval. We expect that the Option Exchange will commence within 12 months of the shareholder approval of the amendment. Whether we actually implement the Option Exchange, and if we do, the implementation date within that 12-month period will be determined by our Board, in its discretion. We reserve the right to amend, postpone or cancel the Option Exchange. If the Option Exchange does not commence within the 12-month time frame, we will not conduct the Option Exchange without seeking shareholder approval of a new amendment to our 2006 LTIP.

Details of the Option Exchange and Amendment

Implementing the Option Exchange Program.    If our shareholders approve the amendment to our 2006 LTIP allowing for the Option Exchange and the Board decides to commence the Option Exchange, eligible employees will be offered the opportunity to participate in the Option Exchange pursuant to an offering memorandum to be filed on a Schedule TO and to be filed with the SEC and distributed to all eligible employees. Employees will be given at least 20 business days in which to accept the offer of the new options in exchange for the surrender of their eligible options. The new options will be granted under our 2006 LTIP on the date of cancellation of the old options.

Eligibility.    If implemented, the Option Exchange will be open to all current employees of FBR Capital Markets Corporation and any of its subsidiaries who hold eligible options. Non-U.S. employees will be eligible to participate where practical under local laws and regulations as determined by us. An employee who tenders his or her eligible options for exchange must also have been continuously employed with FBR Capital Markets Corporation or any of its subsidiaries since the date of grant of the eligible options and be an eligible employee on the date of the new grant in order to receive the new options. If an optionee is no longer an employee for any reason, including layoff, termination, voluntary resignation, death or disability, that optionee will not be able to participate in the Option Exchange. Likewise, if an optionee is no longer an employee for any reason on the date that the new grants are made, even if he or she had tendered eligible options for exchange, such employee’s tender will automatically be deemed withdrawn and he or she will not participate in the Option Exchange. Such person will retain his or her outstanding options in accordance with their current terms and conditions, and he or she may exercise them during a limited period of time following the termination of employment in accordance with their terms to the extent that they are vested. A vote by an employee shareholder in favor of this proposal at our annual meeting does not constitute an election to participate in the Option Exchange. The written exchange offer documents will be provided if and when the Option Exchange is commenced.

Exchange Ratio.    The exchange ratio of shares associated with surrendered eligible options into new stock options will be established shortly before the start of the Option Exchange.

The exchange ratio will be based on the fair value of the eligible options compared to the fair value of the new options. The calculation of fair values of options will be performed using valuation methods that are widely accepted and take into account a number of variables including exercise price, volatility, and expected term of a stock option. Setting the exchange ratio in this manner is intended to result in the issuance of new stock options that have a fair value approximately equal to the fair value of the surrendered eligible options that they replace. This is designed to result in no additional compensation expense from such new stock options, other than compensation expense that might result from changes in our share price or other variables after the exchange ratio has been established but before the time that new stock options are granted in the Option Exchange. Although the exchange ratio cannot be determined now, we can estimate an exchange ratio by making certain assumptions regarding the start date of the Option Exchange, the fair value of the eligible options and the fair market value of our common shares. To calculate the estimated exchange ratio, we have used the applicable inputs available as of April 15, 2010, which results in an estimated exchange ratio of 9:1.

The estimated exchange ratio was established based on an estimated share price of our common shares at the time of commencement of the Option Exchange of $4.75 per share which for these purposes was calculated using the close price of our common stock as of April 15, 2010. The exchange ratio is generally intended to make the exchange of options in the Option Exchange approximately “value-for-value” (1) such that the value of the new options to be granted will be approximately equal to the value of the options being surrendered, and

(2) to result in no additional compensation expense to us. We will establish the actual exchange ratio with the intent not to generate any incremental stock-based compensation expense. The actual exchange ratio will be determined at the time the Option Exchange commences.

Election to Participate.    Participation in the Option Exchange will be voluntary. Under the Option Exchange, eligible employees may make a one-time election to surrender eligible options in exchange for new options in accordance with the applicable exchange ratio.

Exercise Price of New Options.    All new options will be granted with an exercise price equal to the closing price of our common shares on the date preceding the date of the new grant.

Vesting of New Options.    The new options will vest in full 12 months following the date of grant, dependent upon continued employment with FBR Capital Markets Corporation or any of its subsidiaries, except as may be required in certain countries outside of the United States (which countries are to be determined by us). This means that all new options would be completely unvested at the time of the new grant, regardless of the fact that the surrendered eligible options were fully vested.

New options will only vest if the optionee remains an employee with FBR Capital Markets Corporation or any of its subsidiaries. New options that are not vested at termination of employment cannot be exercised and will be forfeited.

Term of New Options.    The term of an option is the length of time during which it may be exercised. Under the Option Exchange, each new option that is exchanged for an eligible option will have a term that expires on August 16, 2012 (subject to earlier expiration upon termination of employment of the optionee).

Other Conditions of New Options.    The other terms and conditions of the new options will be governed by the 2006 LTIP, and the stock option agreements thereunder. New options will be non-qualified stock options under U.S. tax laws. The common shares for which the new options will be exercisable have already been registered with the SEC as part of our stock plan registrations.

Amendments to Option Exchange.    While the terms of the Option Exchange are expected to conform to the material terms described above in this proposal, we may find it necessary or appropriate to change the terms of the Option Exchange from those described above to take into account our administrative needs, local law requirements in foreign jurisdictions, accounting rules and company policy decisions. For example, we may alter the method of determining the exchange ratio if we decide that there is a more efficient and appropriate way to achieve our goal of granting new stock options that have a fair value approximately equal to the fair value of the eligible options they replace.

Additionally, we may decide not to implement the Option Exchange even if shareholder approval of the amendment to the 2006 LTIP allowing for the Option Exchange is obtained, or we may amend or terminate the Option Exchange once it is in progress. The final terms of the Option Exchange will be described in the offering memorandum that will be filed with the SEC on a Schedule TO.

Option Exchange Process.    Upon initiation of the Option Exchange, eligible employees holding eligible options will receive a written offer setting forth the precise terms of the Option Exchange and will need to read the offer and voluntarily elect to participate. We will file the written offer, including the terms of the Option Exchange, with the SEC on Schedule TO. Eligible employees holding eligible options, as well as stockholders and members of the public, will be able to review the written offer, including the terms of the Option Exchange, and other related documents filed by us with the SEC free of charge on the SEC’s website at ww.sec.gov.

All of our eligible employees who are employed on the commencement date of the Option Exchange, are still employed at the grant date, and hold eligible options may participate in the Option Exchange; as noted below, additional employees may also be excluded from the Option Exchange due to governmental requirements. Eligible employees will be given at least 20 business days to elect to surrender eligible options in exchange for a lesser amount of new stock options. Upon completion of the Option Exchange, surrendered eligible options will be cancelled and new stock options will be granted promptly. The 2006 LTIP will govern any terms or conditions of new options not specifically addressed within the Option Exchange proposal.

U.S. Federal Income Tax Consequences

The exchange of options pursuant to the Option Exchange should be treated as a non-taxable exchange and our company and participating employees should recognize no income for U.S. federal income tax purposes upon the grant of the new options. All new options granted under the Option Exchange will be non-qualified stock options for U.S. federal income tax purposes.

Accounting Impact

The intent of the Option Exchange is to improve our ability to motivate and retain our employees while not incurring additional compensation expense. Under the Option Exchange, the fair value of new stock options granted, measured as of the date such options are granted, will have a fair value approximately equal to the fair value of the surrendered eligible options they replace. We expect that no incremental compensation expense associated with the new stock options granted under the Option Exchange will need to be recognized over the service period of the new options.

Potential Modification to Terms to Comply with Governmental Requirements

The terms of the Option Exchange will be described in a Tender Offer Statement that will be filed with the SEC. Although we do not anticipate that the SEC would require us to modify the terms materially, it is possible that we will need to alter the terms of the Option Exchange to comply with potential SEC comments. In addition, it is currently our intention to make the program available to eligible employees of FBR Capital Markets Corporation and its subsidiaries that are located outside of the United States, where permitted by local law and where we determine it is practical to do so. It is possible that we may need to make modifications to the terms offered to employees in countries outside the United States to comply with local requirements or for tax or accounting reasons.

Option Exchange Benefits

Because the decision whether to participate in the Option Exchange is completely voluntary, we are not able to predict who will participate, how many options any particular group of employees will elect to exchange, nor the number of new options that we may grant. The Option Exchange is not available to our directors or our named executive officers. The Option Exchange also will not be available to any former employees of FBR Capital Markets Corporation or its subsidiaries.

As of April 9, 2010, our executive officers as a group (excluding our named executive officers) held 18,000 shares of our common stock subject to eligible options and our non-executive officer employees as a group (including all current officers who are not executive officers) held 1,781,250 shares of our common stock subject to eligible options. Assuming full participation in the Option Exchange by these groups and the estimated exchange ratio set forth above, our executive officers as a group (excluding our named executive officers) would receive 2,000 shares of our common stock subject to new options and our non-executive officer employees as a group (including all current officers who are not executive officers) would receive 197,917 shares of our common stock subject to new options.

Equity Compensation Plans

For information, as of December 31, 2009, with respect to compensation plans under which equity securities were authorized for issuance, including the 2006 LTIP, see “Equity Compensation Plan Information” on page 36 of this proxy statement.

Effect on Shareholders

The Option Exchange is designed to provide renewed incentives and motivate our employees to continue to create shareholder value, as well as to reduce the number of shares currently subject to outstanding options, thereby avoiding the dilution in ownership that would result from the issuance of new grants of stock options needed to provide meaningful incentives to employees. While we cannot predict which or how many employees will elect to participate in the Option Exchange, please see the “Rationale for the Option Exchange” section above for the approximate reduction of the number of shares underlying options outstanding assuming that all eligible options are exchanged and new options are granted in accordance with the estimated exchange ratio set out above.

Text of Amendment to the 2006 LTIP

In order to permit us to implement the Option Exchange in compliance with the terms of the 2006 LTIP and applicable Nasdaq rules, the Compensation Committee approved an amendment to the 2006 LTIP, subject to approval of the amendment by our shareholders. We are seeking shareholder approval to amend the 2006 LTIP to allow for the Option Exchange. The amendment would add a new paragraph immediately following the first paragraph of Section 5.3 of the 2006 LTIP, which new paragraph will read as follows:

Notwithstanding any other provision of the Plan to the contrary, upon approval of the inclusion of this paragraph in the Plan by the Company’s shareholders, the Committee may provide for, and the Company may implement, a one-time-only Option exchange program for employee Option holders (other than the named executive officers of the Company identified in the Company’s definitive proxy statement for the 2010 annual meeting of shareholders), pursuant to which certain outstanding Options granted at an exercise price of $15.00 per Share in August 2006 could, at the election of the person holding such Options, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Options with a lower exercise price per Share (but not less than 100% of the Fair Market Value per Share on the date of grant of such new Option), provided that such one-time-only option exchange program is commenced prior to June 3, 2011.

Description of the 2006 LTIP

For a summary of the material features of the 2006 LTIP, please see “Proposal 2 — Approval of Amendment to the 2006 Long-Term Incentive Plan to Increase by 9,000,000 Shares the Maximum Number of Shares of Common Stock Authorized for Issuance Thereunder — Description of the 2006 LTIP.” Such summary of the material features of the 2006 LTIP is qualified in its entirety by reference to the 2006 LTIP as proposed to be amended, a copy of which is attached to this proxy statement as Appendix A.

Approval of this Proposal 3 (the amendment to the 2006 LTIP to allow for the Option Exchange) is not contingent on the approval of Proposal 2 (the amendment to the 2006 LTIP to increase by 9,000,000 shares the maximum number of shares of common stock authorized for issuance thereunder).

Effect on the Number of Shares Available for Issuance under the 2006 LTIP

Assuming this Proposal 3 is approved by our shareholders and the Option Exchange is implemented, new options issued in the Option Exchange will be issued out of options surrendered in the Option Exchange, with the remaining surrendered eligible options being returned to the share pool and available for future grants under the 2006 LTIP. If all 1,799,250 eligible options were to be exchanged and 199,917 new grants of options were made in accordance with the estimated exchange ratio set out above, we estimate the number of shares underlying options outstanding would be reduced by 1.6 million shares. As described above, those 1.6 million shares would be available for future grants under the 2006 LTIP.

Vote Required

If a quorum is present at the annual meeting, the amendment to our 2006 LTIP allowing for the Option Exchange will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and shares held in street name that are not voted on this proposal (i.e., broker non-votes) will not have an impact on the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2006 LTIP ALLOWING FOR A ONE-TIME STOCK OPTION EXCHANGE PROGRAM.

PROPOSAL 4 —

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our company’s and our subsidiaries’ financial statements for the year ending December 31, 2010. A resolution will be presented at the annual meeting to ratify the appointment of PwC by the Audit Committee. If shareholders do not ratify the appointment of PwC at the annual meeting, the Audit Committee will consider that fact in its review and future selection of our independent registered public accounting firm.

Representatives of PwC will be present at the annual meeting and will have the opportunity to make statements if they desire to do so. Representatives of PwC are expected to be available to respond to appropriate questions.

Vote Required

If a quorum is present at the annual meeting, the proposal to ratify the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2010 will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstention and shares held in street name that are not voted on this proposal (i.e., broker non-votes) will not have an impact on the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF PwC

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit and Other Fees Paid to PwC in 2009 and 2008

Aggregate fees for professional services rendered to us and our subsidiaries by PwC for the years ended December 31, 2009 and 2008, were (dollars in thousands):

	Year Ended December 31,
Fee Type	2009	2008
Audit Fees	$1,085	$1,299
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	3	3

Total	$1,088	$1,302

Audit Fees

Audit Fees represent the aggregate fees billed for each of the last two fiscal years for professional services rendered by PwC for the audit of our consolidated financial statements, the audit of the financial statements of our subsidiaries, the audit of the effectiveness of our internal control over financial reporting, the review of the financial statements included in our Quarterly Reports on Form 10-Q, and other services that are provided by PwC in connection with the statutory and regulatory filings that we and our subsidiaries are required to make, issuances of comfort letters and consents, and assistance with and review of documents filed with the SEC.

All Other Fees

All Other Fees represent the aggregate fees billed in each of the last two fiscal years for products and services provided by PwC, other than the services reported in “Audit Fees,” “Audit-Related Fees” and “Tax Fees” in the

table above. In 2009, the amount relates to fees paid to PwC in connection with advisory services and a license for accounting research software. In 2008, the amount relates to fees paid to PwC in connection with advisory services and a license for accounting research software.

Audit Committee Pre-Approval Policies and Procedures

It is the Audit Committee’s policy to review and, if appropriate, pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee pre-approved all of the services provided by PwC to our company and its subsidiaries during the fiscal year ended December 31, 2009.

OUR BOARD OF DIRECTORS, ITS COMMITTEES AND CORPORATE GOVERNANCE

Voting Agreement

We entered into a voting agreement with Arlington Asset, FBR TRS Holdings and certain affiliates of Crestview in connection with our 2006 private offering (the “Voting Agreement”). The Voting Agreement was amended and restated effective May 20, 2009 (the “Amended and Restated Voting Agreement”). As of October 28, 2009, Arlington Asset sold all of the shares of our common stock beneficially owned by it. As a result, the terms of the Amended and Restated Voting Agreement with regard to Arlington Asset were terminated and are no longer in effect. The material terms of the Amended and Restated Voting Agreement as they relate to Crestview are summarized as follows:

•

Board Composition.    Crestview has agreed to vote, or cause its affiliates to vote, any shares of our common stock held by it so that our Board of Directors would include two directors designated by Crestview and four independent directors designated by the Board who shall be reasonably acceptable to Crestview. Crestview’s right to designate one director terminates if it sells or otherwise transfers one-third or more of the shares it purchased in our 2006 private offering, and terminates with respect to both directors when Crestview sells or otherwise transfers a total of two-thirds of the shares it purchased in our 2006 private offering.

•

Removal and Replacement of Directors.    Crestview has the right to designate any of its designees for removal from our Board of Directors and designate his or her replacement. Each Crestview director is removable from our Board of Directors only for cause (as defined in the Amended and Restated Voting Agreement), and, upon such removal, Crestview has the right to nominate his or her replacement. For so long as Crestview has the right to designate one of our directors, if a vacancy is created on our Board of Directors as a result of an independent director’s departure for any reason, any replacement selected by the Board must be reasonably acceptable to Crestview. If the Board and Crestview cannot reach agreement as to the acceptability of the permanent replacement director within 45 days of the former director’s departure, the remaining independent directors have the right to select the replacement director and to fill the vacancy after consulting with the remaining members of the Board and Crestview.

•

Continuing Committee Representation.    For so long as Crestview has the right to designate one director, each committee of our Board of Directors will have as a member at least one Crestview director. To the extent that applicable law or the NASDAQ Marketplace Rules prevent such director from serving as a member of a committee of our Board of Directors, the Crestview director will have certain observation rights.

•

Composition of Subsidiary Boards.    For so long as Crestview has the right to designate one of our directors, Crestview also has the right to designate a representative for election or appointment, as the case may be, to the board of directors of each of our subsidiaries, other than our direct and indirect subsidiaries that are registered as investment advisers under the Investment Advisers Act of 1940.

Independence of our Board of Directors

As discussed below, prior to the closing of the Repurchase Transaction (defined below), as a result of Arlington Asset’s control of more than 50% of the total voting power of our common stock, we were a “controlled company” under the NASDAQ Marketplace Rules which afforded us an exemption from certain NASDAQ corporate governance requirements. However, despite our status as a controlled company we did not rely on this exemption and prior to the closing of the Repurchase Transaction complied with the corporate governance requirements of the NASDAQ Marketplace Rules, including the requirement that independent directors comprise at least a majority of our Board of Directors. Our Corporate Governance Guidelines specify that an “independent” director is a director who meets the independence requirements of the NASDAQ listing standards, as then in effect, and of such additional guidelines as our Board may have adopted or adopt. These standards provide a baseline for determining the independence of members of the Board. The independence standards used by our Board are detailed in our Corporate Governance Guidelines, which are available on our website at www.fbrcapitalmarkets.com under “Corporate Governance.”

In making affirmative independence determinations, the Board broadly considers all relevant facts and circumstances, including, among other factors, the extent to which we make charitable contributions to tax exempt organizations with which the director, or director’s immediate family member, is affiliated. Using these criteria, the Board has affirmatively determined that the following directors have, or in the case of Andrew M. Alper and John T. Wall, who served as members of our Board until June 4, 2009, and Richard M. DeMartini, who served as a member of our Board until February 9, 2010, had, no material relationship with our company and are, or in the case of Messrs. Alper, Wall and DeMartini were, independent under the listing standards of the NASDAQ and our Corporate Governance Guidelines: Andrew M. Alper, Richard M. DeMartini, Thomas J. Hynes, Jr., Adam J. Klein, Richard A. Kraemer, Ralph S. Michael, III., Thomas S. Murphy, Jr., Arthur J. Reimers and John T. Wall. Mr. Alper and Mr. Wall served as members of our Board until June 4, 2009 and Mr. DeMartini served as a member of our Board until February 9, 2010.

In making director independence determinations, the Board of Directors considered the fact that Messrs. Wall and Michael also serve as directors of Arlington Asset and that Messrs. DeMartini, Klein and Murphy also are affiliated with Crestview. The Board noted that various agreements and other arrangements existed between us and Arlington Asset and Crestview which could give rise to conflicts of interest for Messrs. Michael, Wall, DeMartini, Klein and Murphy. Notwithstanding the existence of these agreements and arrangements and the potential for conflicts of interest, the Board concluded that Messrs. Michael, Wall, DeMartini, Klein and Murphy satisfied the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. The Board noted that, under our policy and practice, a majority of disinterested directors must approve transactions between us and Arlington Asset and us and Crestview in which a conflict of interest may arise. Arlington Asset had a similar policy and practice. Messrs. Michael, Wall, DeMartini, Klein and Murphy would not be considered to be disinterested with respect to actions taken by the Board relating to agreements and transactions between us and Arlington Asset or Crestview, as the case may be. As of October 20, 2009, Arlington Asset sold all of their shares of our company and Mr. Michael is no longer considered an Arlington Asset designated director. Further, as of June 4, 2009, Mr. Wall no longer serves as a member of our Board.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure.    Under our current board leadership structure, the role of Chairman of the Board is separate from the role of Chief Executive Officer. The Board does not have a fixed policy regarding whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, and the Board believes that flexibility on this point best serves our company by allowing us to employ a leadership structure that is most appropriate under the circumstances at any given time. Currently, Eric Billings serves as our Chairman of the Board and Richard Hendrix serves as our Chief Executive Officer. The Board of Directors believes this structure is most appropriate for our company at this time because it allows us to continue to draw on Mr. Billings experience as a founder of our company and as our former Chief Executive Officer.

Separately, our Corporate Governance Guidelines provide that the Board shall have an independent director to serve as lead director. The Board of Directors has appointed Arthur J. Reimers as our Lead Director. Our Lead Director is responsible for presiding over non-committee meetings of the non-management directors and executive sessions of the independent directors. Our Lead Director also may facilitate communication by the non-management directors with the Chairman of the Board and management, although all directors have access to management and employees of our company.

Board Role in Risk Oversight.    The Audit Committee, which assists the Board in fulfilling its financial oversight responsibilities, has oversight of our company’s risk management framework. The Audit Committee regularly meets with the Director of Risk Management to review our company’s risk profile, its policies regarding market and credit risk limits and operations, and its risk tolerance levels and capital targets and limits, and regularly meets with the General Counsel to discuss legal and regulatory risk issues. The Chairman of the Audit Committee reports to the Board on a quarterly basis regarding the company’s risk management profile.

Furthermore, the other committees of the Board are responsible for oversight of the risks within their areas of responsibility, and regularly report to the full Board. The Compensation Committee considers the risks associated with overall compensation and how effective our compensation policies are in linking pay to performance and aligning the interests of our executives and shareholders, and the Nominating and Corporate Governance Committee reviews the conflict of interest policies as set forth in our Code of Business Conduct and Ethics as they concern directors and reviews with management procedures for implementing and monitoring compliance with the conflict of interest policies.

Board Meetings and Executive Sessions of Our Independent Directors

The Board of Directors held a total of seven meetings during 2009. Each of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board held during such period in which he was a director and of the committees on which he served held during such period.

In accordance with our Corporate Governance Guidelines and the NASDAQ Marketplace Rules, our independent directors (excluding any non-management director who does not qualify as an independent director under the NASDAQ Marketplace Rules as then in effect) are required to meet at least annually in executive session, meetings which are attended only by the independent directors. The independent directors met in executive session six times in 2009.

Board Committees

The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. From time to time the Board of Directors may, as permitted by our company’s By-laws, establish other standing or special committees to discharge specific duties delegated to such committees by the Board.

On March 10, 2010, the Board added Mr. Michael to the Compensation Committee and Messrs. Kraemer and Hynes to the Nominating and Governance Committee. Standing committee membership and the number of meetings of each committee during 2009 are described below. Mr. Wall, a former member of the Board, did not serve on any of our Board’s standing committees in 2009. Mr. Alper, a former member of the Board, served on the Audit Committee and Compensation Committee until June 4, 2009. Mr. DeMartini, a former member of the Board, chaired the Compensation Committee until February 9, 2010.

2009 Board Committee Assignments

Name	Audit	Compensation	Nominating and Governance
Eric F. Billings (effective June 4, 2009)			X
Andrew M. Alper (until June 4, 2009)	X	X
Richard M. DeMartini		Chair
Richard J. Hendrix (until June 4, 2009)			X
Thomas J. Hynes, Jr.		X
Richard A. Kraemer	Chair
Ralph S. Michael, III (effective June 4, 2009)	X
Thomas S. Murphy, Jr.			Chair
Arthur J. Reimers (Lead Director)	X	X	X
Number of Meetings in 2009	8	6	3

Audit Committee

The members of the Audit Committee are Mr. Kraemer, who serves as Chairman of the committee, Mr. Michael and Mr. Reimers. In 2009, the members of the Audit Committee were Mr. Kraemer, who served as Chairman of the Committee, Mr. Alper (until June 4, 2009), Mr. Michael (effective June 4, 2009) and Mr. Reimers. The Audit Committee assists and represents the Board of Directors in discharging the Board’s oversight responsibilities relating to: (1) accounting and financial reporting practices, and internal control systems, of our company and its subsidiaries; (2) the reliability and integrity of our company’s financial statements, accounting policies, and financial reporting and disclosure practices; (3) our company’s compliance with legal and regulatory requirements, including our company’s policies and procedures regarding such requirements; (4) the independent auditor’s qualifications, independence and performance; and (5) the staffing, qualifications and performance of our company’s internal audit function. The Board has determined that each member of the Audit Committee is independent according to the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. The Board has determined that Messrs. Kraemer, Michael and Reimers are qualified as “audit committee financial experts,” within the meaning of SEC regulations, and possess related financial management expertise, within the meaning of the listing standards of the NASDAQ. The Audit Committee met eight times in 2009. The Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is available to shareholders on our website at www.fbrcapitalmarkets.com under “Corporate Governance.”

For additional information on our Audit Committee, please refer to the “Audit Committee Report” beginning on page 64 of this proxy statement.

Compensation Committee

The members of the Compensation Committee are Mr. Reimers, serving as Chairman of the committee, Mr. Hynes and Mr. Michael. In 2009, the members of the Compensation Committee were Mr. DeMartini, who served as Chairman of the committee, Mr. Alper (until June 4, 2009), Mr. Hynes and Mr. Reimers. The Board has determined that each member of the Compensation Committee in 2010 and 2009 is and was independent according to the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. The Compensation Committee reviews and approves our compensation plans, policies and programs and makes recommendations concerning those plans, policies and programs and concerning executive officer compensation. The Compensation Committee met six times in 2009. The Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is available to shareholders on our website at www.fbrcapitalmarkets.com under “Corporate Governance”

For additional information on the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation, please refer to “Compensation Discussion and Analysis” and “Compensation Committee Report” beginning on page 45 and page 63, respectively, of this proxy statement.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Mr. Murphy, serving as Chairman of the committee, Mr. Reimers, Mr. Kraemer and Mr. Hynes. In 2009, the members of the Nominating and Governance Committee were Mr. Murphy, who served as Chairman of the committee, Mr. Hendrix (until June 4, 2009), Mr. Billings (effective June 4, 2009) and Mr. Reimers. The Board has determined that each member of the Nominating and Governance Committee is independent according to the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines, except for Mr. Hendrix, who serves as an executive officer of our company, and Mr. Billings, who was a former executive officer of our company. Subject to the Amended and Restated Voting Agreement, the Nominating and Governance Committee assists the Board of Directors in identifying individuals qualified to become Board members, plays a leadership role in shaping the governance of our company and recommends to the Board corporate governance guidelines for our company, and oversees the evaluation of the Board. The Nominating and Governance Committee met three times in 2009. Of the eight nominees for election to our Board of Directors, Crestview nominated two — Messrs. Klein and

Murphy. Mr. Billings was nominated pursuant to his director service agreement with us. See “Certain Relationships and Transactions with Related Persons — Retirement and Director Service Agreements with our Chairman and Then-Chief Executive Officer.” The Board of Directors has adopted a written charter for the Nominating and Governance Committee, a current copy of which is available to shareholders on our website at www.fbrcapitalmarkets.com under “Corporate Governance.”

Risk Management

During 2009, we undertook a risk review of our compensation practices to determine whether the risks arising from our compensation policies and practices would be reasonably likely to have a material adverse effect on our company. As part of this process, our management risk committee looked at how we allocate capital to each business unit and the internal monitoring and control systems in place for each business unit, and whether, in light of the foregoing, our incentive compensation arrangements with regard to each business unit had any features that might encourage inappropriate or excessive risk-taking that could threaten the value of our company. Our management risk committee reviewed plan documentation, eligibility criteria, payout formulas and payment history, and how evaluation of business risk affects incentive plan performance measures and compensation decisions. Our management risk committee then discussed the results of this analysis with our Human Resources Group and our Executive Committee, and summarized the results for our Board of Directors.

Based upon our review, we have not identified any risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on our company.

Availability of Corporate Governance Materials

Shareholders may view our corporate governance materials, including our Articles of Incorporation, Bylaws, Corporate Governance Guidelines, Statement of Business Principles and the charters of each of the committees of our Board of Directors, on our website at www.fbrcapitalmarkets.com under “Corporate Governance.”

Our corporate governance materials may be obtained free of charge by submitting a written request to the Corporate Secretary, c/o FBR Capital Markets Corporation, 1001 Nineteenth Street North, Arlington, Virginia 22209.

Code of Ethics

We have not adopted a code of ethics that applies only to our principal executive officer, principal financial officer and principal accounting officer, because our Board of Directors has adopted a Statement of Business Principles that is broadly written and covers these officers and their activities. Our Statement of Business Principles is available on our website at www.fbrcapitalmarkets.com under “Corporate Governance.”

Director Nominations

As noted above and as described in its charter, our Nominating and Governance Committee’s responsibilities include identifying and recommending director candidates for nomination to serve on our Board of Directors. Our Corporate Governance Guidelines also contain information concerning the responsibilities of the Nominating and Governance Committee with respect to identifying and evaluating director candidates.

Director Candidate Recommendations and Nominations by Shareholders

A shareholder may nominate a person for election to the Board of Directors in compliance with applicable Virginia law and our Bylaws. No persons were nominated by shareholders for election to the Board of Directors at the upcoming annual meeting in accordance with this policy. Our Bylaws require that any such nominations for our 2011 annual meeting of shareholders must be received by us no earlier than February 3, 2011 and no later than March 5, 2011. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in our Bylaws. If a shareholder fails to meet the requirements or deadlines described in our policy, such nominations will be considered out of order and will not be acted upon at our 2011 annual meeting of shareholders. We may exercise discretionary voting authority under proxies we solicit to vote against any such proposal.

Process for Identifying and Evaluating Director Candidates

The Nominating and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in our Corporate Governance Guidelines, a copy of which is available on our website at www.fbrcapitalmarkets.com under “Corporate Governance.” The committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members, as well as the composition of the Board as a whole. In addition, the committee will evaluate a candidate’s independence, diversity, business experience, skills, judgment, integrity and ability to commit sufficient time and attention to the activities of the Board, in the context of the Board’s needs. While we do not have a policy regarding diversity, the Nominating and Governance Committee does consider diversity when evaluating a candidate’s qualifications. The committee evaluates any properly submitted shareholder nominations no differently than other nominations.

Communications with the Board of Directors

Shareholders wishing to communicate with the Board of Directors should send any communication in writing to the Corporate Secretary, c/o FBR Capital Markets Corporation, 1001 Nineteenth Street North, Arlington, Virginia 22209. Any such communication must state the number of shares of our company’s common stock beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors, a committee of the Board of Directors, the lead director or to any other individual director or directors, as appropriate. If a communication is unduly hostile, threatening, illegal or similarly inappropriate, the Corporate Secretary is authorized by the Board to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at the Annual Meeting

The Board of Directors has not adopted a formal policy regarding director attendance at annual meetings but encourages director attendance at annual meetings. Seven directors attended the 2009 annual meeting of shareholders.

Contributions to Charitable Entities

In 2009, we did not make any charitable contributions to any charitable organization in which any of our directors served as an executive officer.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, Messrs. DeMartini (Chairman), Alper, Hynes and Reimers served on the Compensation Committee. None of these directors served, during the last fiscal year or in any prior year, as one of our officers or employees. None of our executive officers served on the compensation committee or board of directors of any company that employed any member of the Board of Directors (including the Compensation Committee).

Compensation of Non-Employee Directors

As compensation for serving on our Board of Directors, each director who is not an employee of our company or an employee of our affiliates receives a retainer of $100,000 per year, provided that (i) effective January 1, 2009, our Chairman receives a retainer of $400,000 per year pursuant to the Director Agreement (defined below), which is described in detail below under the heading “— Retirement and Director Service Agreements With Our

Chairman and Then-Chief Executive Officer,” (ii) effective June 4, 2009, the Lead Director receives a retainer of $150,000 per year and (iii) the Audit Committee Chair receives a retainer of $125,000 per year. In each case, the retainer is paid, at the director’s election, in cash and/or options granted under our 2006 LTIP. We do not pay our non-employee directors meeting-attendance fees.

Executive officers that served as members of our Board of Directors at any time during 2009 (Mr. Hendrix) and affiliates of Crestview designated to serve on our Board of Directors pursuant to the terms of the Amended and Restated Voting Agreement (Messrs. DeMartini and Murphy) did not receive any compensation in 2009 for their services as members of our Board of Directors. These directors are eligible to participate in our 2006 LTIP. Messrs. DeMartini and Murphy were not granted any equity-based compensation under our 2006 LTIP in 2009.

Our Board of Directors believes that ownership of our common stock is desirable to further align the interests of individual directors with those of our company. Accordingly, on June 4, 2009, the Board approved a one-time grant of 40,000 options to each of the non-Crestview independent directors (Messrs. Hynes and Michael), 60,000 options to the Lead Director (Mr. Reimers) and 50,000 options to the Audit Committee Chair (Mr. Kraemer). These options each have an exercise price of $6.11, will vest 50% on June 4, 2010 and 50% on June 4, 2011 and have a three-year exercise period. The number of shares subject to these options was determined using the Black-Scholes option pricing model.

In 2008, we changed the annual compensation period from the calendar year to the year between annual meetings of our shareholders, beginning with the 2008 annual meeting of our shareholders. Options are now granted annually at the time of the annual meeting. We also now pay the cash portion of the annual retainer in equal quarterly payments in arrears instead of in a single annual amount in advance.

In 2009, each non-employee director (other than Messrs. DeMartini and Murphy and, with respect to the 2008 annual retainer only, Mr. Billings) earned (i) the cash portion of their 2008 annual retainer, if any, for the time between January 1, 2009 and the 2009 annual meeting of our shareholders and (ii) the cash portion of their 2009 annual retainer, if any, for the time between the 2009 annual meeting of our shareholders and December 31, 2009. On June 4, 2009, each non-employee director (other than Messrs. DeMartini and Murphy) was granted options with respect to their 2009 annual retainer, as follows: Messrs. Kraemer and Reimers elected to receive the entirety of their 2009 annual retainer in options and Messrs. Billings, Hynes and Michael elected to receive one-half of their 2009 annual retainer in cash and the other half in options. Accordingly, Mr. Kraemer was granted 52,301 options and Mr. Reimers was granted 62,761 options. Messrs. Hynes and Michael were each granted 20,920 options and scheduled to be paid $50,000 in cash. Mr. Billings was granted 83,682 options and scheduled to be paid $200,000 in cash. The options granted to Messrs. Billings, Hynes, Kraemer, Michael and Reimers each represent the right to purchase one share of our common stock, have an exercise price of $6.11 per share, vest in full on June 4, 2010, and have a three-year exercise period. As compensation for serving on our Board of Directors for the time between January 1, 2009 and the 2009 annual meeting of our shareholders, Mr. Billings received, under the Director Agreement, $166,666, 50% of which he elected to receive in options. Accordingly, on February 25, 2009, Mr. Billings was granted 69,444 options and was scheduled to be paid $83,333 in cash. The options each represent the right to purchase one share of our common stock, have an exercise price of $3.03 per share, vested in full on February 25, 2010 and have a three-year exercise period. The number of shares subject to the options granted to Messrs. Billings, Hynes, Kraemer, Michael and Reimers was determined using the Black-Scholes option pricing model.

In addition to the amounts described above, for 2009 Mr. Billings received a bonus under the Director Agreement, consisting of a cash component of $1,225,000 and an equity component equal to $305,557 payable in the form of 56,272 restricted stock units (“RSUs”), each representing the right to receive one share of our common stock. 50,645 RSUs are scheduled to vest on a pro-rata basis on the first, second, and third anniversaries of the date of grant, and 5,627 RSUs are scheduled to vest fully on the third anniversary of the date of grant. The RSUs were granted under our 2006 LTIP on February 9, 2010.

For information on the valuation of option awards and RSUs, please refer to Note 13 in the notes to our consolidated financial statements included in our 2009 Annual Report on Form 10-K.

In addition to the compensation paid to our non-employee directors discussed above, we also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors and its committees and corporate events that directors may be asked to attend.

Non-Employee Director Compensation Table for 2009

The following table contains compensation information for our non-employee directors for the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash($) (1)(2)(3)	Option Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Eric F. Billings	483,335	—	1,225,000	1,708,335
Andrew M Alper (resigned June 4, 2009)	—	—	—	—
Richard M. DeMartini(6)	—	—	—	—
Thomas J. Hynes, Jr.	100,000	95,600	—	195,600
Richard A. Kraemer	125,000	119,500	—	244,500
Ralph S. Michael, III (as of June 4, 2009)	79,166	95,600	—	174,766
Thomas S. Murphy, Jr.(6)	—	—	—	—
Arthur J. Reimers	150,000	143,400	—	293,400
John T. Wall (resigned June 4, 2009)	20,835	—	—	20,835

(1)	Includes the cash portion, if any, of each director’s (i) 2008 annual retainer for the time between January 1, 2009 and the 2009 annual meeting of our shareholders and (ii) 2009 annual retainer for the time between the 2009 annual meeting of our shareholders and December 31, 2009.
(2)	Includes (i) the aggregate grant date fair value of the portion of the 2009 annual retainer that each non-employee director elected to receive in stock options and (ii) for Mr. Billings, the aggregate grant date fair value of the portion of his 2008 annual retainer for the time between January 1, 2009 and the 2009 annual meeting of our shareholders that he elected to receive in stock options (which options were granted on February 25, 2009).
(3)	Amounts relating to stock options represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The discussion of the assumptions used for purposes of the valuation of the stock options granted for fiscal year 2009 appears in Note 13 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
(4)	Includes the aggregate grant date fair value of a one-time grant of stock options to each non-employee director (other than Mr. Billings, Mr. DeMartini and Mr. Murphy) on the Board on June 4, 2009.
(5)	For Mr. Billings, represents the cash portion of the bonus that Mr. Billings received for 2009 under the Director Agreement.
(6)	As part of the terms of the Amended and Restated Voting Agreement with Crestview, Mr. DeMartini and Mr. Murphy did not receive any compensation in 2009 for their services as members of our Board of Directors.

As of December 31, 2009, our non-employee directors held option awards as set forth in the table below:

Name	Aggregate Number of Options Outstanding at Fiscal Year End (#)	Aggregate Grant Date Fair Value of Option Awards Outstanding at Fiscal Year End ($)
Eric F. Billings	153,126	283,332.78
Andrew M. Alper	98,608	437,561.30
Richard M. DeMartini	—	—
Thomas J. Hynes, Jr.	127,723	467,450.54
Richard A. Kraemer	205,999	641,351.66
Ralph S. Michael, III	60,920	145,598.80
Thomas S. Murphy, Jr.	—	—
Arthur J. Reimers	242,030	755,959.90
John T. Wall	62,665	315,486.47

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below are the name, age, present title, principal occupation and certain biographical information as of April 9, 2010 for our executive officers. All of our executive officers have been appointed by and serve at the pleasure of our Board of Directors.

RICHARD J. HENDRIX, age 44, is our President, a position he has held since our formation in June 2006, and Chief Executive Officer, a position he has held since January 1, 2009. He has served as a director of our company since June 2006. From February 2007 through February 2008, Mr. Hendrix served as a Member of the Office of the Chief Executive of Arlington Asset. From April 2004 to February 2007, Mr. Hendrix served as President and Chief Operating Officer of Arlington Asset. Between April 2003 and April 2004, Mr. Hendrix served as Chief Investment Officer of Arlington Asset. Prior to March 2003, Mr. Hendrix served as the President and Chief Operating Officer of FBR Asset Investment Corporation in addition to heading the Real Estate and Diversified Industrials Investment Banking Groups at FBR Capital Markets & Co. (f/k/a Friedman, Billings, Ramsey & Co., Inc.). Prior to joining FBR Capital Markets & Co., Mr. Hendrix was a Managing Director of PNC Capital Markets’ investment banking group. Mr. Hendrix previously also headed PNC Capital Markets asset-backed securities business, which executed both registered underwritten and privately placed asset-backed securities transactions and administered two asset-backed commercial paper conduits. Mr. Hendrix joined PNC in 1987 and was appointed by PNC to work with FBR Capital Markets & Co. in 1997 in connection with a strategic alliance between the two companies.

BRADLEY J. WRIGHT, age 50, is our Executive Vice President and Chief Financial Officer, a position he has held since March 2008, shortly after joining our company in February 2008, and Chief Administrative Officer, a position he has held since March 2009. Mr. Wright has more than 25 years of experience in financial services and joined our company from Bear Stearns where he most recently served as Senior Managing Director and was in charge of finance for Private Client Services. Prior to joining Bear Stearns in 1996, he spent 14 years at Price Waterhouse in its Capital Markets & Treasury division. Mr. Wright is a Certified Public Accountant and a CFA charter holder.

JONATHAN L. BILLINGS, age 56, is our Executive Vice President and Head of Institutional Brokerage, a position he has held since our formation in June 2006. Mr. Billings has been with FBR Capital Markets & Co. (f/k/a Friedman, Billings, Ramsey & Co., Inc.), a subsidiary of our company, since its inception in 1989. Mr. Billings has more than twenty years of experience in the financial services industry. He joined our company from the securities firm of Johnston & Lemon. Mr. Billings is a graduate of Bowdoin College. Mr. Billings is the brother of Eric F. Billings, our Chairman of the Board.

WILLIAM J. GINIVAN, age 59, is our Executive Vice President and General Counsel, a position he has held since our formation in June 2006. Mr. Ginivan joined Arlington Asset in January 1998 as Deputy General Counsel and was Executive Vice President and Chief Legal Officer from January 2000 through September 2008. Prior to joining Arlington Asset, Mr. Ginivan was Associate General Counsel of the Student Loan Marketing Association (Sallie Mae), and Managing Director and General Counsel of Sallie Mae’s investment banking subsidiary, Education Securities, Inc., from 1994 to 1997. Prior to joining Sallie Mae, Mr. Ginivan was an attorney in the Enforcement Division of the SEC. Mr. Ginivan is a member of the American Bar Association, Business Law Section’s Committee on Corporate Governance and serves on the Corporate Advisory Board of So Others Might Eat.

ROBERT J. KIERNAN, age 44, is our Senior Vice President, Controller and Chief Accounting Officer, a position he has held since October 2007. Mr. Kiernan joined Arlington Asset in August 2002 as Controller and was its Senior Vice President, Controller and Chief Accounting Officer from April 2003 through September 2008. Prior to joining Arlington Asset, Mr. Kiernan was a senior manager in the assurance practice at Ernst & Young, focusing on clients in the financial services industry.

JAMES C. NEUHAUSER, age 51, is our Executive Vice President and Head of Investment Banking, a position he has held since April 2008. Mr. Neuhauser has worked in our Investment Banking group since 2006, and became Executive Vice President and Co-Head of Investment Banking in February 2007. Mr. Neuhauser joined

FBR Capital Markets & Co. in March 1993. Prior to joining FBR Capital Markets & Co., Mr. Neuhauser was a Senior Vice President of Trident Financial Corporation. Prior to joining Trident, Mr. Neuhauser worked in commercial banking with the Bank of New England. He is a CFA charter holder and a member of the Society of Financial Analysts. Mr. Neuhauser received a Bachelor of Arts from Brown University and an M.B.A. from the University of Michigan. Mr. Neuhauser is a member of the Board of Directors of the Ellington Fund at the Duke Ellington School of the Arts in Washington DC.

PRINCIPAL SHAREHOLDERS

Security Ownership of Management

The following table shows the number of shares of our common stock known by us to be beneficially owned at April 9, 2010, by each director, each nominee for director, each named executive officer and all directors and executive officers as a group.

For purposes of the table below, beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless indicated otherwise in the footnotes to the table below, each individual has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person.

	FBR Capital Markets Corporation
	Common Stock
Name of Beneficial Owners	Shares Beneficially Owned (#)		Percent of Class(1)
Richard J. Hendrix	200,606	(2)	*
Bradley J. Wright	33,262		*
William J. Ginivan	78,276		*
Jonathan Billings	398,739	(3)	*
James C. Neuhauser	363,314	(4)	*
Eric F. Billings	250,017	(5)	*
Thomas J. Hynes, Jr.	117,723	(6)	*
Adam J. Klein	—	(7)	*
Richard A. Kraemer	200,999	(8)	*
Ralph S. Michael, III	45,920	(9)	*
Thomas S. Murphy, Jr.	—	(10)	*
Arthur J. Reimers	278,697	(1 1 )	*
All executive officers and directors of FBR Capital Markets as a group (13 persons)	1,995,553		3.22%

*	Less than one percent.
(1)	Based on 62,006,665 shares of our company’s common stock outstanding as of April 9, 2010. Our shares outstanding on such date include 1,658,882 shares issued pursuant to restricted stock award agreements under our 2006 LTIP. The holders of these shares agreed not to vote or grant a proxy to vote such shares until the applicable voting restrictions lapse. Shares of FBR Capital Markets common stock subject to options currently exercisable or exercisable within 60 days of April 9, 2010, are deemed outstanding for computing the percentage of the class owned by the person holding such options but are not deemed outstanding for computing the percentage of the class owned by any other person.
(2)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Hendrix includes 125,000 shares of our common stock issuable to Mr. Hendrix upon exercise of options that are currently exercisable or exercisable within 60 days of April 9, 2010.
(3)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Jonathan Billings includes 135,000 shares of our common stock issuable to Mr. Jonathan Billings upon exercise of options that are currently exercisable or exercisable within 60 days of April 9, 2010.
(4)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Neuhauser includes 135,000 shares of our common stock issuable to Mr. Neuhauser upon exercise of options that are currently exercisable or exercisable within 60 days of April 9, 2010.
(5)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Eric Billings includes 153,126 shares of our common stock issuable to Mr. Eric Billings upon exercise of options that are currently exercisable or exercisable within 60 days of April 9, 2010.

(6)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Hynes includes 107,723 shares of our common stock issuable to Mr. Hynes upon exercise of options that are currently exercisable or exercisable within 60 days of April 9, 2010.
(7)	Mr. Klein is a member of our Board of Directors and a Vice President of Crestview Advisors, L.L.C., which provides investment advisory and management services to investment funds affiliated with Crestview Partners GP, L.P. and, either directly or through an affiliate, a limited partner of Crestview Partners GP, L.P., the general partner of each of the investment funds that are members of Forest Holdings LLC and Forest Holdings (ERISA) LLC. Crestview Advisors, L.L.C. also provides advisory services to us. Mr. Klein disclaims beneficial ownership of any shares of common stock shown as beneficially owned by Crestview Partners GP, L.P. in the table appearing under the heading “Security Ownership by Certain Beneficial Owners” below, except to the extent of his pecuniary interest in such shares.
(8)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Kraemer includes 180,999 shares of our common stock issuable to Mr. Kraemer upon exercise of options that are currently exercisable or exercisable within 60 days of April 9, 2010.
(9)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Michael includes 40,920 shares of our common stock issuable to Mr. Michael upon exercise of options that are currently exercisable or exercisable within 60 days of April 9, 2010.
(10)	Mr. Murphy is a member of our Board of Directors and a Managing Director of Crestview Advisors, L.L.C., which provides investment advisory and management services to investment funds affiliated with Crestview Partners GP, L.P. and, either directly or through an affiliate, a limited partner of Crestview Partners GP, L.P., the general partner of each of the investment funds that are members of Forest Holdings LLC and Forest Holdings (ERISA) LLC. Crestview Advisors, L.L.C. also provides advisory services to us. Mr. Murphy is also the President of Crestview, L.L.C., the general partner of Crestview Partners GP, L.P. Mr. Murphy disclaims beneficial ownership of any shares of common stock shown as beneficially owned by Crestview Partners GP, L.P. in the table appearing under the heading “Security Ownership by Certain Beneficial Owners” below, except to the extent of his pecuniary interest in such shares.
(11)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Reimers includes 212,030 shares of our common stock issuable to Mr. Reimers upon exercise of options that are currently exercisable or exercisable within 60 days of April 9, 2010.

Security Ownership of Certain Beneficial Owners

The following table shows the number of shares of our common stock beneficially owned by any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act), other than members of management (who are included in the table above), who is known by us to be the beneficial owner of more than five percent of our voting securities.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Percent of Class
Crestview Partners GP, L.P. 667 Madison Avenue New York, New York 10021	Common Stock	10,216,734	(1)	16.48	%(2)

Robeco Investment Management, Inc. 909 Third Avenue New York, NY 10022	Common Stock	3,984,978	(3)	6.43	%(2)

(1)	This beneficial ownership information is based on a Schedule 13D/A report filed by Crestview Partners, L.P. on October 29, 2009 and Forms 4 filed by Crestview Partners (Cayman), L.P. and Crestview Partners GP, L.P. on October 29, 2009. The number of shares of our company’s common stock shown as beneficially owned by Crestview Partners GP, L.P. includes 7,223,216 shares of common stock held of record by Forest Holdings LLC and 393,518 shares of common stock held of record by Forest Holdings (ERISA) LLC. The number also includes 2,465,671 shares of common stock issuable upon exercise of currently exercisable options held by Forest Holdings LLC and 134,329 shares of common stock issuable upon exercise of currently exercisable options held by Forest Holdings (ERISA) LLC. Each of Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P. and Crestview Offshore Holdings (Cayman), L.P. has shared voting and investment power over 7,223,216 shares of common stock held of record by Forest Holdings LLC and 2,465,671 shares of common stock issuable upon exercise of currently exercisable options granted to Forest Holdings LLC. Crestview Partners GP, L.P. has shared voting and investment power over 7,616,734 shares of common stock and 2,600,000 shares of common stock issuable upon the exercise of currently exercisable options held by Forest Holdings LLC and by Forest Holdings (ERISA) LLC. Crestview Partners GP, L.P. is the general partner of each of the investment funds that are members of Forest Holdings LLC and Forest Holdings (ERISA) LLC. The investment committee of Crestview Partners GP, L.P. makes investment decisions on behalf of the investment funds that are members of Forest Holdings LLC and Forest Holdings (ERISA) LLC. Mr. Barry S. Volpert serves as the chairman of the investment committee of Crestview Partners GP, L.P. Mr. Volpert has the right to designate, in his discretion, additional persons to serve on the investment committee of Crestview Partners GP, L.P. and therefore could be deemed to have beneficial ownership of an aggregate of 10,216,734 shares of common stock. However, Mr. Volpert disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest in such shares. The composition of the investment committee of Crestview Partners GP, L.P. changes from time to time.
(2)	Based on 62,006,665 shares of our company’s common stock outstanding as of April 9, 2010. Our shares outstanding on such date include 1,658,882 issued pursuant to restricted stock award agreements under our 2006 LTIP. The holders of these shares agreed not to vote or grant a proxy to vote such shares until the applicable voting restrictions lapse. Shares of our company’s common stock subject to options currently exercisable, or exercisable within 60 days of April 9, 2010, are deemed outstanding for computing the percentage of the class owned by the person holding such options but are not deemed outstanding for computing the percentage of the class owned by any other person.
(3)	This information is based on a Schedule 13G report filed by Robeco Investment Management, Inc. (“Robeco”) on February 9, 2010. The number of shares of our company’s common stock shown as beneficially owned by Robeco includes 3,583,063 shares over which Robeco has sole voting power, 147,835 shares over which Robeco has shared voting power and 3,948,978 shares over which Robeco has sole dispositive power.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2009, information with respect to compensation plans under which equity securities were authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2) (#)
Equity Compensation Plans Approved by Shareholders	7,477,153	$8.52	5,718,880	(3)
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	7,477,153	$8.52	5,718,880	(3)

(1)	There are no outstanding warrants or rights.
(2)	Amounts exclude any securities to be issued upon exercise of outstanding options.
(3)	Includes 5,336,827 shares issuable under our 2006 LTIP and 382,053 shares issuable under our 2007 Employee Stock Purchase Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers to file reports of ownership and changes in ownership of our company’s securities with the SEC. Based solely on our review of the reports and amendments to those reports furnished to us or written representations from these persons that these reports were not required from those persons, we believe that our directors and executive officers filed all reports required by Section 16(a) on a timely basis.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Repurchase Transaction and Sale of Remaining Shares

Repurchase Transaction and Sale of Remaining Shares by Arlington Asset

As a result of the series of transactions described below, as of October 28, 2009, Arlington Asset ceased to be an affiliate of ours, and all of its rights relating to corporate governance and voting under previous agreements with us terminated.

On May 20, 2009, we repurchased from Arlington Asset and one of its subsidiaries 16,667,000 shares of our common stock at a price of $4.35 per share, for an aggregate purchase price of $72,501,450 (the “Repurchase Transaction”), which transaction reduced Arlington Asset’s ownership stake in our outstanding common stock to approximately 39%. In connection with the Repurchase Transaction, we granted certain registration rights to Arlington Asset, terminated certain existing agreements between our company and Arlington Asset and entered into a number of new or amended agreements with Arlington Asset, all as described in greater detail below and in our Current Reports on Form 8-K filed with the SEC on May 19, 2009 and May 21, 2009.

Pursuant to Arlington Asset’s exercise of its registration rights, on September 16, 2009, we filed a registration statement with the SEC registering for public resale the remaining 14,755,017 shares of our common stock then beneficially owned by Arlington Asset (the “Remaining Shares”). On October 22, 2009, our broker/dealer subsidiary, FBR Capital Markets & Co., entered into an underwriting agreement with Arlington Asset pursuant to which FBR Capital Markets & Co. and the other underwriters agreed to sell the Remaining Shares in a secondary public offering that closed on October 28, 2009 (the “Secondary Offering”), and pursuant to which FBR Capital Markets & Co. received $2,735,203 in underwriting discounts and commissions.

Following the closing of the Secondary Offering, Arlington Asset no longer beneficially owned any shares of our common stock and ceased to be an affiliate of ours.

Terminations of Existing Agreements and Entry into New Agreements with Arlington Asset

In connection with the closing of the Repurchase Transaction, we terminated the following agreements to which we and Arlington Asset and/or its affiliates were party:

•	the Corporate Agreement, dated as of July 20, 2006, by and between us and Arlington Asset;

•	the Services Agreement, dated as of July 20, 2006, by and between us and Arlington Asset;

•	the Governance Agreement, dated as of July 20, 2006, by and among us, Arlington Asset and certain affiliates of Crestview; and

•	the Trademark License Agreement, dated as of July 20, 2006, by and between us and Arlington Asset.

At the same time, we entered into:

•	a trademark and copyright assignment, and a domain name assignment, pursuant to which Arlington Asset transferred to us certain intellectual property rights relating to our business;

•	a trademark license agreement, pursuant to which we granted Arlington Asset a limited license to use certain of our trademarks and service marks for a specified period;

•	an assignment and assumption agreement, pursuant to which Arlington Asset assigned and we assumed all of Arlington Asset’s rights under certain agreements relating to our business; and

•

a transition services agreement, pursuant to which we continued to provide to Arlington Asset certain services for fees at a fixed dollar amount (not to exceed the first quarter 2009 amounts paid by Arlington Asset to us previously provided under a predecessor agreement).

By December 31, 2009, the transition services agreement had terminated as no remaining services were being provided by us to Arlington Asset. During 2009, Arlington Asset paid us approximately $80,000 pursuant to that agreement for the period between May and December 31, 2009.

Amended and Restated Voting Agreement among Crestview, Arlington Asset and Us

In connection with the closing of the Repurchase Transaction, we amended and restated the Voting Agreement and entered into the Amended and Restated Voting Agreement. Following the closing of the Secondary Offering, Arlington Asset’s rights or obligations under the Amended and Restated Voting Agreement terminated. The material terms of the Amended and Restated Voting Agreement as they relate to Crestview and us are summarized below.

Board Composition

The Amended and Restated Voting Agreement provides that the Board of Directors will consist of nine directors. Crestview is entitled to designate two directors for election or appointment. Four directors shall be independent within the meaning of the rules of the SEC and the NASDAQ Marketplace Rules and shall be designated for election or appointment, as applicable, by the Board of Directors (acting by majority vote), and shall be reasonably acceptable to Crestview. One director shall be designated for election or appointment, as applicable, by the Board (acting by majority vote), which director shall be the Chief Executive Officer of our company.

Removal and Replacement of Directors

During the term of the Amended and Restated Voting Agreement, the Board will have the right to designate for removal independent directors and nominate their replacements, so long as such replacement nominees are reasonably acceptable to Crestview. Crestview has the right designate for removal any of its designees from our Board of Directors and designate his or her replacement. Each Crestview director is removable from our Board of Directors by a party other than Crestview only for cause (as defined in the Amended and Restated Voting Agreement), and, upon such removal, Crestview has the right to nominate his or her replacement.

Continuing Committee Representation

For so long as Crestview has the right to designate one director, under the terms of the Amended and Restated Voting Agreement, each committee of our Board of Directors will have as a member at least one Crestview director. To the extent that applicable law or the NASDAQ Marketplace Rules prevent such director from serving as a member of a committee of our Board of Directors, the Crestview director will have certain observation rights.

Composition of Subsidiary Boards

For so long as Crestview has the right to designate one of our directors, Crestview also has the right to designate a representative for election or appointment, as the case may be, to the board of directors of each of our subsidiaries, other than our direct and indirect subsidiaries that are registered as investment advisers under the Investment Advisers Act of 1940.

Termination

The rights and obligations of the Amended and Restated Voting Agreement will expire (unless earlier expired or terminated in accordance with the terms thereof) at such time as Crestview and its affiliates party thereto cease to own at least one percent (1%) of the shares of our common stock acquired by them in our 2006 private offering. As discussed above, the rights of Arlington Asset under the Amended and Restated Voting Agreement, and the obligations of the other parties with respect to Arlington Asset, expired upon the closing of the Secondary Offering.

Other Transactions With Arlington Asset and Its Affiliates

Services Agreement

In connection with our July 2006 private offering, our Board of Directors approved, and we entered into, a services agreement with Arlington Asset pursuant to which we provided Arlington Asset certain services at cost. Similarly, Arlington Asset agreed to provide certain services to us under the same services agreement at cost. As discussed above, in connection with the Repurchase Transaction, the services agreement was terminated effective May 20, 2009. Arlington Asset paid us approximately $289,855 pursuant to this agreement for the period between January 1, 2009 and its termination in May 2009.

Assignment and Assumption Agreements

Effective as of February 23, 2009, we entered into an assignment agreement with Arlington Asset, pursuant to which we sold, assigned and transferred to Arlington Asset our entire right, title and interest in the name and mark, Arlington Asset Investment Corp. (the “AAIC Mark”), including all proprietary and intellectual property rights therein. The assignment includes all rights in and to all income, royalties, damages, and other remedies payable to the AAIC Mark, and the right to sue, counterclaim and recover for any past, present or future infringements.

Effective as of February 11, 2009, we entered into an assignment and assumption agreement with Arlington Asset pursuant to which Arlington Asset assigned to us and we assumed all of Arlington Asset’s rights and obligations under specific property leases. In addition, Arlington Asset transferred to us $541,148 in cash, representing a payment received by Arlington Asset in repayment by a landlord for tenant improvements.

Other Transactions With Crestview

In connection with our 2006 private offering, our Board of Directors approved and we entered into a professional services agreement with an affiliate of Crestview (Crestview Advisors, L.L.C.). In exchange for ongoing strategic advice and assistance, we agreed to pay Crestview’s affiliate an annual strategic advisory fee of $1.0 million, plus reimbursement of its reasonable out-of-pocket expenses, for so long as Crestview continues to own at least 50% of the shares of our common stock it purchased in our July 2006 private offering.

In September 2008, we agreed to issue to Crestview Advisors, L.L.C. 502,268 options to purchase common shares of our company in lieu of cash payments for the strategic advisory fee for the period from October 1, 2008 through December 31, 2009. These options were issued at an exercise price of $5.30 and valued by us at $1,171,000.

Transactions With Executive Officers, Directors and Other Related Persons

During 2009, a family member of Eric F. Billings, our Chairman, and a family member of Richard DeMartini, the Chairman of the Compensation Committee of our Board of Directors in 2009, were employed by us or FBR Capital Markets & Co. (f/k/a Friedman, Billings, Ramsey & Co., Inc.), a subsidiary of our company, and received compensation in excess of $120,000 for their services.

Jonathan L. Billings, the brother of Eric F. Billings, was employed in 2008 by FBR Capital Markets & Co. as its Executive Vice President and Head of Institutional Brokerage. In February 2009, Jonathan Billings became an executive officer of our company. Mr. Billings’ compensation is described below in “— Elements of 2009 Compensation.”

Chad R. DeMartini, the son of Richard M. DeMartini, Chairman of the Compensation Committee of our Board of Directors in 2009, is employed by FBR Capital Markets & Co. as an Assistant Vice President in FBR Capital Markets & Co.’s Institutional Brokerage Division. During 2009, Mr. DeMartini’s son was paid aggregate cash compensation of $122,555, including base salary, commissions and cash bonus. Mr. DeMartini did not have any role in determining the compensation paid to his son. Mr. DeMartini’s son was paid based on his performance against the same metrics used to assess the performance of similar employees of FBR Capital Markets & Co.’s Institutional Brokerage Division, and his compensation was comparable to that of other employees in that division.

On April 30, 2008, we entered into two agreements with Mr. Richard J. Hendrix, our President and Chief Operating Officer at that time and now our President and Chief Executive Officer. We describe in detail below the employment agreement in “— Employment Agreement With Our President and Chief Executive Officer” and the retention incentive agreement in “— Retention Incentive Agreement With Our President and Chief Executive Officer.”

On December 21, 2008, we entered into two agreements with Mr. Eric F. Billings, our Chairman and Chief Executive Officer at that time. We describe these agreements in detail below in “— Retirement and Director Service Agreements With Our Chairman and Then-Chief Executive Officer.”

Review, Approval or Ratification of Transactions With Related Persons

Our written Code of Business Conduct and Ethics applies to any related party transaction with any of our executive officers or directors, and it is the practice of our Board of Directors that any such transactions that are not in the ordinary course of business or are not performed on standard market terms must be approved by a majority of the disinterested members of our Board of Directors. In addition, pursuant to the Amended and Restated Voting Agreement, any agreement or arrangement between, or transaction that involves, us or our affiliates, on the one hand, and Arlington Asset and its affiliates, on the other hand, must be approved by a majority of our directors. Finally, it is the practice of our Board of Directors that any transaction with any shareholder known to beneficially own more than five percent of a class of our voting securities, or its related persons, that is not in the ordinary course of business or is not performed on standard market terms must be approved by a majority of the disinterested members of our Board of Directors. We refer to the foregoing policies and practices as our “Related Party Transaction Policy.”

The agreements and transactions described under “— The Repurchase Transaction and Sale of Remaining Shares,” “— Other Transactions With Arlington Asset and Its Affiliates,” “— Other Transactions with Crestview” and “— Transactions with Executive Officers, Directors and Other Related Persons” were reviewed and approved or ratified in accordance with our Related Party Transaction Policy except for those entered into in connection with our July 2006 private offering, which occurred prior to our initial public offering and the adoption of our Related Party Transaction Policy.

Pursuant to its charter, the Nominating and Governance Committee also periodically reviews our conflict of interest policies as set forth in our Code of Business Conduct and Ethics concerning directors and executive officers, and reviews with management our procedures for implementing and monitoring compliance with the conflict of interest policies.

Certain of our executive officers and directors may invest their personal funds in amounts that exceed $120,000 in investment funds managed by our affiliates and securities underwritten by FBR Capital Markets & Co., or otherwise engage in transactions in the ordinary course of business involving goods and services provided by FBR Capital Markets & Co. and its affiliates, such as brokerage, investment management and financial advisory services, on the same terms and with the same conditions as those offered or provided to non-affiliated third parties. These transactions are reviewed in accordance with the policy stated above.

Retirement and Director Service Agreements With Our Chairman and Then-Chief Executive Officer

A previously disclosed, Eric F. Billings retired as our Chief Executive Officer effective January 1, 2009 and Richard J. Hendrix succeeded him in that role. As we announced on December 22, 2008, Mr. Billings will continue to serve as the non-executive Chairman of our Board of Directors. In connection with his retirement, Mr. Billings and our company entered into a retirement agreement (the “Retirement Agreement”) and a director service agreement (the “Director Agreement”) on December 21, 2008, effective as of January 1, 2009.

In recognition of his longstanding service to our company as one of its founders, his commitment to remain active on behalf of our company as Chairman and his critical role to our company’s future success, and based on his agreement to be subject to new restrictive covenants, the Retirement Agreement provides Mr. Billings with certain post-retirement benefits.

The restrictive covenants generally prohibit Mr. Billings from (i) competing with our company until the earlier of December 31, 2013 or the third anniversary of the date that his service with the Board terminates (the “Restricted Period”), (ii) soliciting our company’s customers during the Restricted Period, (iii) hiring or soliciting our company’s employees until the fifth anniversary of the date that his service with the Board terminates and (iv) divulging to anyone outside of our company, except as required by law or with our express written consent and except for confidential information of our company which is publicly known through no wrongful act on Mr. Billings’ part, any confidential matters relating to the business and affairs of our company and its controlled affiliates learned by Mr. Billings. Mr. Billings also agreed not to make any statement, orally or in writing, nor to take any action, that (A) in any way could reasonably be expected to disparage our company or the business reputation of any director, employee representative or agent of our company, or which foreseeably or reasonably could be expected to harm the business reputation or goodwill of those persons or entities, or (B) in any way, directly or indirectly, could knowingly cause, encourage or condone the making of such statements or the taking of such actions by anyone else. We agreed to like terms as in clauses (A) and (B) in the preceding sentence with respect to Mr. Billings.

The covenant not to compete with our company without our express written consent includes a prohibition on owning an interest in, joining, operating, controlling or participating in, being connected as an owner, officer, executive, employee, partner, member, manager, shareholder, or principal of or with, or otherwise aiding or assisting in any manner whatsoever, any individual corporation or entity that competes with the activities of us or our subsidiaries and controlled affiliates, including in the capital markets, money management, financial advisory and/or institutional sales and trading businesses (each activity, a “Competitive Activity). However, Mr. Billings may (i) own up to one percent (1%) of the outstanding stock of a publicly held corporation which is or is affiliated with an entity or person that competes with us or our subsidiaries or (ii) be an officer, executive, employee, partner, member, manager, shareholder, or principal of or with a hedge fund, mutual fund, side-by-side fund or a third-party asset management firm (each activity, a “Permitted Activity”). Other than the right to cease payments under the Retirement Agreement and the Director Agreement (as described below), we will have no remedies against Mr. Billings if Mr. Billings provides notice to us that he will engage in a Competitive Activity in respect of money management that is not already a Permitted Activity.

If Mr. Billings’ service on our Board ceases for any reason during the twelve-month period immediately following a change in control of our company, as defined in our 2006 LTIP, but excluding the Repurchase Transaction and subsequent sale by Arlington Asset of its shares in our Company, then the covenant not to compete shall continue to apply until the earlier of (i) one year following the date that Mr. Billings’ service with us ceases or (ii) the end of the third anniversary of the date Mr. Billings ceases to serve on our Board for any reason.

The retirement benefits include (i) a deferred compensation arrangement that provides for five annual payments of $1.0 million starting on December 31, 2009 (subject to compliance with the restrictive covenants described above), (ii) continued health benefits for five years for Mr. Billings, his spouse and his daughter, (iii) office and secretarial support for three years (as long as Mr. Billings continues to serve on the Board) and (iv) continued vesting of equity awards previously granted by us pursuant to their existing vesting schedule (subject to his compliance with the restrictive covenants described above).

It is expected that Mr. Billings will continue to have active involvement in crucial business development and relationship management aspects of our company’s business, and will help to grow and strengthen our company’s current and future client relationships. In consideration of these efforts and to incentivize these actions, our company has entered into the Director Agreement, which provides that for three years (i) our company will nominate Mr. Billings to serve as a Board member, (ii) Mr. Billings will receive an annual Chairman’s fee of $400,000, at the same time and in the same form as the fees paid to other Board members generally, no later than March 15 of each year following the calendar year in which Mr. Billings earned this fee and (iii) Mr. Billings will be eligible to receive an annual bonus. For 2009, the Director Agreement provided that Mr. Billings would receive a bonus, based on agreed-upon, activity-based performance metrics, of at least $1.5 million. For 2010 and 2011, there will be no minimum bonus and the annual bonus will be based on our company’s and Mr. Billings’ actual performance, as determined by our Chief Executive Officer in consultation with the Compensation Committee of the Board. We will pay any annual bonus earned by Mr. Billings on the same terms and in the same form as the annual bonuses we pay to our Executive Committee under our company’s Annual Incentive Compensation Program generally and we will, except as provided below, pay or grant the bonus no later than March 15 of each year following the calendar year for which the applicable bonus is awarded. Any bonus amount deferred into equity in our company pursuant to any deferral plan or program shall vest subject to Mr. Billings’ compliance with the restrictive covenants in the Retirement Agreement described above. However, any then unvested equity awards shall (A) vest in full and be settled immediately upon Mr. Billings’ death and (B) vest in full and upon the occurrence of a change in control (as defined in the Retirement Agreement) and (1) be settled immediately upon such change in control in the event it is a “change in control event” within the meaning of Section 409A of the Code or (2) otherwise be settled in accordance with its terms.

If Mr. Billings breaches, or threatens to commit a breach of, any of the restrictive covenants described above, our company and its controlled affiliates, in addition to, and not in lieu of, any other rights and remedies available to our company and its controlled affiliates under law or in equity (including, without limitation, the recovery of damages), shall have the right and remedy to have the restrictive covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against Mr. Billings of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

Each of the Retirement Agreement and the Director Agreement may be amended, superseded, canceled, renewed or extended, and its terms may be waived, only by a written agreement signed by Mr. Billings and us.

Employment Agreement With Our President and Chief Executive Officer

As previously disclosed, on April 30, 2008, we entered into an employment agreement with Richard J. Hendrix, then our President and Chief Operating Officer. When Mr. Hendrix succeeded Mr. Billings as our Chief Executive Officer on January 1, 2009, Mr. Hendrix’s employment agreement remained unchanged. The agreement has an initial term of three years, with two one-year annual renewal periods unless either party elects not to renew the agreement. The agreement provides for an annual base salary of at least $750,000 during the term and eligibility to participate in any of our performance bonus plans or programs or long-term incentive plans or programs existing as of the date of the agreement, including the 2008 executive performance bonus plan that was approved by the Compensation Committee of the Board in February 2008, or that is adopted by the Compensation Committee or the Board during the term of the agreement for the benefit of our executive officers.

The agreement provides for severance benefits in the event of termination of Mr. Hendrix’s employment during the agreement’s term. Upon a termination due to death or disability, Mr. Hendrix (or his estate) will be entitled to receive (i) any annual salary and other benefits actually earned and accrued under the agreement prior to the date of termination; (ii) any amount earned and accrued, but not yet paid, prior to the date of termination under any bonus, equity or long term incentive plan then in effect; (iii) full vesting of any and all equity, performance-based, or long-term incentive awards that are not vested as of the date of termination; and (iv) reimbursement of expenses incurred prior to the date of termination.

If Mr. Hendrix’s employment is terminated for Cause (as defined in the agreement) or he voluntarily resigns without Good Reason (as defined in the agreement), he will be entitled to receive (i) any annual salary and other benefits actually earned and accrued under the agreement prior to the date of termination, (ii) all vested rights and benefits under any retirement or other benefit plan or program, and (iii) reimbursement of expenses incurred prior to the date of termination. For purposes of the agreement, “Cause” means Mr. Hendrix’s:

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conviction of, indictment for or formal admission to or plea of nolo contendere with respect to, a felony or a crime of moral turpitude, dishonesty, breach of trust, fraud, misappropriation, embezzlement or unethical business conduct (but only if the Board reasonably determines, after considering all related facts and circumstances, that such indictment, conviction or plea has materially and adversely affected or is reasonably likely to materially and adversely affect our business or reputation), or any crime involving our company;

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continued willful misconduct or willful or gross neglect in the performance of his duties hereunder, following written notice of such misconduct or neglect and failure to remedy such misconduct or neglect within 15 days after delivery of such notice; provided, however, the Board shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain misconduct or neglect that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate conduct or neglect that the Board reasonably determines to be incapable of being cured;

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continued failure to materially adhere to the clear directions of our company, to adhere to our written policies, or to devote substantially all of his business time and efforts to our company in accordance with and subject to the provisions of Section 2 hereof, and failure to cure such failure within 15 days after delivery of written notice of such failure; provided, however, the Board of Directors shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain failures that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate failures that the Board reasonably determines to be incapable of being cured;

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continued failure to substantially perform the duties properly assigned to Mr. Hendrix by us (other than any such failure resulting from his disability) and failure to cure such failure within 15 days after delivery of written notice of such failure; provided, however, the Board of Directors shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain failures that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate failures that the Board reasonably determines to be incapable of being cured; or

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material and willful breach of any of the terms and conditions of the agreement and failure to cure such breach within 15 days following written notice from us specifying such breach; provided, however, the Board of Directors shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain breaches that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate breaches that the Board reasonably determines to be incapable of being cured.

If Mr. Hendrix’s employment is terminated by us without Cause or he resigns for Good Reason (as defined in the agreement), he will be entitled to receive: (i) any annual salary and other benefits actually earned and accrued under the agreement prior to the date of termination; (ii) any amount earned but not yet paid prior to the date of termination under any bonus, equity or long term incentive plan then in effect; (iii) all vested rights and benefits under any retirement or other benefit plan or program; (iv) reimbursement for expenses incurred prior to the date of termination; (v) a single-sum cash payment equal to two (2) times the average total annual salary and performance bonuses earned by and paid to Mr. Hendrix with respect to the two fiscal years preceding the date of termination, but excluding the retention incentive payment described below; provided that such lump-sum amount will not be less than $4.5 million if the date of termination occurs before payment to Mr. Hendrix of any performance bonus relating to the 2009 fiscal year; (vi) immediate vesting of all unvested incentive equity or equity-based awards held by Mr. Hendrix, including any performance-based cash or equity-based awards that are not intended to qualify as “performance based compensation” under Section 162(m) of the Code based on a performance measurement period beginning after January 1, 2009; provided, however, that unvested incentive equity or equity-based awards that are intended to qualify as “performance based compensation” under Section 162(m) of the Code based on a performance measurement period beginning after January 1, 2009, shall vest and be earned only upon achievement of the applicable performance goals or objectives (but disregarding any requirement for Executive’s continued employment); and (vii) for a period of five years after termination of employment, continuing coverage of Mr. Hendrix and his qualified beneficiaries under our group health plans that Mr. Hendrix and his beneficiaries would have received under the agreement in the absence of termination, provided that we shall in no event be required to provide such coverage to Mr. Hendrix or a qualified beneficiary after such time as Mr. Hendrix or the beneficiary, as applicable, is no longer eligible to receive continued coverage under COBRA. For the portion of such five-year period after Mr. Hendrix or a beneficiary is no longer eligible to elect continuing coverage under our group health plans under COBRA, we will reimburse the health insurance premiums incurred by Mr. Hendrix under a private health insurance plan that provides substantially similar benefits for Mr. Hendrix and his beneficiaries and is reasonably acceptable to us, provided that we shall in no event be required to provide or reimburse the cost of any benefits otherwise required by this clause after such time as Mr. Hendrix or the beneficiary, as applicable, becomes entitled to receive benefits of the same type from another employer or recipient of Mr. Hendrix’s services.

For purposes of the agreement, “Good Reason” means:

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a “Change in Control” of our company as that term is defined in our then-current long-term incentive plan, followed within one year following the Change in Control (it being agreed and understood that this provision will survive any expiration of the term of the agreement that occurs during such one-year period following a Change in Control for the remaining portion of such one-year period) by any demotion of Mr. Hendrix or any material diminution in Mr. Hendrix’s authority, duties and responsibilities, or the assignment to Mr. Hendrix of duties materially inconsistent with the Mr. Hendrix’s position or positions with us; provided, however, that any merger or business combination of our company solely with Arlington Asset or any other affiliate of our company or any sale, distribution or other disposition (other than as provided for in the next clause) by Arlington Asset of its ownership interest in our company shall not be deemed to be a Change in Control for purposes of the agreement; and provided further that a sale of the control position owned directly or indirectly by Arlington Asset shall constitute a Change in Control for purposes of the agreement unless an investment group involving Crestview Partners, our company, or their affiliates, officers, and directors is the buyer of the Arlington Asset’s interest and no single entity or person directly or indirectly owns more than fifty percent (50%) of our company;

•	a reduction of more than ten percent (10%) in the annual salary of Mr. Hendrix;

•	any demotion or material reduction or diminution in the duties or authority of Mr. Hendrix; or

•	our breach of any material provision of the agreement and subsequent failure to cure such breach within 30 days after receiving written notice from Mr. Hendrix of such breach.

Under certain circumstances, the severance benefits payable by us will be reduced to the extent necessary to avoid paying excise taxes under Section 280G of the Code. Under other circumstances, we will indemnify Mr. Hendrix against certain tax liabilities he incurs relating to the severance benefits.

The agreement also contains restrictive covenants. The agreement generally prohibits Mr. Hendrix from (i) competing with our company during the term of his employment and until the first anniversary of the date that his employment with our company terminates either by our company with or without Cause or by Mr. Hendrix with or without Good Reason (the “Restricted Period”), (ii) soliciting our company’s customers during the Restricted Period, (iii) hiring or soliciting our company’s employees during the Restricted Period and (iv) divulging to anyone outside of our company, except as required by law or with our express written consent and except for confidential information of our company which is publicly known through no wrongful act on Mr. Hendrix’s part, any confidential matters relating to the business and affairs of our company and its affiliates learned by Mr. Hendrix. Mr. Hendrix also agreed not to make any statement, orally or in writing, nor to take any action, that (A) in any way could reasonably be expected to disparage our company or the business reputation of any director, employee representative or agent of our company, or which foreseeably or reasonably could be expected to harm the business reputation or goodwill of those persons or entities, or (B) in any way, directly or indirectly, could knowingly cause, encourage or condone the making of such statements or the taking of such actions by anyone else.

The covenant not to compete with our company without our express written consent includes a prohibition on Mr. Hendrix owning an interest in, joining, operating, controlling or participating in, being connected as an owner, officer, executive, employee, partner, member, manager, shareholder, or principal of or with, or otherwise aiding or assisting in any manner whatsoever, any individual corporation or entity that competes with the activities of us or our subsidiaries in the capital markets, financial advisory and/or institutional sales and trading businesses. However, Mr. Hendrix may (i) own up to one percent (1%) of the outstanding stock of a publicly held corporation which is or is affiliated with an entity or person that competes with us or our subsidiaries or (ii) be an officer, executive, employee, partner, member, manager, shareholder, or principal of or with a private equity fund or a third-party asset management firm. The covenant not to compete with our company shall not apply if Mr. Hendrix’s employment with our company is terminated for any reason by our company or Mr. Hendrix effective during the 12-month period immediately following a Change in Control as that term is defined in our then-current long-term incentive plan.

If Mr. Hendrix breaches, or threatens to commit a breach of, any of the restrictive covenants described above, our company and its affiliates, in addition to, and not in lieu of, any other rights and remedies available to our company and its affiliates under law or in equity (including, without limitation, the recovery of damages), shall have the right and remedy to have the restrictive covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against Mr. Hendrix of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

The employment agreement may be amended, superseded, canceled, renewed or extended, and its terms may be waived, only by a written agreement signed by Mr. Hendrix and us.

Retention Incentive Agreement With Our President and Chief Executive Officer

On April 30, 2008, we entered into a retention incentive agreement with Mr. Hendrix, then our President and Chief Operating Officer and now our President and Chief Executive Officer, pursuant to which we agreed to pay, and we did pay, Mr. Hendrix a lump-sum cash payment of $1.7 million. If Mr. Hendrix had voluntarily resigned without Good Reason (as defined in his employment agreement described above) or been terminated for Cause (as defined in his employment agreement described above), in either case prior to the first anniversary of the retention incentive agreement, he would have been required to pay back in full the $1.7 million payment. If Mr. Hendrix had died or become permanently Disabled (as defined in his employment agreement described above) prior to the first anniversary of the retention incentive agreement, no portion of the cash retention incentive would have been repayable. Mr. Hendrix has reached employment through the first anniversary of the retention incentive agreement and was not required to repay the cash retention incentive payment.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis provides information regarding certain aspects of our overall compensation philosophy and objectives and the elements of compensation paid to our named executive officers in 2009.

Principles and Objectives of Our Compensation Program

The Compensation Committee of our Board has discretionary authority over the compensation of our named executive officers. In developing a compensation program for our named executive officers, the Compensation Committee’s goal was to link compensation decisions to both corporate and individual performance, with a focus on rewarding financial results, as well as rewarding the individual performance and accomplishments of our executive officers in light of their respective duties and responsibilities, the impact of their actions on our strategic initiatives, and their overall contribution to the culture, strategic direction, stability and performance of our company. Our Compensation Committee retains the discretion to compensate and reward our named executive officers based on a variety of other factors, including various subjective or qualitative factors.

Principles

Overall, our compensation programs are designed to align the interests of our employees with the long term interests of our shareholders. The following five “Principles of Compensation” summarize key categories that our Board, the Compensation Committee, and our management team believe are critical to recognize:

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Firm Performance — All compensation decisions are made within the context of overall firm performance. We evaluate firm performance from a financial perspective as well as from a strategic perspective.

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Risk Management — By considering and appropriately rewarding returns in light of the level of risk that was taken to generate those returns, compensation decisions neither encourage nor reward excessive or inappropriate risk taking.

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Alignment — Employees and shareholders are aligned in their interests. Compensation directly reflects both the annual and longer-term performance of the business. The higher the compensation level of the employee, the higher the proportion of their compensation that is paid in longer-term equity versus cash, and therefore the greater the employee’s interest in the strategic success of our company.

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Employee Contribution — An individual’s compensation, evaluated within the context of overall company results, is determined by the individual’s contribution to the business. We consider both financial and non-financial factors. In determining individual compensation, teamwork and unselfish behavior — “FBR First” — are recognized and appropriately rewarded. The greater the individual’s ability to directly impact firm performance, the higher the variability in the individual’s compensation.

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Quality and Retention of Staff — Total compensation levels are calibrated to the market such that we remain competitive for attracting, motivating and retaining the very best people. We seek to maximize the value of an employee’s compensation through both appropriate pay design and effective communication of pay programs. Compensation is structured to encourage long-term service and loyalty.

Objectives

The Compensation Committee seeks, through our compensation programs, to foster an entrepreneurial, production-focused culture that we believe is critical to the success of our company and to the long-term growth of shareholder value. In addition to appropriately rewarding individual performance, viewed in light of each named executive officer’s duties, responsibilities and function, the Compensation Committee also believes that it is critical to encourage commitment among the named executive officers to our overall corporate objectives and culture of partnership. A key objective of our overall compensation program is for the named executive officers to have a significant portion of their compensation linked to building long-term value for our shareholders. To achieve this objective, based on the discretion of the Compensation Committee, and in accordance with the terms and conditions of the 2006 LTIP, equity-based grants or awards were made to our named executive officers for 2009 performance and may be made in subsequent years from the shares authorized under the 2006 LTIP.

Elements of 2009 Compensation

This section describes the various elements of our compensation program for our named executive officers in 2009, summarized in the table below, and why the Compensation Committee chose to include the items in the compensation program. As detailed below, our compensation program during 2009 consisted of base salary, performance-based and discretionary bonus or “at risk” compensation opportunities, long-term equity incentive compensation, retention incentives, and benefit programs. We do not currently provide perquisites, defined benefit plans or other established retirement benefits, deferred compensation, guaranteed severance or agreed-upon post-termination compensation to our named executive officers, except for certain retirement payments and director fees payable to Eric F. Billings as a result of his retirement on January 1, 2009, and certain severance benefits payable to Richard J. Hendrix under his employment agreement under certain circumstances.

In 2009, we paid base salaries and discretionary bonuses payable in both cash and RSUs to each of our named executive officers. The elements of our executive compensation program are summarized as follows:

Element	Description	Function
Base Salary	Fixed cash compensation	Provides basic compensation at a level consistent with competitive practices; reflects role, responsibilities, skills, experience and performance; encourages retention

Performance-Based Annual Incentive Compensation	Payable annually in cash or stock at the discretion of the Compensation Committee under the Incentive Compensation Program (“ICP”) based on performance	Motivates and rewards for achievement of annual company performance goals; ICP bonuses were not paid for 2009; an ICP was approved for 2010

Discretionary Bonuses	Discretionary bonuses awarded in circumstances where individual contribution and performance was excellent; payable in cash or stock at the discretion of the Compensation Committee	Rewards excellent performance relative to the duties, responsibilities, and functions of an individual executive officer

Long-Term Equity Incentives	Provides equity awards (including options, stock appreciation rights, restricted stock, RSUs, performance stock, other stock-based awards or any combination thereof); equity awards may be granted at the Compensation Committee’s discretion under the 2006 LTIP	Motivates and rewards for financial performance over a sustained period; strengthens mutuality of interests between executives and shareholders; increases retention; rewards creation of shareholder value

Benefits	Defined contribution savings plan, healthcare plan and other standard company benefit plans	Provides market competitive savings and health and welfare benefit programs generally available to other employees based on standard eligibility criteria

Element	Description	Function
Executive Perquisites and Other Arrangements	We do not provide perquisites, defined benefit plans or other retirement benefits, deferred compensation, guaranteed severance or agreed-upon post-termination compensation to our named executive officers, except as noted above.	Not applicable

Retirement Payments and Benefits	Purely discretionary payments that can be made in cash, equity or a combination of the two, payable in a lump sum or over a period of years following retirement	Rewards extraordinary commitment and performance over many years, encourages implementation of successful succession plans

Retention Incentive Payments	Payable at the discretion of the Compensation Committee upon entry into a retention agreement with the particular named executive officer subject to claw-back restrictions that lapse upon satisfaction of the employment condition	Creates additional incentives for retention of key officers in light of a competitive environment

In 2009, the Compensation Committee reviewed the annual salaries and overall compensation of our executive officers, which included a review of market data provided by Towers Perrin (now known as Towers Watson, Inc.).

In reviewing executive compensation, our Compensation Committee considers competitive practice and pay levels from the following companies: Cowen Group, Inc., Evercore Partners Inc., Jefferies Group, Inc., JMP Group Inc., KBW, Inc., Knight Capital Group, Inc., Lazard Group LLC, Oppenheimer Holdings Inc., Piper Jaffray Companies and Thomas Weisel Partners Group, Inc. In some circumstances not all companies are considered due to differences in practices, corporate structure, corporate strategy, or availability of data, and we occasionally look at a broader group of financial firms when reviewing pay practices and pay levels.

Base Salary

The purpose of base salary is to provide a set amount of cash compensation for each named executive officer that is not variable in nature and is generally competitive with market practices. Under normal circumstances, consistent with industry practice and our pay for performance philosophy, the base salary for each named executive officer typically accounts for less than half of total compensation.

The Compensation Committee seeks to pay our executive officers a competitive base salary in recognition of their job responsibilities for a publicly held company by considering several factors, including competitive factors within our industry, past contributions and individual performance of each named executive officer, as well as retention. As discussed above, in setting base salaries the Compensation Committee is mindful of total compensation and the overall goal of keeping the amount of cash compensation that is provided in the form of base salary substantially lower than the amount of bonus opportunity that is available, assuming that performance targets are met or exceeded.

Following the review of the above-referenced market data provided by Towers Watson, base salaries for our named executive officers were not changed from amounts paid in 2008.

Performance-Based Annual Incentive Compensation

For 2009, in light of the recent global financial and economic crisis, the Compensation Committee did not establish a formulaic performance-based bonus program for our named executive officers based on the achievement of specified corporate financial performance goals. At the time the Compensation Committee considered the matter in the first quarter of 2009, the Compensation Committee did not believe establishing such a program was appropriate in the then-existing environment, because of the ongoing uncertainty regarding the presence and/or timing of an economic recovery or any sustained improvement in the capital markets in the upcoming future. The Compensation Committee determined that, absent a meaningful upturn in the economy and improvement in the financial and credit markets during 2009, it would have been unlikely that a performance-based bonus plan linked to specified corporate performance goals would have provided any meaningful compensation for our named executive officers. As a result, the Compensation Committee determined, after a review of data provided by Towers Watson, that it was not advisable to adopt a performance bonus plan that satisfied the requirements of Section 162(m) of the Code.

For 2010, in consultation with Towers Watson, the Compensation Committee recommended, and the independent members of the Board of Directors approved, a performance bonus plan that satisfies the requirements of Section 162(m) of the Code, as described below in the section “—2010 Executive Compensation for Named Executive Officers — 2010 Performance-Based Annual Incentive Compensation Awards.”

Discretionary Bonuses

After careful consideration of both individual levels of executive performance, as well as the overall performance of the executive management team, the Compensation Committee concluded that our named executive officers had performed exceptionally well in 2009, and that their actions were materially beneficial to our company and our shareholders, particularly in the context of the global credit crisis and market turbulence. Some of the more significant performance factors taken into consideration by the Board included the following:

1)	The maintenance of a strong, liquid balance sheet.

2)	The significant reduction of core fixed costs.

3)	The return to profitability in the second half of the year and positive cash profitability for the year.

4)	The continued presence of an effective legal, compliance, and regulatory program.

5)	The launch of new businesses to include credit and options trading, introducing prime brokerage, restructuring advisory and leveraged finance.

6)	The completion of a separation from our company’s previous majority owner without dilution or a reduction to the capital base.

After careful consideration of the individual performance of our named executive officers in light of their duties, responsibilities and function, on February 9, 2010, our Compensation Committee recommended and our Board approved discretionary bonuses for our named executive officers. In each case, the bonus consisted of a cash component and a significant equity component to tie a portion of the value of the bonus to our company’s long- term performance. For Messrs. Ginivan and Wright, the allocation of the bonuses between cash and RSUs was based on a formula our company uses for its senior officers and key employees that requires that a percentage of total compensation for these individuals over certain thresholds be paid in RSUs. For Messrs. J. Billings, Hendrix, and Neuhauser, a greater percentage of their total compensation (50%) was allocated to RSUs than the percentage dictated by the formula.

Each bonus, paid part in cash and part in RSUs granted under the 2006 LTIP, was for the recipient named executive officer’s performance in 2009 and not for performance in 2010, and was as follows:

•

a bonus payable to Richard J. Hendrix, our President and Chief Executive Officer, consisting of a cash component of $1,139,750 and an equivalent equity component equal to $1,139,750 payable in the form of 209,899 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment.

•	a bonus payable to James C. Neuhauser, our Executive Vice President and Head of Investment Banking, consisting of a cash component of $703,250 and an equivalent equity component equal to $703,250 payable in the form of 129,512 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment.

•

a bonus payable to Jonathan Billings, our Executive Vice President and Head of Institutional Brokerage, consisting of a cash component of $703,250 and an equivalent equity component equal to $703,250 payable in the form of 129,512 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment.

•

a bonus payable to Bradley J. Wright, our Executive Vice President and Chief Financial Officer, consisting of a cash component of $393,600 and an equity component equal to $74,614 payable in the form of 13,741 RSUs, each representing the right to receive one share of our common stock. 12,366 RSUs are scheduled to vest on a pro-rata basis on the first, second, and third anniversaries of the date of grant, and 1,375 RSUs are scheduled to vest fully on the third anniversary of the date of grant, subject to continued employment.

•

a bonus payable to William J. Ginivan, our Executive Vice President and General Counsel, consisting of a cash component of $232,800 and an equity component equal to $64,666 payable in the form of 11,909 RSUs, each representing the right to receive one share of our common stock. 10,718 RSUs are scheduled to vest on a pro-rata basis on the first, second, and third anniversaries of the date of grant, and 1,191 RSUs are scheduled to vest fully on the third anniversary of the date of grant, subject to continued employment.

Long-Term Equity Incentives

As noted, the Compensation Committee believes that a portion of named executive officer compensation should be in the form of equity awards as a retention tool and to align further the long-term interests of named executive officers with those of our other shareholders. As described above, the Compensation Committee has discretion to determine the payment of named executive officer bonuses through a combination of cash and RSUs, representing rights to receive shares of our common stock. Equity awards are made pursuant to our 2006 LTIP, which provides for awards in the form of stock options, restricted stock and RSUs.

The Compensation Committee understands and appreciates that equity incentive compensation can promote high-risk behavior if the incentives it creates for short-term performance are not properly aligned with the interests of our company over the long-term. The Compensation Committee believes that the structure of our company’s long-term equity incentives, with its emphasis on the use of performance-based RSUs, appropriately mitigates the risk by directly aligning the recipients’ interests with those of our company. We use judgment and discretion rather than rely solely on formulaic results and do not use highly leveraged incentives that drive risky short-term behavior. Instead, we reward consistent and longer-term performance. Our long-term equity incentives reward long-term stock performance.

As previously disclosed in the 2009 proxy, in recognition of Mr. Richard Hendrix’s promotion to the position of Chief Executive Officer of our company effective January 1, 2009, we granted options to purchase 500,000 shares of our company’s common stock to Mr. Hendrix on February 24, 2009. The options have an exercise price of $2.95, equal to the closing price of our company’s common stock on February 23, 2009, the day preceding the date of grant, vest in four equal installments beginning on the first anniversary of the date of grant, subject to Mr. Hendrix’s continued employment, and will expire on the tenth anniversary of the date of grant.

As previously disclosed in our Current Report on Form 8-K filed February 16, 2010, based on a review of Mr. Hendrix’s increased responsibilities and contributions to our company as Chief Executive Officer, the benefits of further aligning Mr. Hendrix’s short and long-term interests with those of our company and shareholders, and a review of Mr. Hendrix’s equity ownership as Chief Executive Officer of our company, on February 9, 2010 the Board approved the following awards of RSUs and stock options: 750,000 RSUs, each representing the right to receive one share of our company’s common stock, that vest in three equal installments on the third, fourth, and fifth anniversaries of the date of grant, subject to Mr. Hendrix’s continued employment; and options to purchase 250,000 shares of our company’s common stock. The options have an exercise price of $5.43, which was the closing price of our company’s common stock on February 8, 2010, the day preceding the date of grant, will vest in three equal installments on the third, fourth, and fifth anniversaries of the date of grant, subject to Mr. Hendrix’s continued employment, and will expire on the tenth anniversary of the date of grant. These awards are one-time awards and the grant of these awards do not contemplate any additional awards in the future.

As previously disclosed in our Current Report on Form 8-K filed February 16, 2010, we granted Mr. J. Billings and Mr. Neuhauser options to each purchase 150,000 shares of our company’s common stock. The options have an exercise price of $5.43, equal to the closing price of our company’s common stock on February 8, 2010, the day preceding the date of grant, and will vest in full on the third anniversary of the date of grant, subject to their continued employment, and will expire on the sixth anniversary of the date of grant. These awards are one-time awards granted for incentive and retention purposes and do not contemplate any additional awards in the future.

Post-Termination Compensation

With the exception of our company’s employment and retention incentive agreements with Richard J. Hendrix, and the retirement and director service agreements with Eric F. Billings, as disclosed in “Certain Relationships and Transactions With Related Persons — Employment Agreement With Our President and Chief Executive Officer” and “— Retirement and Director Services Agreements With Our Chairman and Then-Chief Executive Officer” and in the 2009 proxy, we do not have employment contracts or post-termination compensation agreements with any of our named executive officers, and we do not have contractual provisions or other arrangements with any of the named executive officers, which provide for payments at, following, or in connection with the resignation, severance, retirement or other termination (including constructive termination) of a named executive officer. The Board of Directors retains discretion to provide severance in a particular case, although we are under no obligation to do so. Unvested stock options, restricted stock and RSU awards held by grantees, including those held by named executive officers, may vest upon a change in control or following a change in control, or upon termination of employment due to death or disability, as provided under the terms of our 2006 LTIP, including prior plans. The Compensation Committee continues to consider instituting formal policies with respect to severance for the named executive officers. For quantitative information related to post-termination compensation, see “Executive Compensation — Potential Payments Upon Termination or Change-in-Control.”

Deductibility of Executive Compensation

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to our chief executive officer or any one of our four highest paid executive officers, other than our chief executive officer, unless certain conditions are met. As discussed above in “Elements of 2009 Compensation—Discretionary Bonuses,” the Compensation Committee has discretion to approve compensation that does not meet these requirements in order to ensure competitive levels of total compensation for its executive officers, and the Compensation Committee exercised this discretion as described above. As discussed below under the heading “— 2010 Performance-Based Annual Incentive Compensation Awards,” the Compensation Committee has established a performance bonus plan for 2010 that complies with the requirements of Section 162(m) of the Code.

2010 Executive Compensation for Named Executive Officers

2010 Base Salaries

The Compensation Committee reviewed annual base salaries using market data provided by Towers Watson. Following the Towers Watson review, base salaries for the following named executive officers were changed for 2010: Mr. Wright’s base salary was increased from $250,000 to $375,000, and Messrs. J. Billings’ and Neuhauser’s base salaries were each increased from $250,000 to $500,000. These salary adjustments were made to reflect alignment with base salary movement among peer companies and are intended to achieve a more market-competitive mix of fixed to variable compensation. The adjustments are not intended to increase overall compensation paid to executives. Base salaries of Mr. Hendrix and Mr. Ginivan were unchanged in 2010 from 2009 levels.

2010 Performance-Based Annual Incentive Compensation Awards

For 2010, in consultation with Towers Watson, the Compensation Committee recommended, and the independent members of the Board of Directors approved, an Incentive Compensation Program (the “ICP”) for the named executive officers of our company. Under the ICP, Messrs. Hendrix, J. Billings, Ginivan, Neuhauser and Wright will share in a performance-based bonus pool established under the ICP (the “ICP pool”). Performance-based annual incentive compensation awards for each of the ICP participants in 2010 will be at the discretion of the Compensation Committee and the Board based on their assessment of performance against quantitative and qualitative factors outlined below, in addition to other considerations including retention, continuity of management, and competitive factors.

•	Cash Profitability[1]

•	Expense Management

•	Return on Equity

•	Risk Management

•	Compliance with Regulatory Requirements

•	Performance Against Strategic Plan

The mix of cash and equity will be determined by the Compensation Committee in its discretion, and the maximum share of the ICP pool that any one of Messrs. Hendrix, J. Billings, Ginivan, Neuhauser and Wright may be allocated is 100%. The Compensation Committee and the Board also have discretion to reduce the size of the ICP pool and to award a smaller amount than would otherwise be paid, if earned, to the ICP participants from the ICP pool if the Compensation Committee and the Board believe that is appropriate.

The Compensation Committee intends for this annual incentive opportunity to be a substantial component of each ICP participant’s 2010 total compensation. Because the annual incentive opportunity and individual award from the ICP pool will depend upon our company’s and each individual executive’s performance, the Compensation Committee believes this form of compensation benefits our shareholders. The Compensation Committee will determine the actual size of the ICP pool after the close of the 2010 fiscal year so that all relevant data are available regarding our company’s and the ICP participants’ individual performance in 2010 and so the Compensation Committee can rely upon our audited financial results. Funding of the ICP pool will be based on an assessment of our 2010 financial performance relative to the Compensation Committee’s pre-established financial performance goals, as described below.

A threshold level of net revenue must be achieved before the ICP will fund an ICP pool. For 2010, the Compensation Committee established a threshold goal for ICP funding of $140 million in net revenue. If actual net revenue does not reach the threshold level of performance, the ICP pool will not fund. If full year actual net revenue exceeds the established threshold net revenue goal, the ICP funds an ICP pool equal to 5% of net revenue beginning with the first dollar of net revenue earned.

[1]	Cash Profitability is a non-GAAP measurement used by our management team to analyze and assess the results of the core capital markets and asset management operating units. In determining Cash Profitability, we exclude from GAAP income before taxes the following non-core operating items: (1) severance costs associated with reductions in headcount, (2) corporate transaction costs, which includes costs associated with business combinations and acquisitions, and (3) net investment income (losses) from our long-term investments. We also exclude the following non-cash expenses: (1) impairment of intangible assets, (2) compensation costs associated with stock-based awards, and (3) amortization of intangible assets. Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of our company, and provides additional clarity around the firm’s forward earnings capacity and trend.

Supplemental 2009 Compensation Table

The following supplemental table reflects how the Compensation Committee and our Board of Directors view the compensation of our named executive officers. This supplemental table includes salary, as well as cash and stock bonus awards, for service in 2009. It also includes long-term stock and option incentive awards. The tables that present our executives’ compensation as required by the recently amended SEC rules are set forth in “Executive Compensation.” This supplemental table is additional information that is not required by the SEC.

	Compensation for 2009				Long Term Incentive
	Base Salary ($)	Bonus Award		Total ($)	Long-Term Incentive Stock Award ($)(1)(3)	Long-Term Incentive Options Award ($)(1)(3)(4)	Grand Total ($)
Name		Cash Component ($)	Stock Award Component ($)(1)(2)
Richard J Hendrix	750,000	1,139,750	1,139,750	3,029,500	4,072,500	730,000	7,832,000
President and Chief Executive Officer

Bradley J. Wright	250,000	393,600	74,614	718,214	—	—	718,214
Executive Vice President and Chief Financial Officer

William J. Ginivan	375,000	232,800	64,666	672,466	—	—	672,466
Executive Vice President and General Counsel

James C. Neuhauser	250,000	703,250	703,250	1,656,500	—	325,500	1,982,000
Executive Vice President and Head of Investment Banking

Jonathan L. Billings	250,000	703,250	703,250	1,656,500	—	325,500	1,982,000
Executive Vice President and Head of Institutional Brokerage

(1)	The amounts in these columns represent the aggregate grant date fair value of stock awards and stock options computed in accordance with FASB ASC Topic 718. The discussion of the assumptions used for purposes of the valuation of the stock options granted to employees appears in Note 13 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
(2)	The following RSU awards were granted to our executives for their 2009 performance:
On February 9, 2010, Mr. Hendrix was awarded 209,899 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment.
On February 9, 2010, Mr. Wright was awarded 13,741 RSUs, each representing the right to receive one share of our common stock. 12,366 RSUs are scheduled to vest on a pro-rata basis on the first, second, and third anniversaries of the date of grant, and 1,375 RSUs are scheduled to vest fully on the third anniversary of the date of grant, subject to continued employment.
On February 9, 2010, Mr. Ginivan was awarded 11,909 RSUs, each representing the right to receive one share of our common stock. 10,718 RSUs are scheduled to vest on a pro-rata basis on the first, second, and third anniversaries of the date of grant, and 1,191 RSUs are scheduled to vest fully on the third anniversary of the date of grant, subject to continued employment.
On February 9, 2010 Mr. Neuhauser and Mr. Billings were each awarded 129,512 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment.
(3)

As previously disclosed in our Current Report on Form 8-K filed February 16, 2010, based on a review of Mr. Hendrix’s increased responsibilities and contributions to our company as Chief Executive Officer, the benefits of further aligning Mr. Hendrix’s short and long-term interests with those of our company and shareholders, and a review of Mr. Hendrix’s equity ownership as Chief Executive Officer of our company, on February 9, 2010 the Board approved the following awards of RSUs and stock options: 750,000 RSUs, each representing the right to receive one share of our company’s common stock, that vest in three equal installments on the third, fourth, and fifth anniversaries of the date of grant, subject to Mr. Hendrix’s continued employment; and options to purchase 250,000 shares of our company’s common stock. The options have an exercise price of $5.43, which was the closing price of our company’s common stock on February 8, 2010, the day preceding the date of grant, will vest in three equal installments on the third, fourth, and fifth anniversaries of the date of grant, subject to Mr. Hendrix’s continued employment, and will expire on the tenth anniversary of the date of grant. These awards are one-time awards and the grant of these awards does not contemplate any additional awards in the future.

(4)	As previously disclosed in our Current Report on Form 8-K filed February 16, 2010, we granted to each of Mr. J. Billings and Mr. Neuhauser options to purchase 150,000 shares of our common stock. The options have an exercise price of $5.43, equal to the closing price of our company’s common stock on February 8, 2010, the day preceding the date of grant, and will vest in full on the third anniversary of the date of grant, subject to their continued employment, and will expire on the sixth anniversary of the date of grant. These awards are one-time awards granted for incentive and retention purposes and do not contemplate any additional awards in the future.

Awards of RSUs and stock options to executive officers and other eligible persons are made on a regular award date each year shortly after the end of the applicable performance year. The award date is scheduled to give us sufficient time to complete all performance reviews and obtain all necessary approvals.

We occasionally make awards of RSUs or stock options other than on the regular annual award date, usually in connection with hiring a new key employee or other incentive awards under our 2006 LTIP.

Formal approval for awards is obtained prior to the grant dates. We do not coordinate the timing of our awards with the release of material nonpublic information. The exercise price for the stock options equals the closing price of our common stock on the trading day immediately preceding the grant date.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table below contains, in compliance with the reporting requirements of the SEC, the compensation information for our named executive officers for the years ended December 31, 2009, 2008, and 2007. In accordance with recently amended SEC rules, the following table includes for a particular fiscal year only those stock and option awards granted during that year, rather than awards granted after year end, even if awarded for services in that year. The Summary Compensation Table below includes values for contingent compensation, such as unvested and/or unpaid stock awards and unexercised stock options. For example, performance share awards that have been granted to the named executive officers but not paid by us have been valued in the table below based on the most probable outcomes as of the date of the grants, even in cases where the fair value of such awards determined as of the present date would be lower. The named executive officers may never realize the value of certain items included under the column headed “Total” (as is the case in recent years), or the amounts realized may differ materially from the amount listed in the Summary Compensation Table and related footnotes. In addition, equity compensation is reported in several different tables in this Proxy Statement. For that reason, investors should take care to not “double count” equity awards.

Name and Principal Position	Year(1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen sation ($)	Total ($)
Richard J. Hendrix	2009	750,000	1,139,750	—	870,000	—	—	—	2,759,750
President and Chief Executive Officer	2008	750,000	1,700,000	2,113,600	585,200	—	—	—	5,148,800
	2007	750,000	1,073,672	421,046	738,720	—	—	—	2,983,438

Bradley J. Wright	2009	250,000	393,600	63,935	—	—	—	—	707,535
Executive Vice President and Chief Financial Officer	2008	206,731	385,654	376,373	63,397	—	—	—	1,032,155

William J. Ginivan	2009	375,000	232,800	43,872	—	—	—	—	651,672
Executive Vice President and General Counsel	2008	286,458	237,708	513,864	121,917	—	—	—	1,159,947
	2007	—	—	54,019	307,800	—	—	—	361,819

James C. Neuhauser	2009	250,000	703,250	235,295	—	—	—	—	1,188,545
Executive Vice President and Head of Investment Banking	2008	250,000	800,000	1,363,500	292,600	—	—	—	2,706,100

Jonathan L. Billings	2009	250,000	703,250	235,295	—	—	—	—	1,188,545
Executive Vice President and Head of Institutional Brokerage

(1)	For Messrs. Wright and Neuhauser, compensation is not shown for fiscal 2007 because they were not named executive officers in fiscal 2007. For Mr. Billings, compensation is not shown for fiscal 2008 or fiscal 2007 because he was not a named executive officer in fiscal 2008 or fiscal 2007.
(2)	From January 1, 2008 through September 16, 2008, Mr. Ginivan had dual responsibilities at our company and at Arlington Asset. After September 16, 2008, Mr. Ginivan became solely dedicated to our company and its operations. We paid Mr. Ginivan an annual base salary rate of $250,000 and Arlington Asset paid Mr. Ginivan an annual base salary of $125,000 from January 1, 2008 through September 15, 2008. Effective September 16, 2008, we paid Mr. Ginivan an annual base salary of $375,000.
(3)	Amounts represent cash portion of performance year bonus. The 2008 bonus for Mr. Wright includes a sign-on bonus of $40,000 we paid to Mr. Wright when he joined our company. As previously disclosed, the 2008 bonus for Mr. Hendrix is comprised of a payment of $1,700,000 that he received from us as part of an employment and retention incentive agreement entered into on April 30, 2008. If, prior to the first anniversary of the retention incentive agreement, Mr. Hendrix had voluntarily resigned without Good Reason (as defined in his employment agreement described above) or had been terminated with Cause (as defined in his employment agreement described above), he would have been required to pay back in full the $1,700,000 payment.

(4)	The amounts in these columns represent the aggregate grant date fair value of stock awards and stock options computed in accordance with FASB ASC Topic 718. The discussion of the assumptions used for purposes of the valuation of the stock options granted for fiscal year 2009 appears in Note 13 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. For certain awards modified in 2008, the incremental fair value of the modified award as computed in accordance the FASB ASC Topic 718 has been included in these columns.

On April 30, 2008, we entered into two agreements with Mr. Richard J. Hendrix, our President and Chief Operating Officer at that time and now our President and Chief Executive Officer. We describe in detail above the employment agreement in “— Employment Agreement With Our President and Chief Executive Officer” and the retention incentive agreement in “— Retention Incentive Agreement With Our President and Chief Executive Officer.”

Grants of Plan-Based Awards Table for 2009

The following table presents information concerning each grant made to our named executive officers in the fiscal year ended December 31, 2009, under any plan, including awards, if any, that subsequently have been transferred. In accordance with SEC rules, the table does not include February 2010 awards granted as compensation for services performed in 2009.

Name	Grant Date	Date of Comp. Cttee. Approval	All Other Stock Awards: Number of Shares of Stock (#)(1)	All Other Stock Awards: Number of Shares Underlying Options(2)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on Date of Grant ($/sh)	Grant Date Fair Value ($)(3)
Richard J. Hendrix	2/24/2009	2/23/2009		500,000	2.95	3.03	870,000
Bradley J. Wright	2/24/2009	2/23/2009	18,422				54,345
	2/24/2009	2/23/2009	3,251				9,590
William J. Ginivan	2/24/2009	2/23/2009	12,641				37,291
	2/24/2009	2/23/2009	2,231				6,581
James C. Neuhauser	2/24/2009	2/23/2009	67,797				200,001
	2/24/2009	2/23/2009	11,964				35,294
Jonathan L. Billings	2/24/2009	2/23/2009	67,797				200,001
	2/24/2009	2/23/2009	11,964				35,294

(1)	On February 24, 2009, Mr. Wright was awarded 18,422 RSUs, each representing the right to receive one share of our common stock, which vest in equal one-third increments on the first, second, and third anniversaries of the grant date, subject only to continued employment with our company, and 3,251 RSUs, each representing the right to receive one share of our common stock, which vest in full on the third anniversary of the grant date, subject only to continued employment with our company. These shares were awarded under the 2006 LTIP as partial payment of the discretionary bonus paid to Mr. Wright by us for his 2008 service.

On February 24, 2009, Mr. Ginivan was awarded 12,641 RSUs, each representing the right to receive one share of our common stock, which vest in equal one-third increments on the first, second, and third anniversaries of the grant date, subject only to continued employment with our company, and 2,231 RSUs, each representing the right to receive one share of our common stock, which vest in full on the third anniversary of the grant date, subject only to continued employment with our company. These shares were awarded under the 2006 LTIP as partial payment of the discretionary bonus paid to Mr. Ginivan by us for his 2008 service.

On February 24, 2009, Mr. Neuhauser was awarded 67,797 RSUs, each representing the right to receive one share of our common stock, which vest in equal one-third increments on the first, second, and third anniversaries of the grant date, subject only to continued employment with our company, and 11,964 RSUs, each representing the right to receive one share of our common stock, which vest in full on the third anniversary of the grant date, subject only to continued employment with our company. These shares were awarded under the 2006 LTIP as partial payment of the discretionary bonus paid to Mr. Neuhauser by us for his 2008 service.

On February 24, 2009, Mr. Billings was awarded 67,797 RSUs, each representing the right to receive one share of our common stock, which vest in equal one-third increments on the first, second, and third anniversaries of the grant date, subject only to continued employment with our company, and 11,964 RSUs, each representing the right to receive one share of our common stock, which vest in full on the third anniversary of the grant date, subject only to continued employment with our company. These shares were awarded under the 2006 LTIP as partial payment of the discretionary bonus paid to Mr. Billings by us for his 2008 service.
(2)	As previously disclosed in the 2009 proxy, in recognition of Mr. Richard Hendrix’s promotion to the position of Chief Executive Officer of our company effective January 1, 2009, we granted options to purchase 500,000 shares of our common stock to Mr. Hendrix on February 24, 2009. The options have an exercise price of $2.95, equal to the closing price of our common stock on February 23, 2009, the day preceding the date of grant, and will vest in four equal installments on the first four anniversaries of the date of grant, subject to Mr. Hendrix’s continued employment, and will expire on the tenth anniversary of the date of grant.
(3)	Represents the grant date fair value, which has been computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards At 2009 Fiscal Year-End

The following table sets forth information concerning equity awards of our named executive officers that were outstanding at December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)(1)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Richard J. Hendrix		320,000		5.61	8/20/2015	171,454	1,059,586	160,000	988,800
		500,000		2.95	2/24/2019
Bradley J. Wright		34,667		5.61	8/20/2015	64,006	395,557	17,333	107,118
William J. Ginivan		66,667		5.61	8/20/2015	57,324	354,262	33,333	205,998
James C. Neuhauser	135,000			15.00	8/16/2012	263,504	1,628,455	80,000	494,400
		160,000		5.61	8/20/2015
Jonathan L. Billings	135,000			15.00	8/16/2012	238,964	1,476,798	80,000	494,400
		160,000		5.61	8/20/2015

(1)	In connection with our July 2006 private offering, Arlington Asset’s Board of Directors, which at the time included Mr. Hendrix, awarded stock options under our 2006 LTIP to Mr. Neuhauser and Mr. Billings with 3-year cliff vesting on August 16, 2009, the third anniversary of the grant date, a strike price of $15 per share, and a six-year term until expiration. These awards were made subject only to continued employment with our company.
(2)	On August 20, 2008, Messrs. Hendrix, Wright, Ginivan, Neuhauser, and Billings were granted options to purchase shares of our common stock under the 2006 LTIP. These options become exercisable in three equal annual installments beginning on August 20, 2011, subject only to continued employment with our company, at an exercise price of $5.61 per share, which was the closing price of our common stock on the NASDAQ Stock Market on August 19, 2008, the trading day immediately preceding the date of grant.
On February 24, 2009, Mr. Hendrix was granted options to purchase 500,000 shares of our company’s common stock. The options have an exercise price of $2.95, equal to the closing price of our common stock on February 23, 2009, the day preceding the date of grant, and will vest in four equal installments on the first four anniversaries of the date of grant, subject to Mr. Hendrix’s continued employment, and will expire on the tenth anniversary of the date of grant.
(3)	Unvested restricted shares/units held by Mr. Hendrix at December 31, 2009 vest as follows: 11,454 will vest in full on July 25, 2010 and 160,000 will vest in three equal annual installments beginning on February 20, 2011.
Unvested restricted shares/units held by Mr. Wright at December 31, 2009 vest as follows: 17,333 will vest in three equal annual installments beginning on April 21, 2011, 18,422 will vest in three equal annual installments beginning on February 24, 2010, 25,000 will vest in three equal annual installments beginning on February 25, 2011, and 3,251 will vest in full on February 24, 2012.
Unvested restricted shares/units held by Mr. Ginivan at December 31, 2009 vest as follows: 1,470 will vest in full on July 25, 2010, 6,048 will vest in two equal annual installments beginning on February 20, 2010, 1,601 will vest in full on February 20, 2011, 33,333 will vest in three equal annual installments beginning on February 20, 2011, 12,641 will vest in three equal annual installments beginning on February 24, 2010, and 2,231 will vest in full on February 24, 2012.
Unvested restricted shares/units held by Mr. Neuhauser at December 31, 2009 vest as follows: 19,544 will vest in full on February 12, 2010, 20,000 will vest in three equal annual installments beginning on June 7, 2010, 29,149 will vest in full on August 3, 2010, 27,714 will vest in two equal annual installments beginning on February 15, 2010, 7,336 will vest in full on February 15, 2011, 80,000 will vest in three equal annual installments beginning on February 21, 2011, 67,797 will vest in three equal annual installments beginning on February 24, 2010, and 11,964 will vest in full on February 24, 2012.
Unvested restricted shares/units held by Mr. Billings at December 31, 2009 vest as follows: 8,336 will vest in full on February 12, 2010, 20,000 will vest in three equal annual installments beginning on June 7, 2010, 15,830 will vest in full on August 3, 2010, 27,704 will vest in two equal annual installments beginning on February 15, 2010, 7,333 will vest in full on February 15, 2011, 80,000 will vest in three equal annual installments beginning on February 21, 2011, 67,797 will vest in three equal annual installments beginning on February 24, 2010, and 11,964 will vest in full on February 24, 2012.

(4)	The market value of the restricted shares and RSUs that have not vested as of December 31, 2009 was calculated based on $6.18 per share, the closing price of our company’s common stock on December 31, 2009. Dividends, if any, will be paid on outstanding shares of restricted stock at the same rate as paid to all holders of record of our common stock. For 2009, we did not pay any dividends on shares of our common stock.
(5)	The shares or units held by Messrs. Hendrix, Wright, Ginivan, Neuhauser and Billings will vest in three equal annual installments beginning on February 21, 2011 if the average market price for our common stock is at least $8.00 per share for any 20 consecutive trading days prior to February 20, 2011. All vesting is subject to continued employment with us.

Option Exercises and Stock Vested

No stock options to purchase shares of our common stock were exercised by our named executive officers in 2009. In 2009, the following restricted shares vested to our named executive officers:

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard J. Hendrix	7,489	43,062
Bradley J. Wright	—	—
William J. Ginivan	3,984	14,988
James C. Neuhauser	32,914	140,201
Jonathan L. Billings	32,536	123,194

(1)	Shares of Mr. Hendrix vested in 2009 as follows: 7,489 vested on July 25, 2009, which was a Saturday. The market price per share of our common stock on July 27, 2009, the first business day following the vesting date, closed at $5.75.
Shares of Mr. Ginivan vested in 2009 as follows: 3,023 vested on February 20, 2009. The market price per share of our common stock on that date closed at $3.13. 961 vested on July 25, 2009, which was a Saturday. The market price per share of our common stock on July 27, 2009, the first business day following the vesting date, closed at $5.75.
Shares of Mr. Neuhauser vested in 2009 as follows: 13,856 vested on February 15, 2009, which was a Sunday. The market price per share of our common stock on February 17, 2009, the first business day following the vesting date, closed at $3.09. 19,058 vested on August 3, 2009. The market price per share of our common stock on that date closed at $5.11.
Shares of Mr. Billings vested in 2009 as follows: 8,335 shares vested on February 12, 2009. The market price per share of our common stock on that date closed at $3.30. 13,851 vested on February 15, 2009, which was a Sunday. The market price per share of our common stock on February 17, 2009, the first business day following the vesting date, closed at $3.09. 10,350 vested on August 3, 2009. The market price per share of our common stock on that date closed at $5.11.

Potential Payments Upon Termination or Change-in-Control

With the exception of our company’s employment and retention incentive agreements with Richard J. Hendrix, we do not have employment contracts or post-termination compensation agreements with any of our named executive officers, and we do not have contractual provisions or other arrangements with any of the named executive officers, which provide for payments at, following, or in connection with the resignation, severance, retirement or other termination (including constructive termination) of a named executive officer. The Board of Directors retains discretion to provide severance in a particular case, although we are under no obligation to do so. Unvested stock options and restricted stock awards held by grantees, including those held by named executive officers, may vest upon a change in control or following a change in control, or upon termination of employment due to death or disability, as provided under the terms of our 2006 LTIP, including prior plans.

The following tables represent the payments due to our named executive officers in the event termination or change in control payments would have been triggered under the 2006 LTIP and Mr. Hendrix’s employment agreement as of December 31, 2009. For further information on the terms of Mr. Hendrix’s employment agreement, see “Certain Relationships and Transactions with Related Persons — Employment Agreement With Our President and Chief Executive Officer” above and also the actual employment agreement, which we filed as an exhibit to our Quarterly Report on Form 10-Q on May 12, 2008.

Payments Due Upon Termination Without Cause or Resignation for Good Reason

Name	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Benefits ($)(4)	Total ($)
Richard J. Hendrix	4,528,846	2,048,386	1,797,400	0	0	79,921	8,454,553
Bradley J. Wright	0	0	0	0	0	0	0
William J. Ginivan	0	0	0	0	0	0	0
James C. Neuhauser	0	0	0	0	0	0	0
Jonathan L. Billings	0	0	0	0	0	0	0

(1)	In the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, Mr. Hendrix is entitled to receive within ten days after the termination of his employment a single-sum cash payment equal to two times the average total annual salary and performance bonus earned by and paid to Mr. Hendrix with respect to the two fiscal years preceding the date of termination. If the termination occurred prior to the payment of any annual performance bonus for 2009, Mr. Hendrix was to receive not less than $4.5 million. In addition, in the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, the unpaid portion of any earned and accrued, but not yet paid, annual salary shall be paid to Mr. Hendrix in a lump sum within ten days after the termination of his employment. For the purposes of this table, we assume that the termination occurred on December 31, 2009, before he received the last bi-weekly payment of the year.
(2)	In the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, all unvested incentive equity and equity-based awards, other than those that are not intended to qualify as “performance based compensation” under Section 162(m) of the Code based on a performance measurement period beginning after January 1, 2009, shall immediately vest and any time-based forfeiture restrictions shall immediately lapse. In the event of a termination without cause due to a reduction in force, and pursuant to the 2006 LTIP, unvested options, stock appreciation rights (as defined in the 2006 LTIP) and restricted stock shall be forfeited.
(3)	The value of all restricted shares and RSUs whose time-based forfeiture provisions would lapse is based on the number of shares multiplied by $6.18 per share, the closing price of our common stock on December 31, 2009, the last trading day of the year. The value of all options that would vest upon termination is based on the number of options multiplied by the difference between $6.18 per share, the closing price of our common stock on December 31, 2009, the last trading day of the year, and the options strike price.
(4)	In the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, our company shall, for five years, provide Mr. Hendrix and his qualified beneficiaries health plan coverage through our group health plans while Mr. Hendrix is eligible under Section 4980B of the Code (“COBRA”) or shall reimburse Mr. Hendrix for premiums he incurs under a substantially similar private health insurance plan thereafter. For the purposes of this table, we assume that the cost of the health plan coverage is the same as the average per-employee amount we pay to provide our employees health care coverage in 2010, with an annual cost increase trend of 10.5%, as projected by our external healthcare benefits advisor.

Payments Due Upon Termination Without Cause Due to A Reduction in Force(1)

Name	Salary ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Benefits ($)(5)	Total ($)
Richard J. Hendrix	4,528,846	2,048,386	1,797,400	0	0	79,921	8,454,553
Bradley J. Wright	0	169,487	0	0	0	0	169,487
William J. Ginivan	0	130,213	0	0	0	0	130,213
James C. Neuhauser	0	747,854	0	0	0	0	747,854
Jonathan L. Billings	0	632,072	0	0	0	0	632,072

(1)	Our 2006 LTIP specifically contemplates a termination without cause due to a reduction in force, whereas Mr. Hendrix’s employment agreement contemplates a termination without cause more broadly. This table includes the same information for Mr. Hendrix as the table above entitled “Payments Due Upon Termination Without Cause or Resignation for Good Reason.” Please refer to the footnotes of that table for details of payments to Mr. Hendrix that would have been made if he had been terminated without cause due to a reduction in force on December 31, 2009.
(2)	In the event of a termination without cause due to a reduction in force, and pursuant to our 2006 LTIP, our named executive officers’ unvested options and stock appreciation rights (as defined in the 2006 LTIP) shall be forfeited, restricted stock and RSUs subject to cliff vesting or annual pro rata vesting provisions shall vest pro rata and remaining unvested restricted stock and RSUs shall be forfeited, and all performance awards (as defined in the 2006 LTIP) shall be payable pro rata at the end of the applicable performance period and only if the associated performance goals are achieved.
The value of unvested restricted shares and RSUs is based on the number of shares that would vest in the event of a termination without cause due to a reduction in force multiplied by $6.18, which was the closing price of our common stock on December 31, 2009, the last trading day of the year.

(3)	This table assumes that the performance goals for the performance awards are not later achieved by the end of the applicable performance period. If the goals were assumed to be achieved, then the amounts in the column entitled “Stock Awards” would increase by the following amounts, which would be payable only at the end of the applicable performance period:

Name	Stock Awards ($)
Richard J. Hendrix	—
Bradley J. Wright	32,476
William J. Ginivan	62,455
James C. Neuhauser	149,902
Jonathan L. Billings	149,902

(4)	All outstanding vested options have an exercise price greater than the closing price of our common stock on December 31, 2009, the last trading day of the year, therefore the value of those options for purposes of this table at that date was zero. As noted above, and pursuant to our 2006 LTIP, unvested options shall be forfeited in the event of a termination without cause due to reduction in force.
(5)	In the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, our company shall, for five years, provide Mr. Hendrix and his qualified beneficiaries health plan coverage through our group health plans while Mr. Hendrix is eligible under COBRA or shall reimburse Mr. Hendrix for premiums he incurs under a substantially similar private health insurance plan thereafter. For the purposes of this table, we assume that the cost of the health plan coverage is the same as the average per-employee amount we pay to provide our employees health care coverage in 2010, with an annual cost increase trend of 10.5%, as projected by our external healthcare benefits advisor.

Payments Due Upon Termination Due to Death or Disability

Name	Salary ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Benefits ($)	Total ($)
Richard J. Hendrix	28,846	2,048,386	1,797,400	0	0	0	3,874,632
Bradley J. Wright	0	502,675	19,760	0	0	0	522,435
William J. Ginivan	0	560,260	38,000	0	0	0	598,260
James C. Neuhauser	0	2,122,855	91,200	0	0	0	2,214,055
Jonathan L. Billings	0	1,971,198	91,200	0	0	0	2,062,398

(1)	In the event of a termination of Mr. Hendrix’s services to us due to his death or disability, the unpaid portion of any earned and accrued, but not yet paid, annual salary shall be paid to his estate in a lump sum. In addition, in the event of a termination of Mr. Hendrix’s services to us due to his death or disability, Mr. Hendrix is also entitled to any unpaid amounts of any earned and accrued, but not yet paid, amounts under any bonus, equity or long-term incentive plan of our company then in effect. For the purposes of this table, we assume that Mr. Hendrix died or became disabled on December 31, 2009, before receiving the last bi-weekly payment of the year.
(2)	In the event of a termination of Mr. Hendrix’s services to us due to his death or disability, and pursuant to his employment agreement with us, all unvested incentive equity and equity-based awards, other than those that are not intended to qualify as “performance based compensation” under Section 162(m) of the Code based on a performance measurement period beginning after January 1, 2009, shall immediately vest and any time-based forfeiture restrictions shall immediately lapse.
In the event of a termination due to death or disability, and pursuant to the 2006 LTIP, unvested options and stock appreciation rights (as defined in the 2006 LTIP) immediately vest and become fully exercisable (and remain exercisable for one year), all unvested restricted stock fully vests and becomes free of all restrictions and deferral limitations and all performance awards (as defined in the 2006 LTIP) shall be considered to be earned and payable and any deferral or other restriction shall lapse.
The value of all unvested restricted shares is based on the number of shares that would vest in the event of a termination due to death or disability multiplied by $6.18, which was the closing price of our common stock on December 31, 2009, the last trading day of the year.
For purposes of this table, we assume that each named executive officer died on December 31, 2009.
(3)	The value of all restricted shares and RSUs whose time-based forfeiture provisions would lapse in the event of a termination due to death or disability is based on the number of shares and RSUs multiplied by $6.18 per share, the closing price of our common stock on December 31, 2009, the last trading day of the year. The value of all options that would vest upon termination is based on the number of options multiplied by the difference between $6.18 per share, the closing price of our common stock on December 31, 2009, the last trading day of the year, and the options strike price.

Payments Due Upon Change in Control

Name	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Benefits ($)	Total ($)
Richard J. Hendrix	0	2,048,386	1,797,400	0	0	0	3,845,786
Bradley J. Wright	0	502,675	19,760	0	0	0	522,435
William J. Ginivan	0	560,260	38,000	0	0	0	598,260
James C. Neuhauser	0	2,122,855	91,200	0	0	0	2,214,055
Jonathan L. Billings	0	1,971,198	91,200	0	0	0	2,062,398

(1)	The value of all unvested restricted shares and RSUs is based on the number of shares and RSUs that would vest upon a change in control multiplied by $6.18, which was the closing price of our common stock on December 31, 2009, the last trading day of the year.
Unless an award agreement made under the 2006 LTIP states otherwise, upon a change in control, unvested options and stock appreciation rights (as defined in the 2006 LTIP) immediately vest and become fully exercisable, all unvested restricted stock and RSUs fully vest and becomes free of all restrictions and deferral limitations and all performance awards (as defined in the 2006 LTIP) shall be considered to be earned and payable and any deferral or other restriction shall lapse. Certain award agreements for our named executive officers state that the Compensation Committee shall determine the impact of a change in control, including whether RSU awards will vest and become free of restrictions and deferral limitations or will be assumed or substituted for by the successor company. For purposes of this table, if the Compensation Committee were to have determined that the RSU awards subject to this provision were to be assumed or substituted for by the successor company, then the Stock Awards amounts for this table would instead be as follows:

Name	Stock Awards ($)
Richard J. Hendrix	70,786
Bradley J. Wright	154,500
William J. Ginivan	56,355
James C. Neuhauser	641,132
Jonathan L. Billings	489,475

(2)	The value of all options that would vest upon change in control is based on the number of options multiplied by the difference between $6.18 per share, the closing price of our common stock on December 31, 2009, the last trading day of the year, and the options strike price.
(3)	In the event of a change in control, no payments are thereby caused to be paid to Mr. Hendrix.

COMPENSATION COMMITTEE REPORT

The following report is submitted by the Compensation Committee of the Board of Directors of FBR Capital Markets Corporation (the “Company”), which is composed of three independent directors, Messrs. Reimers (Chairman effective February 9, 2010), Hynes and Michael. The Board of Directors has concluded that each member of the Compensation Committee is independent, and that during 2009 each member of the Compensation Committee was independent, in each case according to the independence standards set forth in the NASDAQ listing standards and the Company’s Corporate Governance Guidelines.

The Compensation Committee oversees the Company’s compensation program on behalf of the Board of Directors. During 2009, the Compensation Committee met six times. In fulfilling its oversight duties, the Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” set forth in this proxy statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Respectfully submitted,

Arthur J. Reimers, Chairman

Thomas J. Hynes, Jr.

Ralph S. Michael, III

Note: During 2009, Richard M. DeMartini served as chairman of the Compensation Committee. Mr. DeMartini resigned from the Board of Directors of the Company on February 9, 2010. Ralph S. Michael, III, a current member of the Compensation Committee, did not serve on the Compensation Committee in 2009.

AUDIT COMMITTEE REPORT

The Audit Committee’s responsibility is to provide assistance and guidance to the Board of Directors in discharging its oversight responsibilities relating to: (1) the accounting and financial reporting practices, and internal control systems, of FBR Capital Markets Corporation (the “Company”) and its subsidiaries; (2) the reliability and integrity of the Company’s financial statements, accounting policies, and financial reporting and disclosure practices; (3) the Company’s compliance with legal and regulatory requirements; (4) the independent auditor’s qualifications, independence and performance; and (5) the staffing, qualifications and performance of the Company’s internal audit function.

The Audit Committee members are not professional accountants or auditors and these functions are not intended to replace or duplicate the activities of management or the independent auditors. Management has primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditors, are responsible for planning and carrying out an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and of management’s assessment of the Company’s internal control over financial reporting, expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles as well as the effectiveness of the Company’s internal control over financial reporting and management’s assessment thereof, reviewing the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, and other procedures.

During the last year, and earlier in 2010, in connection with the preparation of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in fulfillment of its oversight responsibilities, the Audit Committee did the following, among other things:

•	discussed with PwC the overall scope of and plans for their audit;

•

reviewed, upon completion of the audit, the financial statements to be included in the Form 10-K and management’s report on internal control over financial reporting and discussed the financial statements and the Company’s internal control over financial reporting with management;

•

conferred with PwC and with senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls (including the Company’s internal control over financial reporting) in effect;

•	instructed PwC that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders;

•

discussed with PwC the results of their audit, including PwC’s assessment of the quality and appropriateness, not just acceptability, of the accounting principles applied by the Company, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements as well as other matters required to be communicated under generally accepted auditing standards, including the matters required by the Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

•

obtained from PwC in connection with the audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that were discussed with management, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by PwC, and any material written communications between PwC and management.

The Audit Committee held eight meetings in 2009. Throughout the year we conferred with PwC, the Company’s internal audit team, and senior management in separate executive sessions to discuss any matters that the Audit

Committee, PwC, the internal audit team, or senior management believed should be discussed privately with the Audit Committee. We have direct and private access to both the internal and external auditors of the Company.

We have discussed with PwC their independence from management and the Company and have received and reviewed the written disclosure and the letter regarding the auditors’ independence as required by the Public Company Accounting Oversight Board. We have also concluded that PwC’s provision to the Company’s and its affiliates of the non-audit services is compatible with PwC’s obligation to remain independent.

We have also established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and for the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

After reviewing the qualifications of the current members of the committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board determined that each member of the Audit Committee is independent under the independence standards for audit committee members in the rules promulgated by the SEC under the Exchange Act and in the applicable independence standards of the NASDAQ, that each member is able to read and understand fundamental financial statements and that each of Mr. Alper (through June 2009), Mr. Michael (effective June 2009), Mr. Kraemer and Mr. Reimers qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.fbrcapitalmarkets.com under “Corporate Governance.” Any future changes in the charter of the Audit Committee will also be reflected on this website.

Based on the reviews and discussions described above, we recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. We have also recommended, and the Board has approved, the selection of PwC as the independent auditors for the year ending December 31, 2010.

Respectfully submitted,

Richard A. Kraemer, Chairman

Ralph S. Michael, III

Arthur J. Reimers

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the annual meeting other than as set forth in this proxy statement. However, if any other matters properly come before the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment, as permitted under our Bylaws and Virginia law.

By Order of the Board of Directors,

William J. Ginivan
Executive Vice President and General Counsel

April 28, 2010

Appendix A

FORM OF AMENDED 2006 LTIP

FBR CAPITAL MARKETS CORPORATION

2006 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective                     , 2010)

FBR Capital Markets Corporation, a corporation existing under the laws of the Commonwealth of Virginia (the “Company”), hereby establishes and adopts the following 2006 Long-Term Incentive Plan (the “Plan”), as amended and restated effective                    , 2010.

1.	PURPOSE OF THE PLAN

1.1.	Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1.	“Accounting Firm” shall have the meaning set forth in Section 11.4.

2.2.	“Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.3.	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent, Interest Equivalent, or Other Stock-Based Award granted pursuant to the provisions of the Plan.

2.4.	“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.5.	“Board” shall mean the board of directors of the Company.

2.6.	“Change in Control” shall have the meaning set forth in Section 11.1.

2.7.	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.8.	“Committee” shall mean the Compensation Committee of the Board, or, if such committee of the Board has not been appointed, the Board.

2.9.	“Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

2.10.	“Director” shall mean a non-employee member of the Board.

2.11.	“Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.12.

“Employee” shall mean any employee of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.13.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14.	“Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are not listed on a stock exchange, the Fair Market Value of the Shares on any date shall be their fair market value as determined by the Committee using any reasonable method and in good faith. If the Shares are listed on a stock exchange, the Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on such stock exchange (or the exchange selected by the Committee if the Shares are listed on more than one stock exchange), on the date prior to such date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported).

2.15.	“Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

2.16	“Interest Equivalent” shall have the meaning set forth in Section 12.5

2.17.	“Limitations” shall have the meaning set forth in Section 10.5.

2.18.	“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.19.	“Option Proceeds” shall mean the cash actually received by the Company for the option price in connection with the exercise of Options that are exercised after the effective date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options, which tax benefit shall be determined by multiplying (a) the amount that is deductible for Federal income tax purposes as a result of any such option exercise (currently, equal to the amount upon which the Participant’s withholding tax obligation is calculated), times (b) the maximum federal corporate income tax rate for the year of exercise. To the extent that a Participant pays the option price and/or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amounts so paid in Shares.

2.20.	“Other Stock-Based Award” shall have the meaning set forth in Section 8.1.

2.21.	“Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.22.	“Payee” shall have the meaning set forth in Section 13.1.

2.23.	“Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 9.

2.24.	“Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.25.	“Performance Share” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.26.

“Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.27.	“Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.28.	“Purchase/Placement Agreement” shall mean that certain agreement by and between the Company and Friedman, Billings, Ramsey & Co., Inc., as initial purchaser/placement agent, dated July 14, 2006.

2.29.	“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.30.	“Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.31.	“Restriction Period” shall have the meaning set forth in Section 7.1.

2.32.	“Securities Act” shall mean the Securities Act of 1933, as amended.

2.33.	“Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

2.34.	“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.35.	“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.36.	“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.37.	“Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

In addition, certain other terms used in the Plan have definitions provided to them in the first place in which they are used herein.

3.	SHARES SUBJECT TO THE PLAN

3.1	Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 31,069,985[1] Shares shall be authorized for grant under the Plan.

(b)	If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.

(c)	In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

[1]	This increase in shares assumes that Proposal 2 is approved by shareholders. The approval of Proposal 2 is not contingent on approval of Proposal 3.

(d)	Shares reacquired by the Company on the open market using Option Proceeds shall be available for Awards under the Plan. The increase in Shares available pursuant to the repurchase of Shares with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a Share on the date of exercise of the Option giving rise to such Option Proceeds.

(e)	Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares otherwise authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the last date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or any Affiliate prior to such acquisition or combination.

(f)	Grants of Awards as a material inducement to a person becoming an employee of the Company or any Subsidiary, including new employees in connection with a merger or acquisition, or a former employee being rehired as an employee following a bona fide period of interruption of employment, shall not reduce the Shares authorized for grant under the Plan if the Committee so determines.

(g)	Subject to adjustment as provided in Section 12.2, the aggregate number of Shares that may be issued under the Plan upon the exercise of Options is 31,069,985[2] shares.

3.2.	Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1.	Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

4.2.	Administration. (a) The Plan shall be administered by the Committee. The Directors may remove from, add members to, or fill vacancies on, the Committee.

(b)	The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile

[2]	This increase in shares assumes that Proposal 2 is approved by shareholders. The approval of Proposal 2 is not contingent on approval of Proposal 3.

any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents or Interest Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c)	Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any shareholder and any Employee or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(d)	The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers of the Company and to cancel or suspend Awards to Employees who are not Directors or officers of the Company.

5.	OPTIONS

5.1.	Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.	Award Agreements. All Options granted pursuant to this Section 5 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Section 5 may hold more than one Option granted pursuant to the Plan at the same time.

5.3.	Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Section 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not be permitted to (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of a stock exchange on which the Shares are listed, without shareholder approval.

Notwithstanding any other provision of the Plan to the contrary, upon approval of the inclusion of this paragraph in the Plan by the Company’s shareholders, the Committee may provide for, and the Company may implement, a one-time-only Option exchange program for employee Option holders (other than the named executive officers of the Company identified in the Company’s definitive proxy statement for the 2010 annual meeting of shareholders), pursuant to which certain outstanding Options granted at an exercise price of $15.00 per Share in August 2006 could, at the election of the person holding such Options, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Options with a lower exercise price per Share (but not less than 100% of the Fair Market Value per Share on the date of grant of such new Option), provided that such one-time-only option exchange program is commenced prior to June 3, 2011[3].

[3]	The addition of this paragraph assumes that Proposal 3 is approved by shareholders. The approval of Proposal 3 is not contingent on the approval of Proposal 2.

5.4.	Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability as provided in Section 12.4(a).

5.5.	Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including by certified check or bank check or wire transfer of immediately available funds), (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement, or (f) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. Except under certain circumstances contemplated by Section 11 or as may be set forth in an Award Agreement with respect to death or disability of a Participant, Options will not be exercisable before the expiration of one year from the date the Option is granted.

5.6.	Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

6.	STOCK APPRECIATION RIGHTS

6.1.	Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (“Tandem Stock Appreciation Right”), (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.	Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)	Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other lesser amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

(b)	Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)	Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(d)	Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised; provided, however, that if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies,.

(e)	The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(f)	The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate. In connection with the foregoing, the Committee shall consider the applicability and effect of Section 162(m) of the Code. Notwithstanding the foregoing provisions of this Section 6.2(f), but subject to Section 12.2 and Section 12.4(a), a Freestanding Stock Appreciation Right shall not have a term of greater than ten years. Except under certain circumstances contemplated by Section 11 or as may be set forth in an Award Agreement with respect to death or disability of a Participant, Freestanding Stock Appreciation Rights will not be exercisable before the expiration of one year from the date the right is granted. In addition to the foregoing, but subject to Section 12.2, the base amount of any Stock Appreciation Right shall not be reduced after the date of grant, without shareholder approval.

(g)	The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7.	RESTRICTED STOCK AWARDS

7.1.	Grants. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”). A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock

7.2.	Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3.	Rights of Holders of Restricted Stock. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock.

7.4.	Minimum Vesting Period. Except for certain limited situations (including the death, disability or retirement of the Participant or a Change in Control referred to in Section 11), Restricted Stock

Awards subject solely to continued employment restrictions shall have a Restriction Period of not less than three years from date of grant (but permitting pro-rata vesting over such time); provided, that the provisions of this Section 7.4 shall not be applicable to any Substitute Awards or grants of Restricted Stock in payment of Performance Awards pursuant to Section 9. Subject to the foregoing three-year or one-year minimum vesting requirement, as applicable, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the Treasury Regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based compensation exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.

8.	OTHER STOCK–BASED AWARDS

8.1.	Stock and Administration. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or securities convertible into Shares (“Other Stock-Based Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock-Based Awards shall be paid in Shares, cash or a combination, as determined by the Committee. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which such Other Stock-Based Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient. Other Stock-Based Awards may be immediately vested, immediately transferable or both immediately vested and transferable. Except for certain limited situations (including the death, disability or retirement of the Participant or a Change in Control referred to in Section 11), Other Stock-Based Awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the Committee for a period of not less than three years from date of grant (but permitting pro-rata vesting over such time); provided, that such restrictions shall not be applicable to any Substitute Awards, grants of Other Stock-Based Awards in payment of Performance Awards pursuant to Section 9, or grants of Other Stock-Based Awards on a deferred basis. In addition, the Committee may award unrestricted Shares to Participants in lieu of certain cash payments awarded under other compensation plans or programs of the Company.

8.2.	Terms and Conditions. Shares (including securities convertible into Shares) subject to Awards granted under this Section 8 may be issued for no consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

9.	PERFORMANCE AWARDS

9.1.

Terms of Performance Awards. Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years. Except as provided in Section 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.1. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

10.	CODE SECTION 162(m) PROVISIONS

10.1.	Performance Criteria. If any Award is intended to satisfy the performance-based compensation exception under Code Section 162(m), then the lapsing of restrictions on such an Award and the distribution of cash, Shares or other property pursuant thereto, as applicable, may be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenues, revenue growth; asset growth; combined net worth; debt to equity ratio; debt to capitalization ratio; earnings before interest, taxes, depreciation and amortization; operating income; operating cash flow; pre- or after-tax net income; cash flow or free cash flow; cash flow or free cash flow per share; net earnings; earnings per share; return on equity; return on investment; return on total capital; return on capital employed; return on assets; return on revenue; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels of the Company or any Affiliate, division or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

10.2.	Adjustments. Notwithstanding any provision of the Plan (other than Section 11), with respect to any Restricted Stock, Performance Award or Other Stock-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant.

10.3.	Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

10.4.	Limitations on Grants to Individual Participant. Subject to adjustment as provided in Section 12.2, no Participant may be granted Options or Stock Appreciation Rights during any calendar year with respect to more than 1,000,000 Shares. Subject to adjustment as provided in Section 12.2, no Participant may be granted in any calendar year Restricted Stock, Performance Awards and/or Other Stock-Based Awards that are intended to satisfy the performance-based compensation exception under Code Section 162(m) and that are denominated in Shares with respect to more than 750,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any calendar year with respect to Performance Awards and/or Other Stock-Based Awards that are intended to satisfy the performance-based compensation exception under Code Section 162(m) and that are valued with reference to property other than Shares is $25,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.	CHANGE IN CONTROL PROVISIONS

11.1.	Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(a)	acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (c) of this Section 11.1; or

(b)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or the Founders or Founder Affiliates) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e)	In no event shall a Change in Control be deemed to have occurred under this Section 11.1 upon an initial public offering or a subsequent public offering of the common stock under the Securities Act.

11.2.	Impact of Change in Control. Unless the Committee determines otherwise in an Award Agreement, upon a Change in Control, (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control immediately vest and become fully exercisable, (b) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock become free of all restrictions and limitations and become fully vested, (c) all Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of the Change in Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3.	Assumption Upon Change in Control. Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock-Based Award, then each outstanding Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock-Based Award shall not be accelerated as described in Sections 11.2(a), (b) and (d). For the purposes of this Section 11.3, an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of an involuntary termination without cause or a voluntary termination for good reason of a Participant’s employment in such successor company within a 24-month period following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 11.2(a), (b) and (d) above.

11.4.	Limitations on Benefits.

(a)	Subject to Section 11.4(e), but despite any other provision of this Plan, if it is determined that receipt of benefits or payments under this Plan, taking into account other benefits or payments provided under other plans, agreements or arrangements, would subject a Participant to tax under Code Section 4999, it must determine whether some amount of the benefits or payments would meet the definition of a “Reduced Amount.” If it is determined that there is a Reduced Amount, the total benefits and payments must be reduced to such Reduced Amount, but not below zero.

(b)	If it is determined that the total benefits and payments should be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, including a copy of the detailed calculations by the independent accounting firm engaged to audit the Company’s financial statements immediately before the Change in Control (the “Accounting Firm”). All determinations made by the Accounting Firm under this section are binding upon the Company and the Participant.

(c)	It is the intention of the Company and the Participant to reduce the total benefits and payments under this Plan and any other plan, agreement or arrangement only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As a result of the uncertainty in the application of Code section 4999 at the time of the initial determination by the Company’s accounting firm under this section, however, it is possible that amounts will have been paid or distributed under the Plan to or for the benefit of a Participant which should not have been so paid or distributed (“Overpayment”) or that additional amounts which will not have been paid or distributed under the Plan to or for the benefit of a Participant could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount. If the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the accounting firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated (if permitted by applicable law) for all purposes as a loan ab initio for which the Participant must repay the Company together with interest at the applicable federal rate under Code section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which Participant is subject to tax under Code section 1 or 4999 or generate a refund of such taxes. If the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the accounting firm must promptly notify the Administrator of the amount of the Underpayment and such amount, together with interest at the applicable federal rate under Code section 7872(f)(2), must be paid to the Participant.

(d)	For purposes of this section, (i) “Net After Tax Receipt” means the Present Value of a payment or benefit under this Plan and all other plans, agreements and arrangements net of all taxes imposed on Participant with respect thereto under Code sections 1 and 4999, determined by applying the highest marginal rate under Code section 1 which applied to the Participant’s taxable income for the immediately preceding taxable year; (ii) “Present Value” means the value determined in accordance with Code section 280G(d)(4); and (iii) “Reduced Amount” means the smallest aggregate amount of all payments or benefit under this Plan which (a) is less than the sum of all payments or benefit under this Plan and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments or benefit under this Plan and all other plans, agreements and arrangements were any other amount less than the sum of all payments or benefit under this Plan and all other plans, agreements and arrangements.

(e)	This section shall not apply to awards made to any Participant if an Award Agreement or other agreement between the Participant and the Company provides that the Company shall indemnify the Participant against any liability that the Participant may incur under Section 4999 of the Code.

12.	GENERALLY APPLICABLE PROVISIONS

12.1.	Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4, or (f) amend any provision of Section 10.5. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2.	Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, but without regard to the payment of any cash dividends by the Company in the ordinary course), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, the terms of the Plan and Awards shall be adjusted and such adjustments shall be as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3.	Transferability of Awards. Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards described in Section 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award with the consent of the Committee (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 12.3.

12.4.	Termination of Employment. Unless the Committee shall determine otherwise at or after the date of grant, the following termination provisions shall apply:

(a)	Death or Disability. Upon a Participant’s termination due to death or disability, as those terms may be defined in the Award Agreement, (i) Options and Stock Appreciation Rights outstanding as of the date of termination shall immediately vest and become fully exercisable, and remain exercisable for one year, even if one year exceeds the original option term (except for Options that are incentive stock options under Code section 422 and related Tandem Stock Appreciation Rights that shall not be exercisable after the original term), and even if death occurs during a post-termination exercise period; (ii) Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of termination and performance to such date), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; (iii) restrictions and deferral limitations on Restricted Stock, Other Stock-Based Awards, and any other Awards shall lapse and the Restricted Stock shall become free of all restrictions, limitations, or conditions and become fully vested and transferable to the full extent of the original grant; and (iv) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

(b)	Retirement. Upon a Participant’s retirement, as that term may be defined in the Award Agreement, and conditioned upon the Participant entering into non-compete, non-solicitation, non-disclosure, and non-disparagement agreements, (i) Options and Stock Appreciation Rights outstanding as of the date of termination and that are not vested shall continue to vest and, once vested, shall remain exercisable for the lesser of three (3) years from vesting date or their original terms; (ii) Options and Stock Appreciation Rights outstanding as of the date of termination and that are vested shall remain exercisable for the lesser of three (3) years from the date of termination or their original terms, (iii) Performance Awards shall continue to vest and shall be payable upon completion of the applicable Performance Period to the extent the associated performance goals are achieved; (iv) Restricted Stock, Other Stock-Based Awards, or any other Awards shall continue to vest, as applicable; and (v) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

(c)	Involuntary Termination Without Cause due to a Reduction in Force. Upon a Participant’s involuntary termination without cause due to a reduction in force, as that term may be defined in the Award Agreement, and conditioned upon the Participant entering into non-solicitation, non-disclosure, and non-disparagement agreements, (i) vested Options and Stock Appreciation Rights outstanding as of the date of termination shall remain exercisable for 90 days, and unvested Options and Stock Appreciation Rights shall be forfeited; (ii) Performance Awards shall be payable at the end of the applicable Performance Period, to the extent the associated performance goals are achieved, pro-rata based on the number of months of the Performance Period that have been completed as of the date of termination divided by the total number of months in the Performance Period; (iii) Restricted Stock, Other Stock-Based Awards or any other Awards subject to a cliff vesting or annual pro rata vesting provision shall vest pro-rata based on the number of months of the vesting period completed as of the date of termination divided by the total number of months in the vesting period, and unvested Restricted Stock, unvested Other Stock-Based Awards or any other unvested Awards shall be forfeited; and (iv) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

(d)	Termination for Cause. Upon a Participant’s termination for cause, as that term may be defined in the Award Agreement, (i) all Options and Stock Appreciation Rights outstanding as of the date of termination, whether vested or not vested, shall be immediately canceled, and (ii) any unvested awards of Restricted Stock, Performance Awards, Other Stock-Based Awards or other Awards shall be immediately forfeited.

(e)

Other Termination. Upon a Participant’s termination for any other reason, including voluntary resignation and involuntary termination without cause not due to a reduction in force, as those terms may be defined in the Award Agreement, (i) vested Options and Stock Appreciation Rights outstanding on the date of termination shall remain exercisable for 90 days, and unvested Options and Stock Appreciation Rights shall be forfeited, and (ii) unvested Restricted Stock, Performance Awards, Other Stock-Based Awards or other Awards shall be immediately forfeited.

12.5.	Deferral; Dividend Equivalents and Interest Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Any cash-based Award, including deferred Awards or accumulated cash Dividend Equivalents, may be credited with interest (“Interest Equivalents”) on the same basis as provided above.

13.	MISCELLANEOUS

13.1.	Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

13.2.	Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3.	Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4.	Cancellation of Award. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the

Company, while employed by the Company or any Affiliate or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, as determined by the Committee in its sole discretion.

13.5.	Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.6.	Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.7.	Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.8.	Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.9.	Construction. All references in the Plan to “Section or Sections” are intended to refer to the Section or Sections, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.10.	Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.11.	Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Virginia and construed accordingly.

13.12.	Effective Date of Plan; Termination of Plan. The Plan, as amended and restated herein, shall be effective on the date of the approval of the Plan by the holders of a majority of the shares entitled to vote at a duly constituted meeting of the shareholders of the Company. The Plan, as amended and restated herein, shall be null and void and of no effect if the foregoing condition is not fulfilled. Awards may be granted under the Plan, as amended and restated herein, at any time and from time to time on or prior to April 20, 2019. Awards outstanding on such date shall remain in effect until they have been exercised or terminated, or have expired.

13.13.	Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.14.	Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

0

14475

FBR CAPITAL MARKETS CORPORATION

1001 Nineteenth Street North

Arlington, VA 22209

Proxy

ANNUAL MEETING OF SHAREHOLDERS

JUNE 3, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FBR CAPITAL

MARKETS CORPORATION FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE

HELD ON JUNE 3, 2010 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints William J. Ginivan, Bradley J. Wright and Ann Marie Pulsch,

or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy,

substitute proxies) to vote all common stock of the undersigned in FBR Capital Markets

Corporation at the Annual Meeting of Shareholders to be held at the Hyatt Arlington, 1325 Wilson

Boulevard, Arlington, Virginia, on Thursday, June 3, 2010, at 9:00 a.m., and at any adjournment or postponement thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that may properly come before the meeting or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

FBR CAPITAL MARKETS CORPORATION

June 3, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, Proxy Statement and Annual Report to Shareholders

are available at www.fbrcapitalmarkets.com under “Investor Relations.”

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. To elect eight directors of the Company.

O Eric F. Billings

O Richard J. Hendrix

O Thomas J. Hynes, Jr.

O Adam J. Klein

O Richard A. Kraemer

O Ralph S. Michael, III

O Thomas S. Murphy, Jr.

O Arthur J. Reimers

2. To approve amendments to the 2006 Long-Term Incentive Plan.

3. To approve an Employee Stock Option Exchange Program.

4. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm

for 2010.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted “FOR” the proposals set forth above. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

The signer hereby revokes all previous proxies given by the signer to vote at the annual meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,

USING THE ENCLOSED ENVELOPE.

FOR AGAINST ABSTAIN

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

NOMINEES:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

--------------- Please detach along perforated line and mail in the envelope provided. ----------------

20833300000000000000 5 060310

0

--------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. ----------------

14475

FBR CAPITAL MARKETS CORPORATION

1001 Nineteenth Street North

Arlington, VA 22209

Proxy

ANNUAL MEETING OF SHAREHOLDERS

JUNE 3, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FBR CAPITAL

MARKETS CORPORATION FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE

HELD ON JUNE 3, 2010 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints William J. Ginivan, Bradley J. Wright and Ann Marie Pulsch,

or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy,

substitute proxies) to vote all common stock of the undersigned in FBR Capital Markets

Corporation at the Annual Meeting of Shareholders to be held at the Hyatt Arlington, 1325 Wilson

Boulevard, Arlington, Virginia, on Thursday, June 3, 2010, at 9:00 a.m., and at any adjournment or postponement thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that may properly come before the meeting or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

FBR CAPITAL MARKETS CORPORATION

June 3, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

20833300000000000000 5 060310

1. To elect eight directors of the Company.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

ANNUAL MEETING OF SHAREHOLDERS OF

FBR CAPITAL MARKETS CORPORATION

June 3, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, Proxy Statement and Annual Report to Shareholders

are available at www.fbrcapitalmarkets.com under “Investor Relations.”

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. To elect eight directors of the Company.

O Eric F. Billings

O Richard J. Hendrix

O Thomas J. Hynes, Jr.

O Adam J. Klein

O Richard A. Kraemer

O Ralph S. Michael, III

O Thomas S. Murphy, Jr.

O Arthur J. Reimers

2. To approve amendments to the 2006 Long-Term Incentive Plan.

3. To approve an Employee Stock Option Exchange Program.

4. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm

for 2010.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted “FOR” the proposals set forth above. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

The signer hereby revokes all previous proxies given by the signer to vote at the annual meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,

USING THE ENCLOSED ENVELOPE.

FOR AGAINST ABSTAIN

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

NOMINEES:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

--------------- Please detach along perforated line and mail in the envelope provided. ----------------

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